Exhibit No. 6.1
TRUST INDENTURE
between
BORALEX INC.
and
COMPUTERSHARE TRUST COMPANY OF CANADA
Providing for the Issue of 6.25% Convertible Unsecured Subordinated Debentures
Dated as of •, 2010
Fraser Milner Casgrain llp

TABLE OF CONTENTS

ARTICLE 1 INTERPRETATION	1
1.1 Definitions	1
1.2 Meaning of “Outstanding”	8
1.3 Interpretation	9
1.4 Headings	9
1.5 Day Not a Business Day	9
1.6 Applicable Law	9
1.7 Conflict	10
1.8 Currency	10
1.9 Severability	10
1.10 Successors and Assigns	10
1.11 Benefits of Indenture	10
1.12 References to Acts of the Corporation	10
1.13 Trust Provision	10
1.14 Language	11
1.15 Schedules	11

ARTICLE 2 THE DEBENTURES	11
2.1 Limit of Debentures	11
2.2 Terms of Debentures of any Series	11
2.3 Form of Debentures	13
2.4 Form and Terms of Initial Debentures	13
2.5 Certification and Delivery of Additional Debentures	20
2.6 Issue of Global Debentures	21
2.7 Execution of Debentures	22
2.8 Certification	22
2.9 Interim Debentures or Certificates	22
2.10 Mutilation, Loss, Theft or Destruction	23
2.11 Concerning Interest	23
2.12 Debentures to Rank Pari Passu	24
2.13 Payments of Amounts Due on Maturity	24
2.14 [Reserved]	25
2.15 Payment of Interest	25
2.16 Withholding Tax	26

ARTICLE 3 REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP	26
3.1 Fully Registered Debentures	26
3.2 Global Debentures	27
3.3 Transferee Entitled to Registration	29
3.4 No Notice of Trusts	29
3.5 Registers Open for Inspection	30
3.6 Exchanges of Debentures	30
3.7 Closing of Registers	30
3.8 Charges for Registration, Transfer and Exchange	31

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3.9 Ownership of Debentures	31

ARTICLE 4 REDEMPTION AND PURCHASE OF DEBENTURES	32
4.1 Applicability of Article	32
4.2 Partial Redemption	33
4.3 Notice of Redemption	33
4.4 Debentures Due on Redemption Dates	34
4.5 Deposit of Redemption Monies or Shares	34
4.6 Right to Repay Redemption Price in Shares	35
4.7 Failure to Surrender Debentures Called for Redemption	37
4.8 Cancellation of Debentures Redeemed	38
4.9 Purchase of Debentures by the Corporation	38
4.10 Right to Repay Principal Amount in Shares	39

ARTICLE 5 SUBORDINATION OF DEBENTURES	42
5.1 Applicability of Article	42
5.2 Order of Payment	42
5.3 Subrogation to Rights of Holders of Senior Indebtedness	43
5.4 Obligation to Pay Not Impaired	43
5.5 No Payment if Senior Indebtedness in Default	43
5.6 Payment on Debentures Permitted	44
5.7 Confirmation of Subordination	44
5.8 Knowledge of Debenture Trustee	45
5.9 Debenture Trustee May Hold Senior Indebtedness	45
5.10 Rights of Holders of Senior Indebtedness Not Impaired	45
5.11 Altering the Senior Indebtedness	45
5.12 Additional Indebtedness	45
5.13 Right of Debentureholder to Convert Not Impaired	46

ARTICLE 6 CONVERSION OF DEBENTURES	46
6.1 Applicability of Article	46
6.2 Notice of Expiry of Conversion Privilege	46
6.3 Revival of Right to Convert	46
6.4 Manner of Exercise of Right to Convert	46
6.5 Adjustment of Conversion Price	48
6.6 No Requirement to Issue Fractional Shares	52
6.7 Corporation to Reserve Shares	53
6.8 Cancellation of Converted Debentures	53
6.9 Certificate as to Adjustment	53
6.10 Notice of Special Matters	53
6.11 Protection of Debenture Trustee	54

ARTICLE 7 COVENANTS OF THE CORPORATION	54
7.1 To Pay Principal, Premium (if any) and Interest	54
7.2 To Pay Debenture Trustee’s Remuneration	54
7.3 To Give Notice of Default	54
7.4 Preservation of Existence, etc.	55

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7.5 Keeping of Books	55
7.6 Annual Certificate of Compliance	55
7.7 No Dividend or Distributions on Shares if Event of Default	55
7.8 Performance of Covenants of Debenture Trustee	55
7.9 Reporting Issuer and Listing Status	55

ARTICLE 8 DEFAULT	56
8.1 Events of Default	56
8.2 Notice of Events of Default	57
8.3 Waiver of Default	58
8.4 Enforcement by the Debenture Trustee	58
8.5 No Suits by Debentureholders	60
8.6 Application of Monies by Debenture Trustee	60
8.7 Notice of Payment by Debenture Trustee	61
8.8 Debenture Trustee May Demand Production of Debentures	61
8.9 Remedies Cumulative	62
8.10 Judgment Against the Corporation	62
8.11 Immunity of Debenture Trustee and Others	62

ARTICLE 9 SATISFACTION AND DISCHARGE	62
9.1 Cancellation and Destruction	62
9.2 Non-Presentation of Debentures	62
9.3 Repayment of Unclaimed Monies or Shares	63
9.4 Discharge	63
9.5 Satisfaction	64
9.6 Continuance of Rights, Duties and Obligations	65

ARTICLE 10 SHARE INTEREST PAYMENT ELECTION	66
10.1 Share Interest Payment Election	66

ARTICLE 11 SUCCESSORS	69
11.1 Restrictions on Amalgamation, Merger and Sale of Certain Assets, etc.	69
11.2 Vesting of Powers in Successor	70

ARTICLE 12 COMPULSORY ACQUISITION	70
12.1 Definitions	70
12.2 Offer for Debentures	71
12.3 Offeror’s Notice to Dissenting Shareholders	71
12.4 Delivery of Debenture Certificates	72
12.5 Payment of Consideration to Debenture Trustee	72
12.6 Consideration to be held in Trust	72
12.7 Completion of Transfer of Debentures to Offeror	72
12.8 Communication of Offer to Corporation	73

ARTICLE 13 MEETINGS OF DEBENTUREHOLDERS	73
13.1 Right to Convene Meeting	73
13.2 Notice of Meetings	74

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13.3 Chairman	75
13.4 Quorum	75
13.5 Power to Adjourn	76
13.6 Show of Hands	76
13.7 Poll	76
13.8 Voting	76
13.9 Proxies	77
13.10 Persons Entitled to Attend Meetings	77
13.11 Powers Exercisable by Extraordinary Resolution	78
13.12 Meaning of “Extraordinary Resolution”	80
13.13 Powers Cumulative	81
13.14 Minutes	81
13.15 Instruments in Writing	81
13.16 Binding Effect of Resolutions	81
13.17 Evidence of Rights Of Debentureholders	81
13.18 Concerning Serial Meetings	82

ARTICLE 14 NOTICES	82
14.1 Notice to the Corporation	82
14.2 Notice to Debentureholders	82
14.3 Notice to Debenture Trustee	83
14.4 Mail Service Interruption	83

ARTICLE 15 CONCERNING THE DEBENTURE TRUSTEE	83
15.1 No Conflict of Interest	83
15.2 Replacement of Debenture Trustee	84
15.3 Duties of Debenture Trustee	85
15.4 Reliance Upon Declarations, Opinions, etc.	85
15.5 Evidence and Authority to Debenture Trustee, Opinions, etc.	85
15.6 Officer’s Certificates Evidence	86
15.7 Experts, Advisers and Agents	86
15.8 Debenture Trustee May Deal in Debentures	87
15.9 Investment of Monies Held by Debenture Trustee	87
15.10 Debenture Trustee Not Ordinarily Bound	87
15.11 Debenture Trustee Not Required to Give Security	88
15.12 Debenture Trustee Not Bound to Act on the Corporation’s Request	88
15.13 Conditions Precedent to Debenture Trustee’s Obligations to Act Hereunder	88
15.14 Authority to Carry on Business	88
15.15 Compensation and Indemnity	89
15.16 Anti-Money Laundering	89
15.17 Acceptance of Trust	90
15.18 Third Party Interests	90
15.19 Privacy	90

ARTICLE 16 SUPPLEMENTAL INDENTURES	91
16.1 Supplemental Indentures	91

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ARTICLE 17 EXECUTION AND FORMAL DATE	92
17.1 Execution	92
17.2 Formal Date	92

SCHEDULE “A” FORM OF INITIAL DEBENTURE	A-1

SCHEDULE “B” FORM OF REDEMPTION NOTICE	B-1

SCHEDULE “C” FORM OF MATURITY NOTICE	C-1

SCHEDULE “D” FORM OF NOTICE OF CONVERSION	D-1

TRUST INDENTURE
     THIS INDENTURE is made as of the •th day of •, 2010.
BETWEEN:
BORALEX INC., a corporation incorporated under the laws of Canada (hereinafter referred to as the “Corporation”)
- and -
COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company incorporated under the federal laws of Canada and authorized to carry on business in all provinces of Canada (hereinafter referred to as the “Debenture Trustee”)
     WHEREAS the Corporation deems it necessary to create and issue the Debentures to be created and issued in the manner herein provided;
     AND WHEREAS the Corporation, under the laws relating thereto, is duly authorized to create and issue the Debentures to be issued as herein provided;
     AND WHEREAS, when certified by the Debenture Trustee and issued as in this Indenture provided, all necessary steps in relation to the Corporation have been duly enacted, passed and/or confirmed and other proceedings taken and conditions complied with to make the creation and issue of the Debentures proposed to be issued hereunder legal, valid and binding on the Corporation in accordance with the laws relating to the Corporation;
     AND WHEREAS the foregoing recitals are made as representations and statements of fact by the Corporation and not by the Debenture Trustee
     NOW THEREFORE THIS AGREEMENT WITNESSES that for good and valuable consideration mutually given and received, the receipt and sufficiency of which is hereby acknowledged, it is hereby covenanted, agreed and declared as follows:
ARTICLE 1
INTERPRETATION
1.1 Definitions
In the recitals, in this Indenture (as defined below) and in the Debentures (as defined below), unless there is something in the subject matter or context inconsistent therewith or unless otherwise expressly provided, the following terms will have the following meanings set out below:
(a)	“90% Redemption Right” has the meaning attributed thereto in Subsection 2.4(j);

(b)	“90% Redemption Right Notice” has the meaning attributed thereto in Subsection 2.4(j);

(c)	“this Trust Indenture”, “this Indenture”, “hereto”, “herein”, “hereby”, “hereunder”, “hereof” and similar expressions refer to this Indenture and not to any particular Article, Section, subsection, clause, subdivision or other portion hereof and include any and every instrument supplemental or ancillary hereto;

(d)	“Acceptance Notice” has the meaning attributed thereto in Subsection 2.4(j);

(e)	“Additional Debentures” means Debentures of any one or more series, other than the first series of Debentures, being the Initial Debentures, issued under this Indenture;

(f)	“Applicable Securities Legislation” means applicable securities laws (including rules, regulations, policies, blanket orders, rulings and instruments enacted thereunder) in each of the Provinces of Canada;

(g)	“Base Shares” has the meaning attributed thereto in Subsection 2.4(k);

(h)	“Beneficial Holder” means any person who holds a beneficial interest in a Global Debenture as shown on the books of the Depositary or a Depositary Participant;

(i)	“Business Day” means any day other than a Saturday, a Sunday, a statutory holiday in the Province of Québec or any other day on which Canadian chartered banks are not open for business in Montréal, Québec;

(j)	“Cash Change of Control” means a Change of Control in which 10% or more of the consideration for voting securities of the Corporation in the transaction or transactions constituting a Change of Control consists of: (i) cash; (ii) equity securities that are not traded or intended to be traded immediately following such transactions on a stock exchange; or (iii) other property that is not traded or intended to be traded immediately following such transactions on a stock exchange;

(k)	“Cash Change of Control Conversion Period” has the meaning attributed thereto in Subsection 2.4(k);

(l)	“Cash Change of Control Conversion Price” has the meaning attributed thereto in Subsection 2.4(k);

(m)	“Change of Control” means the acquisition by any person, or group of persons acting jointly or in concert, of voting control or direction of more than 50% of the outstanding voting securities of the Corporation but excludes an acquisition, merger, reorganization, amalgamation, arrangement, combination or other similar transaction if the holders of voting securities of the Corporation immediately prior to such transaction hold securities representing at least 50% of the voting control or direction in the Corporation or the successor entity upon completion of the transaction;

(n)	“Change of Control Purchase Date” has the meaning attributed thereto in Subsection 2.4(j);

(o)	“Conversion Price” means the dollar amount for which each Share may be issued from time to time upon the conversion of Debentures or any series of Debentures which are by their terms convertible in accordance with the provisions of Article 6, as adjusted in accordance with the provisions of Article 6;

(p)	“Corporation” means Boralex Inc., a corporation incorporated under the laws of Canada;

(q)	“Corporation’s Auditors” or “Auditors of the Corporation” means an independent firm of chartered accountants duly appointed as auditors of the Corporation;

(r)	“Counsel” means a barrister or solicitor or a firm of barristers or solicitors retained or employed by the Debenture Trustee or retained or employed by the Corporation and acceptable to the Debenture Trustee, acting reasonably;

(s)	“Current Market Price” means the weighted average price per Share for 20 consecutive trading days ending on the fifth trading day before the date of determination on the Toronto Stock Exchange (if the Shares are not listed thereon, then on such stock exchange on which the Shares are listed as may be selected for such purpose by the Directors and approved by the Debenture Trustee; or if the Shares are not listed on any stock exchange, then on the over-the-counter market), the weighted average price must be determined by dividing the aggregate sale price of all Shares sold on the said exchange or market, as the case may be, during the said 20 consecutive trading days by the total number of Shares so sold;

(t)	“Date of Conversion” has the meaning attributed thereto in Subsection 6.4(b);

(u)	“Debenture Offer” has the meaning attributed thereto in Subsection 2.4(j);

(v)	“Debenture Trustee” means Computershare Trust Company of Canada or its successor or successors for the time being as trustee hereunder;

(w)	“Debentureholders” or “holders” means the Persons for the time being entered in the register for Debentures as registered holders of Debentures or any transferees of such Persons by endorsement or delivery;

(x)	“Debentures” means the debentures, notes or other evidences of indebtedness of the Corporation issued and certified hereunder, or deemed to be issued and certified hereunder, including, without limitation, the Initial Debentures, and for the time being outstanding, whether in definitive or interim form;

(y)	“Depositary” means, with respect to the Debentures of any series issuable or issued in the form of one or more Global Debentures, the person designated as depositary by the Corporation pursuant to Section 3.2 until a successor depositary has become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” will mean each person who is then a depositary hereunder, and if at any time there is more than one such person, “Depositary” as used with respect to the Debentures of any series means each depositary with respect to the Global Debentures of such series;

(z)	“Depositary Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time, a Depositary effects book-entry for a Global Debenture deposited with the Depositary;

(aa)	“Directors” means the directors of the Corporation for the time being and reference to action “by the Directors” means action by the directors of the Corporation;

(bb)	“Effective Date” has the meaning attributed thereto in Subsection 2.4(k);

(cc)	“Event of Default” has the meaning attributed thereto in Section 8.1;

(dd)	“Expiry Date” has the meaning attributed thereto in Subsection 2.4(j);

(ee)	“Expiry Time” has the meaning attributed thereto in Subsection 2.4(j);

(ff)	“Extraordinary Resolution” has the meaning attributed thereto in Section 13.12;

(gg)	“First Call Date” has the meaning attributed thereto in Subsection 2.4(d);

(hh)	“Freely Tradeable” means, in respect of shares of any class in the capital of any corporation or trust units of any class of any trust, shares or trust units, as the case may be, which can be traded by the holder thereof without any restriction under Applicable Securities Legislation, such as hold periods, except in the case of a distribution by a control person;

(ii)	“Fully Registered Debentures” means Debentures registered as to both principal and interest;

(jj)	“generally accepted accounting principles” means generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants;

(kk)	“Global Debenture” means a Debenture that is issued to and registered in the name of the Depositary, or its nominee, pursuant to Section 2.6 for purposes of being held by or on behalf of the Depositary as custodian for participants in the Depositary’s book-entry only registration system;

(ll)	“Government Obligations” means securities issued or guaranteed by the Government of Canada or any province thereof;

(mm)	“Initial Debentures” means the Debentures designated as “6.25% Convertible Unsecured Subordinated Debentures” and described in Section 2.4;

(nn)	“Interest Obligation” means the obligation of the Corporation to pay interest on the Debentures, as and when the same becomes due;

(oo)	“Interest Payment Date” means a date specified in a Debenture as the date on which interest on such Debenture becomes due and payable;

(pp)	“Make Whole Premium” has the meaning attributed thereto in Subsection 2.4(k);

(qq)	“Maturity Account” means an account or accounts required to be established by the Corporation (and which will be maintained by and subject to the control of the Debenture Trustee) for each series of Debentures pursuant to and in accordance with this Indenture;

(rr)	“Maturity Date” means the date specified for maturity of any Debentures;

(ss)	“Maturity Notice” has the meaning attributed thereto in Subsection 2.4(g);

(tt)	“Offer Price” has the meaning attributed thereto in Subsection 2.4(j);

(uu)	“Officer’s Certificate” means a certificate of the Corporation signed by any one of the Directors or any one authorized officer of the Corporation, on behalf of the Corporation, in such capacity, and not in his personal capacity;

(vv)	“Periodic Offering” means an offering of Debentures of a series from time to time, the specific terms of which Debentures, including, without limitation, the rate or rates of interest, if any, thereon, the stated maturity or maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Corporation upon the issuance of such Debentures from time to time.

(ww)	“Person” includes an individual, corporation, company, joint stock company, partnership, joint venture, association, trust, trustee, trust company, bank, pension fund, unincorporated organization or government or any agency or political subdivision thereof;

(xx)	“Redemption Date” has the meaning attributed thereto in Section 4.3;

(yy)	“Redemption Notice” has the meaning attributed thereto in Section 4.3;

(zz)	“Redemption Price” means, in respect of a Debenture, the amount, excluding interest, payable on the Redemption Date fixed for such Debenture, which amount may be payable by the issuance of Freely Tradeable Shares as provided for in Section 4.6;

(aaa)	“representing party” has the meaning attributed thereto in Section 15.18; (bbb) “Second Call Date” has the meaning attributed thereto in Subsection 2.4(d);

(ccc)	“Senior Indebtedness” means the principal, premium (if any), interest (if any) or any other amounts payable thereunder (if any) on:
(i)	all indebtedness (including any indebtedness to trade creditors), liabilities and obligations of the Corporation (other than the Initial Debentures), whether outstanding on the date of this Indenture or thereafter created, incurred, assumed or guaranteed in the normal course or in connection with the acquisition by the Corporation of any businesses, properties or other assets or for monies borrowed or raised by whatever means (including, without limitation, by means of commercial paper, bankers’ acceptances, letters of credit, debt instruments, revolving credit facilities, bank debt and financial leases, and any liability evidenced by bonds, debentures, notes or similar instruments) whether in the ordinary course or in connection with the acquisition of any businesses, properties or other assets or for monies borrowed or raised by whatever means (including, without limitation, by means of commercial paper, bankers’ acceptances, letters of credit, debt instruments, revolving credit facilities, bank debt and financial leases, and any liability evidenced by bonds, debentures, notes or similar instruments) by others including, without limitation, any Subsidiary of the Corporation for payment of which the Corporation is responsible or liable, whether absolutely or contingently; and

(ii)	renewals, extensions, restructurings, refinancings and refundings of any such indebtedness, liabilities or obligations;
unless in each case it is provided by the terms of the instrument creating or evidencing such indebtedness, liabilities or obligations that such indebtedness, liabilities or obligations are pari passu with or subordinate in right of payment to Debentures that by their terms are subordinated, which for greater certainty includes the Initial Debentures;

(ddd)	“Shares” means fully paid and non assessable Class A shares in the capital of the Corporation, as presently constituted on the date of execution and delivery of this Indenture; provided that in the event of a change or a subdivision, revision, reduction, combination or consolidation thereof, any reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance or liquidation, dissolution or winding-up, or such successive changes, subdivisions, redivisions, reductions, combinations or consolidations, reclassifications, capital reorganizations, consolidations, amalgamations, arrangements, mergers, sales or conveyances or liquidations, dissolutions or windings-up, then, subject to adjustments, if any, having been made in accordance with the provisions of Section 6.5, “Shares” will mean the shares or other securities or property resulting from such change, subdivision, redivision, reduction, combination or consolidation, reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance or liquidation, dissolution or winding-up;

(eee)	“Share Bid Request” means a request for bids to purchase Shares (to be issued by the Corporation on the Share Delivery Date) made by the Debenture Trustee in accordance with the Share Interest Payment Election Notice and that will make the acceptance of any bid conditional upon the acceptance of sufficient bids to result in aggregate proceeds from such issue and sale of Shares that, together with the cash payments by the Corporation in lieu of fractional Shares, if any, equal the applicable Interest Obligation;

(fff)	“Share Delivery Date” means a date, not more than 90 days and not less than one Business Day prior to the applicable Interest Payment Date, upon which Shares are issued by the Corporation and delivered to the Debenture Trustee for sale pursuant to Share Purchase Agreements;

(ggg)	“Share Interest Payment Election” means an election to satisfy an Interest Obligation on the applicable Interest Payment Date in the manner described in the Share Interest Payment Election Notice;

(hhh)	“Share Interest Payment Election Amount” means the sum of the amount of the aggregate proceeds resulting from the sale of Shares on the Share Delivery Date pursuant to acceptable bids obtained pursuant to the Share Bid Requests, together with any amount paid by the Corporation in respect of fractional Shares pursuant to Subsection 10.1(g), that is equal to the aggregate amount of the Interest Obligation in respect of which the Share Interest Payment Election Notice was delivered;

(iii)	“Share Interest Payment Election Notice” means a written notice made by the Corporation to the Debenture Trustee specifying, inter alia,:
(i)	the Interest Obligation to which the election relates;

(ii)	the Share Interest Payment Election Amount;

(iii)	the investment banks, brokers or dealers through which the Debenture Trustee must seek bids to purchase the Shares and the conditions of such bids, which may include the minimum number of Shares, minimum price per Share, timing for closing for bids and such other matters as the Corporation may specify; and

(iv)	that the Debenture Trustee must accept through the investment banks, brokers or dealers selected by the Corporation only those bids which comply with such notice;
(jjj)	“Share Proceeds Investment” has the meaning attributed thereto in Subsection 10.1(h);

(kkk)	“Share Purchase Agreement” means an agreement in customary form among the Corporation, the Debenture Trustee and the Persons making acceptable bids pursuant to a Share Bid Request, which complies with all applicable laws, including the Applicable Securities Legislation and the rules and regulations of any stock exchange on which the Debentures or Shares are then listed;

(lll)	“Share Redemption Right” has the meaning attributed thereto in Subsection 4.6(a);

(mmm)	“Share Repayment Right” has the meaning attributed thereto in Subsection 4.10(a);

(nnn)	“Subsidiary” has the meaning attributed thereto in the Securities Act (Québec);

(ooo)	“Tax Act” means the Income Tax Act (Canada) as amended;

(ppp)	“Time of Expiry” means the time of expiry of certain rights with respect to the conversion of Debentures under Article 6, which is to be set forth for each series of Debentures, which by their terms are to be convertible;

(qqq)	“trading day” means, with respect to the Toronto Stock Exchange or other market for securities, any day on which such exchange or market is open for trading or quotation;

(rrr)	“United States” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

(sss)	“Written Direction of the Corporation” means an instrument in writing signed by any one authorized Director or officer of the Corporation; and

(ttt)	“1933 Act” means the United States Securities Act of 1933, as amended.
1.2 Meaning of “Outstanding”
Every Debenture certified and delivered by the Debenture Trustee hereunder is deemed to be outstanding until it is cancelled, converted, redeemed or delivered to the Debenture Trustee for cancellation, conversion or redemption and monies and/or Shares, as the case may be, for the payment thereof will have been set aside under Article 9, provided that:

(a)	Debentures which have been partially redeemed, purchased or converted are deemed to be outstanding only to the extent of the unredeemed, unpurchased or unconverted part of the principal amount thereof; and

(b)	when a new Debenture has been issued in substitution for a Debenture which has been lost, stolen or destroyed, only one of such Debentures will be counted for the purpose of determining the aggregate principal amount of Debentures outstanding.
1.3 Interpretation
In this Indenture:
(a)	words importing the singular number or masculine gender include the plural number or the feminine or neuter genders and vice versa;

(b)	all references to Articles and Schedules refer, unless otherwise specified, to articles of and schedules to this Indenture;

(c)	all references to Sections or Subsections refer, unless otherwise specified, to sections, subsections or clauses of this Indenture; and

(d)	words and terms denoting inclusiveness (such as “include” or “includes” or “including”), whether or not so stated, are not limited by and do not imply limitation of their context or the words or phrases which precede or succeed them.
1.4 Headings
The division of this Indenture into Articles and Sections, the provision of a table of contents and the insertion of headings are for convenience of reference only and must not affect the construction or interpretation of this Indenture.
1.5 Day Not a Business Day
In the event that any day on or before which any action required to be taken hereunder is not a Business Day, then such action must be taken on or before the requisite time on the next succeeding day that is a Business Day.
1.6 Applicable Law
This Indenture and the Debentures will be governed by and construed in accordance with the laws of the Province of Québec and the federal laws of Canada applicable therein. For the purpose of all legal proceedings, this Indenture will be deemed to have been performed in the Province of Québec and the courts of the Province of Québec will have jurisdiction to entertain any action arising under this Agreement. The Corporation attorns to the jurisdiction of the courts of Province of Québec.

1.7 Conflict
In the event of a conflict or inconsistency between a provision in the body of this Indenture and in the Debentures issued hereunder, the provision in the body of this Indenture will prevail to the extent of the inconsistency.
1.8 Currency
All dollar amounts expressed in this Indenture and in the Debentures are in lawful money of Canada and all payments required to be made hereunder and thereunder will be made in Canadian dollars.
1.9 Severability
Each of the provisions in this Indenture is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction will not affect the validity or enforceability of any of the other provisions hereof.
1.10 Successors and Assigns
All covenants and agreements in this Indenture by the Corporation bind its successors and permitted assigns, whether expressed or not.
1.11 Benefits of Indenture
Nothing in this Indenture or in the Debentures, express or implied, gives to any Person, other than the parties hereto and their successors hereunder, any paying agent, the holders of Debentures, the Directors and (to the extent provided in Section 8.11) the holders of Shares, any benefit or any legal or equitable right, remedy or claim under this Indenture.
1.12 References to Acts of the Corporation
For greater certainty, where any reference is made in this Indenture, or in any other instrument executed pursuant hereto or contemplated hereby to which the Corporation is party, to an act to be performed by, an obligation or liability of, an asset or right of, or a covenant by, the Corporation, such reference will be construed and applied for all purposes as if it referred to an act to be performed by, an obligation or liability of, or a covenant by, the Directors or a party to whom the Directors have delegated the authority to perform such act.
1.13 Trust Provision
Notwithstanding the references herein or in any Debenture to this Indenture as a “Trust Indenture” or to Computershare Trust Company of Canada (or its successor hereunder, if any, or any additional trustee or co-trustee hereunder) as a “Debenture Trustee” or to it acting as Debenture Trustee, and notwithstanding anything set forth herein, no trust within the meaning of Chapter II of Title Six of Book Four of the Civil Code of Québec is intended to be or is created or constituted hereby. In addition, the provisions of Title Seven of Book Four of the Civil Code of Québec, to the extent in any way inconsistent with the provisions of this Indenture, are not intended to, and shall not apply to any administration by the Debenture Trustee hereunder.
1.14 Language
Each of the parties hereto hereby acknowledges that it has consented to and requested that this Indenture and all documents relating thereto, including, without limiting the generality of the foregoing, the form of Debenture attached hereto as Schedule “A”, be drawn up in the English language only.
Les parties aux présentes reconnaissent avoir accepté et demandé que le présent acte de fiducie et tous les documents s’y rapportant, y compris, sans restreindre la portée générale de ce qui précède, le formulaire de débenture joint aux présentes à titre d’Annexe “A”, soient rédigés en langue anglaise seulement.
1.15 Schedules
The following Schedules form part of this Indenture:
Schedule “A” — FORM OF INITIAL DEBENTURE
Schedule “B”- FORM OF REDEMPTION NOTICE
Schedule “C” — FORM OF MATURITY NOTICE
Schedule “D” — FORM OF NOTICE OF CONVERSION
ARTICLE 2
THE DEBENTURES
2.1 Limit of Debentures
The aggregate principal amount of Debentures authorized to be issued under this Indenture is unlimited, but Debentures may be issued only upon and subject to the conditions and limitations herein set forth.
2.2 Terms of Debentures of any Series
The Debentures may be issued in one or more series. There must be established herein, or in or pursuant to one or more indentures supplemental hereto, prior to the initial issuance of Debentures of any particular series:
(a)	the designation of the Debentures of the series (which need not include the term “Debentures”), which will distinguish the Debentures of the series from the Debentures of all other series;

(b)	any limit upon the aggregate principal amount of the Debentures of the series that may be certified and delivered under this Indenture (except for Debentures certified and delivered upon registration of, transfer of, amendment of, or in exchange for, or in lieu of, other Debentures of the series pursuant to Sections 2.9, 2.10, 3.2, 3.3 and 3.6);

(c)	the date or dates on which the principal of the Debentures of the series is payable;

(d)	the rate or rates at which the Debentures of the series will bear interest, if any, the date or dates from which such interest will accrue, on which such interest will be payable and on which a record, if any, must be taken for the determination of holders to whom such interest must be payable and/or the method or methods by which such rate or rates or date or dates will be determined;

(e)	the place or places where the principal of and any interest on Debentures of the series will be payable or where any Debentures of the series may be surrendered for registration of transfer or exchange;

(f)	the right, if any, of the Corporation to redeem Debentures of the series, in whole or in part, at its option and the period or periods within which, the price or prices at which and any terms and conditions upon which, Debentures of the series may be so redeemed, pursuant to any sinking fund or otherwise;

(g)	the obligation, if any, of the Corporation to redeem, purchase or repay Debentures of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a holder thereof and the price or prices at which, the period or periods within which, the date or dates on which, and any terms and conditions upon which, Debentures of the series will be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

(h)	if other than denominations of $100 and any integral multiple thereof, the denominations in which Debentures of the series will be issuable;

(i)	subject to the provisions of this Indenture, any trustees, Depositories, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the Debentures of the series;

(j)	any other events of default or covenants with respect to the Debentures of the series;

(k)	whether and under what circumstances the Debentures of the series will be convertible into or exchangeable for securities of any Person;

(l)	the form and terms of the Debentures of the series;

(m)	if applicable, that the Debentures of the series will be issuable in whole or in part as one or more Global Debentures and, in such case, the Depositary or

Depositaries for such Global Debentures in whose name the Global Debentures will be registered, and any circumstances other than or in addition to those set forth in Section 2.9 or 3.2 or those applicable with respect to any specific series of Debentures, as the case may be, in which any such Global Debenture may be exchanged for Fully Registered Debentures, or transferred to and registered in the name of a person other than the Depositary for such Global Debentures or a nominee thereof;

(n)	if other than Canadian currency, the currency in which the Debentures of the series are issuable; and

(o)	any other terms of the Debentures of the series (which terms will not be inconsistent with the provisions of this Indenture).
All Debentures of any one series must be substantially identical, except as may otherwise be established herein or in an Officer’s Certificate or in an indenture supplemental hereto. All Debentures of any one series need not be issued at the same time and may be issued from time to time, including pursuant to a Periodic Offering, consistent with the terms of this Indenture, if so provided herein, in an Officer’s Certificate or in an indenture supplemental hereto.
2.3 Form of Debentures
Except in respect of the Initial Debentures, the form of which is provided for herein, the Debentures of each series must be substantially in such form or forms (not inconsistent with this Indenture) as will be established herein or in an Officer’s Certificate detailing such establishment) or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto or with any rules or regulations of any securities exchange or securities regulatory authority or to conform to general usage, all as may be determined by the Directors or officers executing such Debentures, as conclusively evidenced by his or her execution of such Debentures.
2.4 Form and Terms of Initial Debentures
(a)	The first series of Debentures (the “Initial Debentures”) authorized for issuance is limited to an aggregate principal amount of $226,500,000 and must be designated as “6.25% Convertible Unsecured Subordinated Debentures”. However, additional Initial Debentures may be issued pursuant to this Indenture after the date hereof. The Debenture Trustee has been appointed as transfer agent and registrar of the Initial Debentures.

(b)	The Initial Debentures must be dated •, 2010 and will mature June 30, 2017 (the “Maturity Date”).

(c)	The Initial Debentures will bear interest from the date of issue at the rate of 6.25% per annum, payable in equal semi-annual payments in arrears on June 30 and December 31 of each year, the first such payment falling due on December 31, 2010 and the last such payment falling due on June 30, 2017, payable after as well as before maturity and after as well as before default, with interest on amounts in default at the same rate, compounded semi-annually. Notwithstanding the foregoing, the first interest payment will include accrued interest from and including •, 2010 to, but excluding, December 31, 2010 and will be $• per $100 principal amount of Initial Debentures.

(d)	The Initial Debentures are redeemable in accordance with the terms of Article 4, provided that the Initial Debentures will not be redeemable before •, 2013 [NTD: the date that is 3 years from the date of issue] (the “First Call Date”), except in the event of the satisfaction of certain conditions after a Change of Control has occurred as provided herein. On or after the First Call Date and before •, 2015 [NTD: the date that is 5 years from the date of issue] (the “Second Call Date”) the Initial Debentures may be redeemed at the option of the Corporation in whole or in part from time to time on notice as provided for in Section 4.3 at a Redemption Price equal to the principal amount of the Initial Debentures; provided that the Current Market Price on the date on which such notice of redemption is given is at least 125% of the Conversion Price and the Corporation must have provided to the Debenture Trustee an Officers’ Certificate confirming such Current Market Price. In addition thereto, at the time of redemption, the Corporation will pay to the holder accrued and unpaid interest. On or after the Second Call Date and prior to maturity, the Initial Debentures may be redeemed at the option of the Corporation in whole or in part from time to time on notice as provided for in Section 4.3, at a Redemption Price equal to the principal amount of the Initial Debentures, irrespective of the Current Market Price. In addition thereto, at the time of redemption, the Corporation must pay to the holder accrued and unpaid interest. The Redemption Notice for the Initial Debentures must be substantially in the form of Schedule “B”.

(e)	The Initial Debentures will be subordinated to the Senior Indebtedness of the Corporation in accordance with the provisions of Article 5.

(f)	Upon and subject to the provisions and conditions of Article 6, the holder of each Initial Debenture will have the right at such holder’s option, prior to the close of business on the earlier of the day upon which the Initial Debentures mature and the last Business Day immediately preceding the date specified by the Corporation for redemption of the Initial Debentures by notice to the holders of Initial Debentures in accordance with Subsections 2.4(d) and 4.3 (the earlier of which will be the “Time of Expiry” for the purposes of Article 6 in respect of the Initial Debentures), to convert any part, which is $100 or an integral multiple thereof, of the principal amount of such Debenture into Shares at the Conversion Price in effect on the Date of Conversion.

The Conversion Price in effect on the date hereof for each Share to be issued upon the conversion of Initial Debentures will be equal to $17.00 such that approximately 5.88235 Shares will be issued for each $100 principal amount of Initial Debentures so converted, subject to the terms of Section 6.6. The Conversion Price applicable to the Shares, securities or other property receivable on the conversion of the Initial Debentures is subject to adjustment pursuant to the provisions of Subsection 2.4(k) and Section 6.5. Debentureholders converting their Initial Debentures will receive accrued and unpaid interest from the last Interest Payment Date to, but not including, the Date of Conversion. If the Date of Conversion in respect of any Initial Debentures converted hereunder occurs on an Interest Payment Date, then the holders thereof will receive all interest which has accrued prior to that Interest Payment Date and which has not been paid.

(g)	On redemption or on maturity of the Initial Debentures, the Corporation may, at its option and subject to the provisions of Sections 4.6 and 4.10, as applicable and subject to regulatory approval, elect to satisfy its obligation to pay all or a portion of the aggregate principal amount of the Initial Debentures by issuing and delivering Freely Tradeable Shares to such holders of Initial Debentures. If the Corporation elects to exercise such option, it must provide details in the Redemption Notice or deliver a maturity notice (the “Maturity Notice”) to the holders of the Initial Debentures substantially in the form of Schedule “C”. Interest accrued and unpaid on the Initial Debentures on the date of the redemption will be paid in cash.

(h)	The Initial Debentures must be issued in denominations of $100 and integral multiples of $100. Each Initial Debenture and the certificate of the Debenture Trustee endorsed thereon must be issued in substantially the form set out in Schedule “A” with such insertions, omissions, substitutions or other variations as required or permitted by this Indenture, and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of the Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto or with any rules or regulations of any securities exchange or securities regulatory authority or to conform with general usage, all as may be determined by the Director or officer of the Corporation executing such Initial Debenture in accordance with Section 2.7, as conclusively evidenced by his or her execution of an Initial Debenture. Each Initial Debenture must also bear such distinguishing letters and numbers as the Debenture Trustee approves. Notwithstanding the foregoing, an Initial Debenture may be in such other form or forms as may, from time to time, be specified in an Officers’ Certificate. The Initial Debentures may be engraved, lithographed, printed, mimeographed or typewritten or partly in one form and partly in another.

The Initial Debentures must be issued as Global Debentures. The Depositary for the Initial Debentures will be CDS Clearing and Depositary Services Inc. The Global Debentures must be registered in the name of the CDS&Co. (or any nominee of the Depositary). No beneficial holder will receive definitive certificates representing their interest in Initial Debentures except as provided in

Section 3.2. A Global Debenture may be exchanged for Debentures in registered form that are not Global Debentures, or transferred to and registered in the name of a person other than the Depositary for such Global Debentures or a nominee thereof as provided in Section 3.2.

(i)	Upon and subject to the provisions and conditions of Article 10, the Corporation may elect, from time to time, to satisfy all or any part of its Interest Obligation on the Initial Debentures on any Interest Payment Date by delivering Freely Tradeable Shares to the Debenture Trustee.

(j)	Within 30 days following the occurrence of a Change of Control, the Corporation will be obligated to offer to purchase all Initial Debentures then outstanding. The terms and conditions of such obligation are set forth below:
(i)	Within 30 days following the occurrence of a Change of Control, the Corporation must deliver to the Debenture Trustee a notice in writing stating that there has been a Change of Control and specifying the date on which such Change of Control occurred and the circumstances or events giving rise to such Change of Control together with an offer in writing (the “Debenture Offer”) to purchase all of the Initial Debentures then outstanding from the holders thereof at a price per Initial Debenture equal to 100% of the principal amount thereof together with accrued and unpaid interest thereon up to but excluding the Change of Control Purchase Date (as defined below) (the “Offer Price”). The Debenture Trustee will promptly thereafter deliver, by prepaid courier or mail, the Debenture Offer to the holders of all Initial Debentures then outstanding, at their addresses appearing in the registers of holders of Initial Debentures maintained by the Debenture Trustee.

(ii)	The Debenture Offer must specify the date (the “Expiry Date”) and time (the “Expiry Time”) on which the Debenture Offer expires which date and time will not, unless otherwise required by Applicable Securities Legislation, be earlier than the close of business on the 35th day and not later than the close of business on the 60th day following the date on which such Debenture Offer is delivered or mailed by or on behalf of the Debenture Trustee as provided above.

(iii)	The Debenture Offer must specify that the Debenture Offer may be accepted by the holders of Initial Debentures by tendering the Initial Debentures so held by them to the Debenture Trustee at its principal offices in Montréal, Québec at or before the Expiry Time together with an acceptance notice (the “Acceptance Notice”) in form and substance acceptable to the Debenture Trustee.

(iv)	The Debenture Offer must state that holders of Initial Debentures may accept the Debenture Offer in respect of all or a portion (in a minimum amount of $100 principal amount and multiples thereof) of their Initial Debentures.

(v)	The Debenture Offer must specify a date (the “Change of Control Purchase Date”) no later than the third Business Day following the Expiry Date on which the Corporation will take up and pay for all Initial Debentures duly tendered in acceptance of the Debenture Offer.

(vi)	The Corporation must, on or before 11:00 a.m. (Montréal time), on the Business Day immediately prior to the Change of Control Purchase Date pay to the Debenture Trustee by wire transfer or such other means as may be acceptable to the Debenture Trustee, an amount of money sufficient to pay the aggregate Offer Price in respect of all Initial Debentures duly tendered to the Debenture Offer (less any tax required by law to be deducted in respect of accrued and unpaid interest). The Debenture Trustee, on behalf of the Corporation, will pay the Offer Price to the holders of Initial Debentures in the respective amounts to which they are entitled in accordance with the Debenture Offer as aforesaid.

(vii)	If holders of 90% or more of the aggregate principal amount of Initial Debentures outstanding on the date the Corporation delivers the Debenture Offer to the Debenture Trustee accept the Debenture Offer, the Corporation will have the right (the “90% Redemption Right”), upon written notice (the “90% Redemption Right Notice”) provided to the Debenture Trustee within 10 days following the Expiry Date, to elect to redeem all the Initial Debentures remaining outstanding at the Offer Price and on the other terms and conditions provided herein. Upon receipt of such notice by the Debenture Trustee, the Debenture Trustee must promptly provide written notice to each holder of outstanding Initial Debentures (other than those that have accepted the Debenture Offer) that:
(1)	The Corporation has exercised the 90% Redemption Right and is purchasing all outstanding Initial Debentures effective as at the Change of Control Purchase Date at the Offer Price;

(2)	such holder must surrender its Initial Debentures to the Debenture Trustee within 30 days after the sending of such notice; and

(3)	the rights of such holder under the terms of the Initial Debentures and this Indenture will cease to be effective as of the Change of Control Purchase Date provided the Corporation has, on or before the date on which the Corporation delivers the 90% Redemption Notice to the Debenture Trustee, paid the aggregate Offer Price to, or to the order of, the Debenture Trustee and thereafter such holder’s Initial Debentures will not be considered to be outstanding and such holder will not have any rights hereunder except to receive such Offer Price to which such holder is entitled upon surrender and delivery of such holder’s Initial Debentures in accordance with the Indenture.
(viii)	The Corporation must, on or before 11:00 a.m. (Montréal time), on the Business Day immediately prior to date the Corporation delivers the 90% Redemption Right Notice, pay to the Debenture Trustee by wire transfer or such other means as may be acceptable to the Debenture Trustee, an amount of money sufficient to pay the aggregate Offer Price in respect of all Initial Debentures to be redeemed pursuant to the 90% Redemption Right (less any tax required by law to be deducted in respect of accrued and unpaid interest). The Debenture Trustee, on behalf of the Corporation, will pay the Offer Price to the holders of Initial Debentures in the respective amounts to which they are entitled in accordance with the exercise of the 90% Redemption Right as aforesaid upon surrender and delivery of such holders’ Initial Debentures.

(ix)	The Initial Debentures in respect of which the Corporation has made payment to the Debenture Trustee in accordance with the terms of this Subsection 2.4(j) (or the portion thereof tendered in acceptance of the Debenture Offer) will thereafter no longer be considered to be outstanding under this Indenture. The Corporation will also deposit with the Debenture Trustee a sum of money sufficient to pay any charges or expenses which may be incurred by the Debenture Trustee in connection with the Debenture Offer and the exercise of the 90% Redemption Right if applicable. All Initial Debentures in respect of which payment of the Offer Price has been so made will be cancelled by the Debenture Trustee.

(x)	In the event a portion of the principal amount only of an Initial Debenture is tendered by a holder thereof in acceptance of the Debenture Offer, the Corporation will execute and deliver to the Debenture Trustee and the Debenture Trustee will certify and deliver to the holder, without charge to such holder, a certificate representing the principal amount of the Initial Debenture not so tendered in acceptance of the Debenture Offer.
(k)	The following provisions will apply in respect of the occurrence of a Cash Change of Control:
(i)	In the event of the occurrence of a Cash Change of Control, for purposes of the conversion of Initial Debentures pursuant to this Indenture, the Conversion Price in effect during the period (the “Cash Change of Control Conversion Period”) beginning on the 10th day prior to the anticipated effective date of the Change of Control (the

“Effective Date”) and ending at the close of business on the 30th day after the date on which the Debenture Offer in respect of the Cash Change of Control is delivered or mailed to holders of Initial Debentures in accordance with Subsection 2.4(j) (the “Cash Change of Control Conversion Price”) will be calculated in accordance with the following formula:

CCOCCP = ECP/(1+(CP x (c/t))) where:

CCOCCP is the Cash Change of Control Conversion Price;

ECP = the Conversion Price in effect on the Effective Date;

CP = 70%;

c = the number of days from and including the Effective Date to but excluding the Second Call Date; and

t = the number of days from and including the date hereof to but excluding the Second Call Date.

(ii)	Notwithstanding the foregoing, if the Date of Conversion of any Initial Debentures occurs during the period beginning on the 10th day prior to the Effective Date and ending at the close of business on the Effective Date, the holders of such Initial Debentures will, on conversion of their Initial Debentures, only be entitled to that number of Common Shares resulting from the Cash Change of Control Conversion Price in excess of the number of Common Shares to which they would otherwise have been entitled to (the “Base Shares”) at the Conversion Price that would then have been in effect but for the Cash Change of Control (such excess number of Common Shares being the “Make Whole Premium Shares”) on the Business Day immediately following the Effective Date and, for greater certainty, only if the Change of Control occurs. The Base Shares will be issued in accordance with the terms of this Indenture applicable to a conversion of Initial Debentures otherwise than during the Cash Change of Control Conversion Period, including without limitation at the then applicable Conversion Price.

(iii)	The Make Whole Premium Shares will be deemed to have been issued upon conversion of Initial Debentures on the Business Day immediately following the Effective Date. Section 6.5 will apply to such conversion and, for greater certainty, the former holders of Initial Debentures in respect of which the Make Whole Premium Shares are issuable will be entitled to receive and will accept, in lieu of the Make Whole Premium Shares, the number of shares or other securities or property of the Corporation or of the Person or other entity resulting from the transaction that constitutes the Cash Change of Control that such holders would have been entitled to receive if such holders had been the registered holders of the applicable number of Make Whole Premium Shares on the Effective Date.

(iv)	Except as otherwise provided in this Subsection 2.4(k), all other provisions of this Indenture applicable to a conversion of Initial Debentures will apply to a conversion of Initial Debentures during the Cash Change of Control Conversion Period.
(l)	The Debenture Trustee will be provided with the documents and instruments referred to in Subsections 2.5(b), 2.5(c) and 2.5(d), with respect to the Initial Debentures prior to the issuance of the Initial Debentures.
2.5 Certification and Delivery of Additional Debentures
The Corporation may from time to time request the Debenture Trustee to certify and deliver Additional Debentures of any series by delivering to the Debenture Trustee the documents referred to below in this Section 2.5 whereupon the Debenture Trustee must certify such Debentures and cause the same to be delivered in accordance with the Written Direction of the Corporation referred to below or pursuant to such procedures acceptable to the Debenture Trustee as may be specified from time to time by a Written Direction of the Corporation. The maturity date, issue date, interest rate (if any) and any other terms of the Debentures of such series must be set forth in or determined by or pursuant to such Written Direction of the Corporation and procedures. In certifying such Debentures, the Debenture Trustee is entitled to receive and is fully protected in relying upon, unless and until such documents have been superseded or revoked:
(a)	an Officer’s Certificate and/or executed supplemental indenture by or pursuant to which the form and terms of such Additional Debentures were established;

(b)	a Written Direction of the Corporation requesting certification and delivery of such Additional Debentures and setting forth delivery instructions; provided that, with respect to Debentures of a series subject to a Periodic Offering:
(i)	such Written Direction of the Corporation may be delivered by the Corporation to the Debenture Trustee prior to the delivery to the Debenture Trustee of such Additional Debentures of such series for certification and delivery;

(ii)	the Debenture Trustee must certify and deliver Additional Debentures of such series for original issue from time to time, in an aggregate principal amount not exceeding the aggregate principal amount, if any, established for such series, pursuant to a Written Direction of the Corporation or pursuant to procedures acceptable to the Debenture Trustee as may be specified from time to time by a Written Direction of the Corporation;

(iii)	the maturity date or dates, issue date or dates, interest rate or rates (if any) and any other terms of Additional Debentures of such series will be determined by an executed supplemental indenture or by Written Direction of the Corporation or pursuant to such procedures; and

(iv)	if provided for in such procedures, such Written Direction of the Corporation may authorize certification and delivery pursuant to oral or electronic instructions from the Corporation which oral or electronic instructions will be promptly confirmed in writing;
(c)	an opinion of Counsel, in form and substance satisfactory to the Debenture Trustee, acting reasonably, to the effect that all requirements imposed by the Indenture or by law in connection with the proposed issue of Additional Debentures have been complied with, subject to the delivery of certain documents or instruments specified in such opinion; and

(d)	an Officer’s Certificate certifying that the Corporation is not in default under this Indenture, that the terms and conditions for the certification and delivery of Additional Debentures (including those set forth in Section 15.5), have been complied with subject to the delivery of any documents or instruments specified in such Officer’s Certificate and that no Event of Default exists or will exist upon such certification and delivery.
2.6 Issue of Global Debentures
(a)	The Corporation may specify that the Debentures of a series are to be issued in whole or in part as one or more Global Debentures registered in the name of a Depositary, or its nominee, designated by the Corporation in the Written Direction of the Corporation delivered to the Debenture Trustee at the time of issue of such Debentures, and in such event the Corporation must execute and the Debenture Trustee must certify and deliver one or more Global Debentures that will:
(i)	represent an aggregate amount equal to the principal amount of the outstanding Debentures of such series to be represented by one or more Global Debentures;

(ii)	be delivered by the Debenture Trustee to such Depositary or pursuant to such Depositary’s instructions; and

(iii)	bear a legend substantially to the following effect:
“This Debenture is a Global Debenture within the meaning of the Indenture herein referred to and is registered in the name of a Depositary or a nominee thereof. This Debenture may not be transferred to or exchanged for Debentures registered in the name of any person other than the Depositary or a nominee thereof and no such transfer may be registered except in the limited circumstances described in the Indenture. Every Debenture authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, this

Debenture must be a Global Debenture subject to the foregoing, except in such limited circumstances described in the Indenture.”

(b)	Each Depositary designated for a Global Debenture must, at the time of its designation and at all times while it serves as such Depositary, be a clearing agency registered or designated under the securities legislation of the jurisdiction where the Depositary has its principal offices.
2.7 Execution of Debentures
All Debentures must be signed (either manually or by facsimile signature) by any one Director or any one authorized officer of the Corporation, on behalf of the Corporation, holding office at the time of signing. A facsimile signature upon a Debenture is for all purposes of this Indenture deemed to be the signature of the person whose signature it purports to be. Notwithstanding that any person whose signature, either manual or in facsimile, appears on a Debenture as Director or an authorized officer of the Corporation, on behalf of the Corporation, may no longer hold such office at the date of the Debenture or at the date of the certification and delivery thereof, such Debenture will be valid and binding upon the Corporation and entitled to the benefits of this Indenture.
2.8 Certification
No Debenture will be issued or, if issued, will be obligatory or will entitle the holder to the benefits of this Indenture, until it has been manually certified by or on behalf of the Debenture Trustee substantially in the form set out in this Indenture, in the relevant supplemental indenture, or in some other form approved by the Debenture Trustee. Such certification on any Debenture is conclusive evidence that such Debenture is duly issued, is a valid obligation of the Corporation and the holder is entitled to the benefits hereof.
The certificate of the Debenture Trustee signed on the Debentures, or interim Debentures hereinafter mentioned, must not be construed as a representation or warranty by the Debenture Trustee as to the validity of this Indenture or of the Debentures or interim Debentures or as to the issuance of the Debentures or interim Debentures and the Debenture Trustee will in no respect be liable or answerable for the use made of the Debentures or interim Debentures or any of them or the proceeds thereof. The certificate of the Debenture Trustee signed on the Debentures or interim Debentures will, however, be a representation and warranty by the Debenture Trustee that the Debentures or interim Debentures have been duly certified by or on behalf of the Debenture Trustee pursuant to the provisions of this Indenture.
2.9 Interim Debentures or Certificates
Pending the delivery of definitive Debentures of any series to the Debenture Trustee, the Corporation may issue and the Debenture Trustee may certify in lieu thereof interim Debentures in such forms and in such denominations and signed in such manner as provided herein, entitling the holders thereof to definitive Debentures of the series when the same are ready for delivery; or the Corporation may execute and the Debenture Trustee may certify a temporary Debenture for the whole principal amount of Debentures of the series then authorized to be issued hereunder and deliver the same to the Debenture Trustee and thereupon the Debenture Trustee may issue its own interim certificates in such form and in such amounts, not exceeding in the aggregate the principal amount of the temporary Debenture so delivered to it, as the Corporation, and the Debenture Trustee may approve entitling the holders thereof to definitive Debentures of the series when the same are ready for delivery; and, when so issued and certified, such interim or temporary Debentures or interim certificates will, for all purposes but without duplication, rank in respect of this Indenture equally with Debentures duly issued hereunder and, pending the exchange thereof for definitive Debentures, the holders of the interim or temporary Debentures or interim certificates will be deemed without duplication to be Debentureholders and entitled to the benefit of this Indenture to the same extent and in the same manner as though the said exchange had actually been made. Forthwith after the Corporation has delivered the definitive Debentures to the Debenture Trustee, the Debenture Trustee must cancel such temporary Debentures, if any, and must call in for exchange all interim Debentures or certificates that were issued and forthwith after such exchange must cancel the same. No charge will be made by the Corporation or the Debenture Trustee to the holders of such interim or temporary Debentures or interim certificates for the exchange thereof. All interest paid upon interim or temporary Debentures or interim certificates will be noted thereon as a condition precedent to such payment unless paid by cheque to the registered holders thereof.
2.10 Mutilation, Loss, Theft or Destruction
In case any of the Debentures issued hereunder become mutilated, lost, stolen or destroyed, the Corporation, in its discretion, may issue, and thereupon the Debenture Trustee must certify and deliver, a new Debenture upon surrender and cancellation of the mutilated Debenture, or in the case of a lost, stolen or destroyed Debenture, in lieu of and in substitution for the same, and the substituted Debenture must be in a form approved by the Debenture Trustee and must be entitled to the benefits of this Indenture and rank equally in accordance with its terms with all other Debentures issued or to be issued hereunder. In case of loss, theft or destruction the applicant for a substituted Debenture must furnish to the Corporation and to the Debenture Trustee such evidence of the loss, theft or destruction of the Debenture as is satisfactory to them in their discretion and must also furnish a surety bond and an indemnity satisfactory to them in their discretion. The applicant must pay all reasonable expenses incidental to the issuance of any substituted Debenture.
2.11 Concerning Interest
(a)	All Debentures issued hereunder, whether originally or upon exchange or in substitution for previously issued Debentures which are interest bearing, will, subject to Subsection 2.4(c) with respect to the calculation of interest in respect of the initial interest payment on the Initial Debentures, bear interest (i) from and including their issue date, or (ii) from and including the last Interest Payment Date to which interest has been paid or made available for payment on the outstanding Debentures of that series, whichever is later, or, in respect of Debentures subject to a Periodic Offering, from and including their issue date or from and including the last Interest Payment Date to which interest has been paid or made available for payment on such Debentures, in all cases, to but excluding the next Interest Payment Date.

(b)	Unless otherwise specifically provided in the terms of the Debentures of any series, interest for any period of less than six months must be computed on the basis of a year of 365 days. Subject to Subsection 2.4(c) in respect of the method for calculating the amount of interest to be paid on the Initial Debentures on the first Interest Payment Date in respect thereof, with respect to any series of Debentures, whenever interest is computed on a basis of a year (the “deemed year”) which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest will be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.
2.12 Debentures to Rank Pari Passu
The Debentures will be direct unsecured obligations of the Corporation. Each Debenture of the same series of Debentures will rank pari passu with each other Debenture of the same series (regardless of their actual date or terms of issue) and, subject to statutory preferred exceptions, with all other present and future subordinated and unsecured indebtedness of the Corporation except for sinking fund provisions (if any) applicable to different series of Debentures or other similar types of obligations of the Corporation.
2.13 Payments of Amounts Due on Maturity
Except as may otherwise be provided herein or in any supplemental indenture in respect of any series of Debentures and subject to Section 4.10, payments of amounts due upon maturity of the Debentures will be made in the following manner. The Corporation will establish and maintain with the Debenture Trustee a Maturity Account for each series of Debentures. Each such Maturity Account must be maintained by and be subject to the control of the Debenture Trustee for the purposes of this Indenture. On or before 11:00 a.m., (Montréal time) on the Business Day immediately prior to each Maturity Date for Debentures outstanding from time to time under this Indenture, the Corporation will deliver by wire transfer to the Debenture Trustee for deposit in the applicable Maturity Account in an amount sufficient to pay the cash amount payable in respect of such Debentures (including the principal amount together with any accrued and unpaid interest thereon less any tax required by law to be deducted), provided the Corporation may elect to satisfy this requirement by providing the Debenture Trustee with a certified cheque for such amounts required under this Section 2.13. The Debenture Trustee, on behalf of the Corporation, will pay to each holder entitled to receive payment the principal amount of and premium (if any) and accrued and unpaid interest on the Debenture, upon surrender of the Debenture at any branch of the Debenture Trustee designated for such purpose from time to time by the Corporation and the Debenture Trustee. The delivery of such funds to the Debenture Trustee for deposit to the applicable Maturity Account will satisfy and discharge the liability of the Corporation for the Debentures to which the delivery of funds relates to the extent of the amount delivered (plus the amount of any tax deducted as aforesaid) and such Debentures will thereafter to that extent not be considered as outstanding under this Indenture and such holder will have no other right in regard thereto other than to receive out of the money so delivered or made available the amount to which it is entitled.

2.14 [Reserved]
2.15 Payment of Interest
The following provisions apply to Debentures, except as otherwise provided in Subsection 2.4(c) with respect to the Initial Debentures or specified in an Officer’s Certificate or a supplemental indenture relating to a particular series of Additional Debentures:
(a)	As interest becomes due on each Debenture (except at maturity, on conversion or on redemption, when interest may at the option of the Corporation be paid upon surrender of such Debenture) the Corporation, either directly or through the Debenture Trustee or any agent of the Debenture Trustee, will send or forward by prepaid ordinary mail, electronic transfer of funds or such other means as may be agreed to by the Debenture Trustee, payment of such interest (less any tax required to be withheld therefrom) to the order of the registered holder of such Debenture appearing on the registers maintained by the Debenture Trustee at the close of business on the fifth Business Day prior to the applicable Interest Payment Date and addressed to the holder at the holder’s last address appearing on the register, unless such holder otherwise directs. If payment is made by cheque, such cheque will be forwarded at least three Business Days prior to each date on which interest becomes due and if payment is made by other means (such as electronic transfer of funds, provided the Debenture Trustee must receive confirmation of receipt of funds prior to being able to wire funds to holders), such payment will be made in a manner whereby the holder receives credit for such payment on the date such interest on such Debenture becomes due. The mailing of such cheque or the making of such payment by other means will, to the extent of the sum represented thereby, plus the amount of any tax withheld as aforesaid, satisfy and discharge all liability for interest on such Debenture, unless in the case of payment by cheque, such cheque is not paid at par on presentation. In the event of non-receipt of any cheque for or other payment of interest by the person to whom it is so sent as aforesaid, the Corporation or the Debenture Trustee will issue to such person a replacement cheque or other payment for a like amount upon being furnished with such evidence of non-receipt as it reasonably requires and upon being indemnified to its satisfaction. Notwithstanding the foregoing, if the Corporation is prevented by circumstances beyond its control (including, without limitation, any interruption in mail service) from making payment of any interest due on each Debenture in the manner provided above, the Corporation may make payment of such interest or make such interest available for payment in any other manner acceptable to the Debenture Trustee with the same effect as though payment had been made in the manner provided above.

(b)	Notwithstanding Subsection 2.15(a), if a series of Debentures is represented, in whole or in part, by a Global Debenture, then all payments of interest on the Global Debenture must be made by electronic funds transfer or cheque made payable to the Depositary or its nominee for subsequent payment to Beneficial Holders of interests in that Global Debenture, unless the Corporation and the Depositary otherwise agree. The Corporation will pay such funds to the Debenture Trustee on or before 11:00 a.m. (Montréal time) on the Business day immediately prior to the Interest Payment Date. None of the Corporation, the Debenture Trustee or any agent of the Debenture Trustee for any Debenture issued as a Global Debenture will be liable or responsible to any person for any aspect of the records related to or payments made on account of beneficial interests in any Global Debenture or for maintaining, reviewing, or supervising any records relating to such beneficial interests.
2.16 Withholding Tax
The Corporation is entitled to deduct and withhold an amount in respect of any applicable taxes or similar charges (including interest, penalties or similar amounts in respect thereof) imposed or levied by or on behalf of the Canadian government or of any Province or territory thereof or any authority or agency therein or thereof having power to tax, including pursuant to the Tax Act, from any payment to be made on or in connection with the Debentures and, provided that the Corporation forthwith remits such withheld amount to such government, authority or agency and files all required forms in respect thereof and, at the same time, provides copies of such remittance and filing to the Debenture Trustee and the relevant Debentureholder, the amount of any such deduction or withholding will be considered an amount paid in satisfaction of the Corporation’s obligations under the Debentures and there is no obligation on the Corporation to gross-up amounts paid to a holder in respect of such deductions or withholdings.
The Corporation must provide the Debenture Trustee and the relevant Debentureholder with copies of receipts or other communications relating to the remittance of such withheld amount or the filing of such forms received from such government, authority or agency promptly after receipt thereof.
The Debenture Trustee must have no obligation to verify any payments under the Tax Act or any provision of provincial, state, local or foreign tax law. The Debenture Trustee must at all times be indemnified and held harmless by the Corporation from and against any personal liabilities of the Debenture Trustee incurred in connection with the failure of the Corporation or its agents, to report, remit or withhold taxes as required by the Tax Act or otherwise failing to comply with the Tax Act. This indemnification must survive the resignation or removal of the Debenture Trustee and the termination of this Indenture solely to the extent that such liabilities have been incurred in connection with taxation years occurring during the term of this Indenture.
ARTICLE 3
REGISTRATION, TRANSFER, EXCHANGE
AND OWNERSHIP
3.1 Fully Registered Debentures
(a)	With respect to each series of Debentures issuable, in whole or in part, as Fully Registered Debentures, the Corporation must cause to be kept by and at the principal office of the Debenture Trustee in Montréal, Québec and by the Debenture Trustee or such other registrar as the Corporation, with the approval of the Debenture Trustee, may appoint at such other place or places, if any, as may be specified in the Debentures of such series or as the Corporation may designate with the approval of the Debenture Trustee, a register in which will be entered the names and addresses of the holders of Fully Registered Debentures and particulars of the Debentures held by them respectively and of all transfers of Fully Registered Debentures. Such registration will be noted on the Debentures by the Debenture Trustee or other registrar unless a new Debenture is issued upon such transfer.

(b)	No transfer of a Fully Registered Debenture will be valid unless made on such register referred to in Subsection 3.1(a) by the registered holder or such holder’s executors, administrators or other legal representatives or a mandatary duly appointed by an instrument in writing in form and execution satisfactory to the Debenture Trustee or other registrar upon surrender of the Debentures together with a duly executed form of transfer acceptable to the Debenture Trustee and upon compliance with such other reasonable requirements as the Debenture Trustee or other registrar may prescribe, nor unless the name of the transferee has been noted on the Debenture by the Debenture Trustee or other registrar and the address of the transferee has been provided to the Debenture Trustee or other registrar.
3.2 Global Debentures
(a)	With respect to each series of Debentures issuable in whole or in part as one or more Global Debentures, the Corporation must cause to be kept by and at the principal offices of the Debenture Trustee in Montréal, Québec and by the Debenture Trustee or such other registrar as the Corporation, with the approval of the Debenture Trustee, may appoint at such other place or places, if any, as the Corporation may designate with the approval of the Debenture Trustee, a register in which will be entered the name and address of the holder of each such Global Debenture (being the Depositary, or its nominee, for such Global Debenture) as holder thereof and particulars of the Global Debenture held by it, and of all transfers thereof. If any Debentures of such series are at any time not Global Debentures, the provisions of Section 3.1 will govern with respect to registrations and transfers of such Debentures.

(b)	Notwithstanding any other provision of this Indenture, a Global Debenture may not be transferred by the registered holder thereof and accordingly, no definitive certificates will be issued to Beneficial Holders except in the following circumstances or as otherwise specified in an Officer’s Certificate or a supplemental indenture relating to a particular series of Additional Debentures:
(i)	Global Debentures may be transferred by a Depositary to a nominee of such Depositary or by a nominee of a Depositary to such Depositary or to another nominee of such Depositary or by a Depositary or its nominee to a successor Depositary or its nominee;

(ii)	Global Debentures may be transferred at any time after (i) the Depositary for such Global Debentures or the Corporation has notified the Debenture Trustee that the Depositary is unwilling or unable to continue as Depositary for such Global Debentures, or (ii) the Depositary ceases to be eligible to be a Depositary under Subsection 2.6(b), provided in each case that at the time of such transfer the Corporation has not appointed a successor Depositary for such Global Debentures;

(iii)	Global Debentures may be transferred at any time after the Corporation has determined, in its sole discretion, to terminate the book-entry only registration system in respect of such Global Debentures and has communicated such determination to the Debenture Trustee in writing;

(iv)	Global Debentures may be transferred at any time after the Debenture Trustee has determined that an Event of Default has occurred and is continuing with respect to the Debentures of the series issued as a Global Debenture, provided that Beneficial Holders representing, in the aggregate, more than 25% of the aggregate principal amount of the Debentures of such series advise the Depositary in writing, through the Depositary Participants, that the continuation of the book-entry only registration system for such series of Debentures is no longer in their best interest and also provided that at the time of such transfer the Debenture Trustee has not waived the Event of Default pursuant to Section 8.3;

(v)	Global Debentures may be transferred if required by applicable law; or

(vi)	Global Debentures may be transferred if the book-entry only registration system ceases to exist.
(c)	With respect to the Global Debentures, unless and until definitive certificates have been issued to Beneficial Holders pursuant to subsection 3.2(b):
(i)	the Corporation and the Debenture Trustee may deal with the Depositary for all purposes (including paying interest on the Debentures) as the sole holder of such series of Debentures and the authorized representative of the Beneficial Holders;

(ii)	the rights of the Beneficial Holders must be exercised only through the Depositary and must be limited to those established by law and agreements between such Beneficial Holders and the Depositary or the Depositary Participants;

(iii)	the Depositary will make book-entry transfers among the Depositary Participants; and

(iv)	whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Debentureholders evidencing a specified percentage of the outstanding Debentures, the Depositary will be deemed to be counted in that percentage only to the extent that it has received instructions to such effect from the Beneficial Holders or the Depositary Participants, and has delivered such instructions to the Debenture Trustee.
(d)	Whenever a notice or other communication is required to be provided to Debentureholders, unless and until definitive certificate(s) have been issued to Beneficial Holders pursuant to this Section 3.2, the Debenture Trustee must provide all such notices and communications to the Depositary and the Depositary must deliver such notices and communications to such Beneficial Holders in accordance with Applicable Securities Legislation. Upon the termination of the book-entry only registration system on the occurrence of one of the conditions specified in Subsection 3.2(b) with respect to a series of Debentures issued hereunder, the Debenture Trustee must notify all applicable Beneficial Holders, through the Depositary, of the availability of definitive Debenture certificates. Upon surrender by the Depositary of the certificate(s) representing the Global Debentures and receipt of new registration instructions from the Depositary, the Debenture Trustee must deliver the definitive Debenture certificates for such Debentures to the holders thereof in accordance with the new registration instructions and thereafter, the registration and transfer of such Debentures will be governed by Section 3.1 and the remaining Sections of this Article 3.
3.3 Transferee Entitled to Registration
The transferee of a Debenture is entitled, after the appropriate form of transfer is lodged with the Debenture Trustee or other registrar and upon compliance with all other conditions in that behalf required by this Indenture or by law, to be entered on the register as the owner of such Debenture free from all equities or rights of set-off or counterclaim between the Corporation and the transferor or any previous holder of such Debenture, save in respect of equities of which the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.
3.4 No Notice of Trusts
Neither the Corporation nor the Debenture Trustee nor any registrar will be bound to take notice of or see to the execution of any trust (other than that created by this Indenture) whether express, implied or constructive, in respect of any Debenture, and may transfer the same on the direction of the person registered as the holder thereof, whether named as trustee or otherwise, as though that person were the beneficial owner thereof.

3.5 Registers Open for Inspection
The registers referred to in Sections 3.1 and 3.2 must at all reasonable times be open for inspection by the Corporation, the Debenture Trustee or any Debentureholder. Every registrar, including the Debenture Trustee, must from time to time when requested so to do by the Corporation or by the Debenture Trustee, in writing, furnish the Corporation or the Debenture Trustee, as the case may be, with a list of names and addresses of holders of registered Debentures entered on the register kept by them and showing the principal amount and serial numbers of the Debentures held by each such holder, provided the Debenture Trustee is entitled to charge a reasonable fee to provide such a list.
3.6 Exchanges of Debentures
(a)	Subject to Section 3.7, Debentures in any authorized form or denomination, other than Global Debentures, may be exchanged for Debentures in any other authorized form or denomination, of the same series and date of maturity, bearing the same interest rate and of the same aggregate principal amount as the Debentures so exchanged.

(b)	In respect of exchanges of Debentures permitted by Subsection 3.6(a), Debentures of any series may be exchanged only at the principal offices of the Debenture Trustee in Montréal, Québec or at such other place or places, if any, as may be specified in the Debentures of such series and at such other place or places as may from time to time be designated by the Corporation with the approval of the Debenture Trustee. Any Debentures tendered for exchange must be surrendered to the Debenture Trustee. The Corporation must execute and the Debenture Trustee must certify all Debentures necessary to carry out exchanges as aforesaid. All Debentures surrendered for exchange will be cancelled.

(c)	Debentures issued in exchange for Debentures which at the time of such issue have been selected or called for redemption at a later date will be deemed to have been selected or called for redemption in the same manner and will have noted thereon a statement to that effect.
3.7 Closing of Registers
(a)	Neither the Corporation nor the Debenture Trustee nor any registrar will be required to:
(i)	make transfers or exchanges of any Debentures on any Interest Payment Date for such Debentures or during the five preceding Business Days;

(ii)	make transfers or exchanges of any Debentures on the day of any selection by the Debenture Trustee of Debentures to be redeemed or during the five preceding Business Days; or

(iii)	make transfers or exchanges of any Debentures which will have been selected or called for redemption unless upon due presentation thereof for redemption such Debentures will not be redeemed.
(b)	Subject to any restriction herein provided, the Corporation with the approval of the Debenture Trustee may at any time close any register for any series of Debentures, other than those kept at the principal offices of the Debenture Trustee in Montréal, Québec, and transfer the registration of any Debentures registered thereon to another register (which may be an existing register) and thereafter such Debentures will be deemed to be registered on such other register. Notice of such transfer must be given to the holders of such Debentures.
3.8 Charges for Registration, Transfer and Exchange
For each Debenture exchanged, registered, transferred or discharged from registration, the Debenture Trustee or other registrar, except as otherwise herein provided, may make a reasonable charge for its services and in addition may charge a reasonable sum for each new Debenture issued (such amounts to be agreed upon from time to time by the Debenture Trustee and the Corporation), and payment of such charges and reimbursement of the Debenture Trustee or other registrar for any stamp taxes or governmental or other charges required to be paid will be made by the party requesting such exchange, registration, transfer or discharge from registration as a condition precedent thereto. Notwithstanding the foregoing provisions, no charge will be made to a Debentureholder hereunder:
(a)	for any exchange, registration, transfer or discharge from registration of any Debenture applied for within a period of two months from the date of the first delivery of Debentures of that series or, with respect to Debentures subject to a Periodic Offering, within a period of two months from the date of delivery of any such Debenture;

(b)	for any exchange of any interim or temporary Debenture or interim certificate that has been issued under Section 2.9 for a definitive Debenture;

(c)	for any exchange of a Global Debenture as contemplated in Section 3.2; and

(d)	for any exchange of any Debenture resulting from a partial redemption under Section 4.2.
3.9 Ownership of Debentures
(a)	Unless otherwise required by law, the person in whose name any registered Debenture is registered must for all the purposes of this Indenture be and be deemed to be the owner thereof and payment of or on account of the principal of and premium, if any, on such Debenture and interest thereon will be made to such registered holder.

(b)	The registered holder for the time being of any registered Debenture will be entitled to the principal, premium, if any, and/or interest evidenced by such instruments, respectively, free from all equities or rights of set-off or counterclaim between the Corporation and the original or any intermediate holder thereof and all persons may act accordingly and the receipt of any such registered holder of any such principal, premium or interest will be a good discharge to the Corporation and/or the Debenture Trustee for the same and neither the Corporation nor the Debenture Trustee will be bound to inquire into the title of any such registered holder.

(c)	Where Debentures are registered in more than one name, the principal, premium, if any, and interest from time to time payable in respect thereof may be paid to the order of all such holders, failing written instructions from them to the contrary, and the receipt of any one of such holders therefor will be a valid discharge, to the Debenture Trustee, any registrar and to the Corporation.

(d)	In the case of the death of one or more joint holders of any Debenture the principal, premium, if any, and interest from time to time payable thereon may be paid to the order of the survivor or survivors of such registered holders and the receipt of any such survivor or survivors therefor will be a valid discharge to the Debenture Trustee and any registrar and to the Corporation.
ARTICLE 4
REDEMPTION AND PURCHASE OF DEBENTURES
4.1 Applicability of Article
Subject to regulatory approval, the Corporation has the right at its option to redeem, either in whole at any time or in part from time to time before maturity, either by payment of money, by issuance of Freely Tradeable Shares as provided in Section 4.6 or any combination thereof, any Debentures issued hereunder of any series which by their terms are made so redeemable (subject, however, to any applicable restriction on the redemption of Debentures of such series) at such rate or rates of premium, if any, and on such date or dates and in accordance with such other provisions as determined at the time of issue of such Debentures and as expressed in this Indenture, in the Debentures, in an Officer’s Certificate, or in a supplemental indenture authorizing or providing for the issue thereof, or in the case of Additional Debentures issued pursuant to a Periodic Offering, in the Written Direction of the Corporation requesting the certification and delivery thereof.
Subject to regulatory approval, the Corporation also has the right at its option to repay, either in whole or in part, on maturity, either by payment of money in accordance with Section 2.13, by issuance of Freely Tradeable Shares as provided in Section 4.10 or any combination thereof, any Debentures issued hereunder of any series which by their terms are made so repayable on maturity (subject, however, to any applicable restriction on the repayment of the principal amount of the Debentures of such series) at such rate or rates of premium, if any, and on such date or dates and in accordance with such other provisions as determined at the time of issue of such Debenture and expressed in this Indenture, in the Debentures, in an Officer’s Certificate, or in a supplemental indenture authorizing or providing for the issue thereof, or in the case of Additional Debentures issued pursuant to a Periodic Offering, in the Written Direction of the Corporation requesting the certification and delivery thereof.
4.2 Partial Redemption
If less than all the Debentures of any series for the time being outstanding are at any time to be redeemed, or if a portion of the Debentures being redeemed are being redeemed for cash and a portion of such Debentures are being redeemed by the payment of Freely Tradeable Shares pursuant to Section 4.6, then the Debentures to be so redeemed must be selected by the Debenture Trustee on a pro rata basis to the nearest multiple of $100 in accordance with the principal amount of the Debentures registered in the name of each holder or in such other manner as the Debenture Trustee deems equitable, subject to the approval of the Toronto Stock Exchange, as may be required from time to time. Unless otherwise specifically provided in the terms of any series of Debentures, no Debenture will be redeemed in part unless the principal amount redeemed is $100 or a multiple thereof. For this purpose, the Debenture Trustee may make, and from time to time vary, regulations with respect to the manner in which such Debentures may be drawn for redemption in part or for redemption in cash and regulations so made will be valid and binding upon all holders of such Debentures notwithstanding the fact that as a result thereof one or more of such Debentures may become subject to redemption in part only or for cash only. In the event that one or more of such Debentures becomes subject to redemption in part only, upon surrender of any such Debentures for payment of the Redemption Price, together with interest accrued to but excluding the Redemption Date, the Corporation must execute and the Debenture Trustee must certify and deliver without charge to the holder thereof or upon the holder’s order one or more new Debentures for the unredeemed part of the principal amount of the Debenture or Debentures so surrendered or, with respect to a Global Debenture, the Depositary must make notations on the Global Debenture of the principal amount thereof so redeemed. Unless the context otherwise requires, the terms “Debenture” or “Debentures” as used in this Article 4 is be deemed to mean or include any part of the principal amount of any Debenture which in accordance with the foregoing provisions has become subject to redemption.
4.3 Notice of Redemption
Notice of redemption (the “Redemption Notice”) of any series of Debentures must be given to the holders of the Debentures to be redeemed not more than 60 days nor, subject to Subsection 4.6(b), less than 30 days prior to the date fixed for redemption (the “Redemption Date”) in the manner provided in Section 14.2. Every such notice must specify the aggregate principal amount of Debentures called for redemption, the Redemption Date, the Redemption Price and the places of payment and it must state that interest upon the principal amount of Debentures called for redemption will cease to be payable from and after the Redemption Date. In addition, unless all the outstanding Debentures are to be redeemed, the Redemption Notice must specify:
(a)	the distinguishing letters and numbers of the registered Debentures which are to be redeemed (or of such thereof as are registered in the name of such Debentureholder);

(b)	in the case of a published notice, the distinguishing letters and numbers of the Debentures which are to be redeemed or, if such Debentures are selected by terminal digit or other similar system, such particulars as may be sufficient to identify the Debentures so selected;

(c)	in the case of a Global Debenture, that the redemption will take place in such manner as may be agreed upon by the Depositary, the Debenture Trustee and the Corporation; and

(d)	in all cases, the principal amounts of such Debentures or, if any such Debenture is to be redeemed in part only, the principal amount of such part.
In the event that all Debentures to be redeemed are registered Debentures, publication will not be required.
4.4 Debentures Due on Redemption Dates
Notice having been given as aforesaid, all the Debentures so called for redemption will thereupon be and become due and payable at the Redemption Price, together with accrued interest to but excluding the Redemption Date, on the Redemption Date specified in such notice, in the same manner and with the same effect as if it were the date of maturity specified in such Debentures, anything therein or herein to the contrary notwithstanding; and from and after such Redemption Date, if the monies necessary to redeem, or the Shares to be issued to redeem, such Debentures must have been deposited as provided in Section 4.5 and affidavits or other proof satisfactory to the Debenture Trustee as to the publication and/or mailing of such notices must have been lodged with it, interest upon the Debentures will cease. If any question arises as to whether any notice has been given as above provided and such deposit made, such question will be decided by the Debenture Trustee whose decision will be final and binding upon all parties in interest.
4.5 Deposit of Redemption Monies or Shares
Redemption of Debentures will be provided for by the Corporation paying and/or depositing with the Debenture Trustee or any paying agent to the order of the Debenture Trustee, on or before 11:00 a.m. Montréal Time on the Business Day immediately prior to the Redemption Date specified in such notice, such sums of money, by wire transfer or such other means as may be acceptable to the Debenture Trustee and/or certificates representing such Shares, or both as the case may be, as may be sufficient to pay the Redemption Price of the Debentures so called for redemption, plus accrued and unpaid interest thereon up to but excluding the Redemption Date. The Corporation must also deposit with the Debenture Trustee a sum of money sufficient to pay any charges or expenses which may be incurred by the Debenture Trustee in connection with such redemption. Every such deposit is irrevocable. From the sums so deposited, or certificates so deposited, or both, the Debenture Trustee must pay or cause to be paid, or issue or cause to be issued, to the holders of such Debentures so called for redemption, upon surrender of such Debentures, the principal, premium (if any) and interest (if any) to which they are respectively entitled on redemption (less applicable withholding taxes, if any).

4.6 Right to Repay Redemption Price in Shares
(a)	Subject to the other provisions of this Section 4.6 and applicable regulatory approval, the Corporation may, at its option, in exchange for or in lieu of paying the Redemption Price in money, elect to satisfy its obligation to pay all or any portion of the Redemption Price by issuing and delivering to holders on the Redemption Date that number of Freely Tradeable Shares obtained by dividing the Redemption Price or an applicable portion thereof to be satisfied by the issuance and delivery of Freely Tradeable Shares by 95% of the then Current Market Price of the Shares on the Redemption Date (the “Share Redemption Right”).

(b)	The Corporation will exercise the Share Redemption Right by so specifying in the Redemption Notice which must be delivered to the Debenture Trustee and the holders of Debentures not more than 60 days and not less than 30 days prior to the Redemption Date. The Redemption Notice must also specify the aggregate principal amount of Debentures in respect of which it is exercising the Share Redemption Right.

(c)	The Corporation’s right to exercise the Share Redemption Right is conditional upon the following conditions being met on the Business Day preceding the Redemption Date:
(i)	the issuance of the Shares on the exercise of the Share Redemption Right must be made in accordance with Applicable Securities Legislation and such Shares must be issued as Freely Tradeable Shares;

(ii)	the listing of such additional Freely Tradeable Shares on each stock exchange on which the Shares are then listed;

(iii)	the Corporation being a reporting issuer in good standing under Applicable Securities Legislation where the distribution of such Freely Tradeable Shares occurs;

(iv)	no Event of Default will have occurred and be continuing;

(v)	the receipt by the Debenture Trustee of an Officer’s Certificate stating that conditions (i), (ii), (iii) and (iv) above have been satisfied and setting forth the number of Shares to be delivered for each $100 principal amount of Debentures and the Current Market Price of the Shares on the Redemption Date; and

(vi)	the receipt by the Debenture Trustee of an opinion of Counsel to the effect that such Shares have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Redemption Price, will be validly issued as fully paid and non-assessable, that conditions (i) and (ii) above have been satisfied and that, relying exclusively on certificates of good standing issued by the relevant securities authorities, condition (iii) above is satisfied, except that the opinion in respect of condition (iii) need not be expressed with respect to those provinces where certificates are not issued.
If the foregoing conditions are not satisfied prior to the close of business on the Business Day preceding the Redemption Date, the Corporation must pay the Redemption Price in cash in accordance with Section 4.5 unless the Debentureholder waives the conditions which are not satisfied.

(d)	In the event that the Corporation duly exercises its Share Redemption Right, the Corporation must on or before 11:00 a.m. (Montréal time) on the Redemption Date, deliver to the Debenture Trustee, for delivery to and on account of the holders, upon the due presentation and surrender of the Debentures, the Freely Tradeable Shares to which such holders are entitled. From the certificates so deposited in addition to amounts payable by the Debenture Trustee pursuant to Section 4.5, the Debenture Trustee must pay or cause to be paid, to the holders of such Debentures, the Redemption Price of the Debentures called for redemption in the amounts to which they are respectively entitled on the Redemption Date plus accrued and unpaid interest thereon up to but excluding the Redemption Date and deliver to such holders the certificates to which such holders are entitled.

(e)	No fractional Shares will be delivered upon the exercise of the Share Redemption Right but, in lieu thereof, the Corporation must pay to the Debenture Trustee for the account of the holders, at the time contemplated in Subsection 4.6(d), the cash equivalent thereof determined on the basis of the Current Market Price of the Shares on the Redemption Date (less any tax required to be deducted, if any).

(f)	A holder of Debentures will be treated as the shareholder of record of the Freely Tradeable Shares issued on due exercise by the Corporation of its Share Redemption Right effective immediately after the close of business on the Redemption Date, and will be entitled to all substitutions therefor, all income earned thereon or accretions thereto and all dividends or distributions (including dividends or distributions in kind) thereon and arising thereafter, and in the event that the Debenture Trustee receives the same, it will hold the same in trust for the benefit of such holder.

(g)	In the event that the Corporation exercises its Share Repayment Right, the Corporation must at all times reserve and keep available out of its authorized Shares (if the number thereof is or becomes limited), solely for the purpose of issue and delivery upon the exercise of the Corporation’s Share Redemption Right as provided herein, and must issue to Debentureholders to whom Freely Tradeable Shares will be issued pursuant to exercise of the Share Redemption Right, such number of Freely Tradeable Shares as are issuable in such event. All Freely Tradeable Shares which are so issuable must be duly and validly issued as fully paid and non-assessable.

(h)	The Corporation must comply with all Applicable Securities Legislation regulating the issue and delivery of Freely Tradeable Shares upon exercise of the Share Redemption Right and must cause to be listed and posted for trading such Shares on each stock exchange on which the Shares are then listed.

(i)	The Corporation must from time to time promptly pay, or make provision satisfactory to the Debenture Trustee for the payment of, all taxes and charges which may be imposed by the laws of Canada or any province thereof (except income tax, withholding tax or security transfer tax, if any) which will be payable with respect to the issuance or delivery of Freely Tradeable Shares to holders upon exercise of the Share Redemption Right pursuant to the terms of the Debentures and of this Indenture.

(j)	If the Corporation elects to satisfy its obligation to pay all or any portion of the Redemption Price by issuing Freely Tradeable Shares in accordance with this Section 4.6 and if the Redemption Price (or any portion thereof) to which a holder is entitled is subject to withholding taxes and the amount of the cash payment of the Redemption Price, if any, is insufficient to satisfy such withholding taxes, the Debenture Trustee, on the written direction of the Corporation but for the account of the holder, will sell, or cause to be sold through the investment banks, brokers or dealers selected by the Corporation, out of the Freely Tradeable Shares issued by the Corporation for the account of such holder for this purpose, such number of Freely Tradeable Shares that together with the cash payment of the Redemption Price, if any, is sufficient to yield net proceeds (after payment of all costs) to cover the amount of taxes required to be withheld, and will remit same on behalf of the Corporation to the proper tax authorities within the period of time prescribed for this purpose under applicable laws.

(k)	Interest accrued and unpaid on the Debentures on the Redemption Date will be paid, less applicable withholding taxes, if any, to holders of Debentures, in cash, in the manner contemplated in Section 4.5 subject to the ability of the Corporation to issue Shares as provided in Article 10.
4.7 Failure to Surrender Debentures Called for Redemption
In case the holder of any Debenture called for redemption fails on or before the Redemption Date to surrender such holder’s Debenture, or has not within such time accepted payment of the redemption monies payable, or take delivery of certificates representing such Shares issuable in respect thereof, or given such receipt therefor, if any, as the Debenture Trustee may require, such redemption monies may be set aside in trust, or such certificates may be held in trust without interest, either in the deposit department of the Debenture Trustee or in a chartered bank, and such setting aside will for all purposes be deemed a payment to the Debentureholder of the sum or Shares so set aside and, to that extent, the Debenture will thereafter not be considered as outstanding hereunder. The Debentureholder will have no other right thereunder except to receive payment of the Redemption Price of such Debenture plus any accrued but unpaid interest thereon to but excluding the Redemption Date out of the monies so paid and deposited, or take delivery of the certificates so deposited, or both, as the case may be, upon surrender and delivery up of such holder’s Debenture. In the event that any money, or certificates for Shares, required to be deposited hereunder with the Debenture Trustee or any depositary or paying agent on account of principal, premium, if any, or interest, if any, on Debentures issued hereunder will remain so deposited for a period of six years from the Redemption Date, then such monies or certificates for Shares, together with any accumulated interest thereon or any distribution paid thereon, will at the end of such period be paid over or delivered over by the Debenture Trustee or such depositary or paying agent to the Corporation on its demand, and thereupon the Debenture Trustee will not be responsible to Debentureholders for any amounts owing to them and subject to applicable law, thereafter the holder of a Debenture in respect of which such money was so repaid to the Corporation will have no rights in respect thereof except to obtain payment of the money or certificates due from the Corporation, subject to any prescription period provided by the laws of Québec. Notwithstanding the foregoing, the Debenture Trustee will pay any remaining funds prior to the expiry of six years after the Redemption Date to the Corporation upon receipt from the Corporation, or one of its Subsidiaries, of an unconditional letter of credit from a Canadian chartered bank in an amount equal to or in excess of the amount of the remaining funds. If the remaining funds are paid to the Corporation prior to the expiry of six years after the Redemption Date, the Corporation must reimburse the Debenture Trustee for any amounts required to be paid by the Debenture Trustee to a holder of a Debenture pursuant to the redemption after the date of such payment of the remaining funds to the Corporation but prior to six years after the redemption.
4.8 Cancellation of Debentures Redeemed
Subject to the provisions of Sections 4.2 and 4.9 as to Debentures redeemed or purchased in part, all Debentures redeemed and paid under this Article 4 must forthwith be delivered to the Debenture Trustee and cancelled and no Debentures will be issued in substitution therefor.
4.9 Purchase of Debentures by the Corporation
Unless otherwise specifically provided with respect to a particular series of Debentures, the Corporation, if it is not at the time in default hereunder, may, at any time and from time to time, purchase Debentures in the market (which includes purchases from or through an investment dealer or a firm holding membership on a recognized stock exchange) or by tender or by private contract, at any price. All Debentures so purchased may, at the option of the Corporation, be delivered to the Debenture Trustee and cancelled and no Debentures will be issued in substitution therefor.
If, upon an invitation for tenders, more Debentures are tendered at the same lowest price that the Corporation is prepared to accept, the Debentures to be purchased by the Corporation must be selected by the Debenture Trustee on a pro rata basis or in such other manner consented to by the Toronto Stock Exchange which the Debenture Trustee considers appropriate, from the Debentures tendered by each tendering Debentureholder who tendered at such lowest price. For this purpose the Debenture Trustee may make, and from time to time amend, regulations with respect to the manner in which Debentures may be so selected, and regulations so made will be valid and binding upon all Debentureholders, notwithstanding the fact that as a result thereof one or more of such Debentures become subject to purchase in part only. The holder of a Debenture of which only a part is purchased, upon surrender of such Debenture for payment, will be entitled to receive, without expense to such holder, one or more new Debentures for the unpurchased part so surrendered, and the Debenture Trustee must certify and deliver such new Debenture or Debentures upon receipt of the Debenture so surrendered or, with respect to a Global Debenture, the Depositary must make notations on the Global Debenture of the principal amount thereof so purchased.
4.10 Right to Repay Principal Amount in Shares
(a)	Subject to the other provisions of this Section 4.10 and to applicable regulatory approval, the Corporation may, at its option, in exchange for or in lieu of paying all or any portion of the principal amount of the Debentures outstanding in money, elect to satisfy its obligation to repay all or any portion of the principal amount of the Debentures outstanding by issuing and delivering to holders on the Maturity Date that number of Freely Tradeable Shares obtained by dividing the principal amount of the Debentures outstanding or the applicable portion thereof to be satisfied by the issuance and delivery of Freely Tradeable Shares by 95% of the Current Market Price of the Shares (the “Share Repayment Right”) on the Maturity Date.

(b)	The Corporation must exercise the Share Repayment Right by so specifying in the Maturity Notice, which will be delivered to the Debenture Trustee and the holders of Debentures not more than 60 days and not less than 30 days prior to the Maturity Date.

(c)	The Corporation’s right to exercise the Share Repayment Right is conditional upon the following conditions being met on the Business Day preceding the Maturity Date:
(i)	the issuance of the Shares on the exercise of the Share Repayment Right must be made in accordance with Applicable Securities Legislation and such Shares must be issued as Freely Tradeable Shares. With respect to the issuance of Shares to holders of Debentures that are U.S. Persons, the Corporation may rely on an exemption from the registration requirements under the 1933 Act, including exemptions based on the status of the holders of Debentures as institutional accredited investors under Rule 501(1)(a), (2), (3) and (7) of Regulation D adopted under the 1933 Act;

(ii)	the listing of such additional Freely Tradeable Shares on each stock exchange on which the Shares are then listed;

(iii)	the Corporation being a reporting issuer in good standing under Applicable Securities Legislation where the distribution of such Freely Tradeable Shares occurs;

(iv)	no Event of Default will have occurred and be continuing;

(v)	the receipt by the Debenture Trustee of an Officer’s Certificate stating that conditions (i), (ii), (iii) and (iv) above have been satisfied and setting forth the number of Shares to be delivered for each $100 principal amount of Debentures and the Current Market Price of the Shares on the Maturity Date in accordance with the provisions of Subsection 4.10(a); and

(vi)	the receipt by the Debenture Trustee of an opinion of Counsel to the effect that such Shares have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the principal amount of the Debentures outstanding will be validly issued as fully paid and non-assessable, that conditions (i) and (ii) above have been satisfied and that, relying exclusively on certificates of good standing or list of reporting issuers in default issued by the relevant securities authorities, condition (iii) above is satisfied, except that the opinion in respect of condition (iii) need not be expressed with respect to those provinces where certificates are not issued.
If the foregoing conditions are not satisfied prior to the close of business on the Business Day preceding the Maturity Date, the Corporation must pay the principal amount of the Debentures outstanding in cash in accordance with Section 2.13, unless the Debentureholder waives the conditions which are not satisfied.

(d)	In the event that the Corporation duly exercises its Share Repayment Right, the Corporation must on or before 11:00 a.m. (Montréal time) on the Maturity Date, deliver to the Debenture Trustee, for delivery to and on account of the holders, upon the due presentation and surrender of the Debentures, the Freely Tradeable Shares to which such holders are entitled. The Corporation must also deposit with the Debenture Trustee a sum of money sufficient to pay any charges or expenses which may be incurred by the Debenture Trustee in connection with the Share Repayment Right. Every such deposit will be irrevocable. From the certificates so deposited in addition to amounts payable by the Debenture Trustee pursuant to Section 2.13, the Debenture Trustee must pay or cause to be paid, to the holders of such Debentures, upon surrender of such Debentures, the principal amount of and premium (if any) on the Debentures to which they are respectively entitled on maturity and deliver to such holders the certificates to which such holders are entitled. The delivery of such certificates and amounts to the Debenture Trustee will satisfy and discharge the liability of the Corporation for the Debentures to which the delivery of certificates relates to the extent of the amount delivered (plus the amount of any certificates sold to pay applicable taxes in accordance with this Section 4.10) and such Debentures will thereafter to that extent not be considered as outstanding under this Indenture and such holder will have no other right in regard thereto other than to receive out of the certificates so delivered, the certificate(s) to which it is entitled.

(e)	No fractional Freely Tradeable Shares will be delivered upon the exercise of the Share Repayment Right but, in lieu thereof, the Corporation must pay to the Debenture Trustee for the account of the holders, at the time contemplated in Subsection 4.10(d), the cash equivalent thereof determined on the basis of the Current Market Price of the Shares on the Maturity Date (less any tax required to be deducted, if any).

(f)	A holder must be treated as the shareholder of record of the Freely Tradeable Shares issued on due exercise by the Corporation of its Share Repayment Right effective immediately after the close of business on the Maturity Date, and must be entitled to all substitutions therefor, all income earned thereon or accretions thereto and all dividends or distributions (including dividends or distributions in kind) thereon and arising thereafter, and in the event that the Debenture Trustee receives the same, it must hold the same in trust for the benefit of such holder.

(g)	The Corporation must at all times reserve and keep available out of its authorized Shares (if the number thereof is or becomes limited), solely for the purpose of issue and delivery upon the exercise of the Share Repayment Right as provided herein, and must issue to Debentureholders to whom Freely Tradeable Shares will be issued pursuant to exercise of the Share Repayment Right, such number of Freely Tradeable Shares as will be issuable in such event. All Freely Tradeable Shares which will be so issuable must be duly and validly issued as fully paid and non-assessable.

(h)	The Corporation must comply with all Applicable Securities Legislation regulating the issue and delivery of Freely Tradeable Shares upon exercise of the Share Repayment Right and must cause to be listed and posted for trading such Freely Tradeable Shares on each stock exchange on which the Shares are then listed.

(i)	The Corporation must from time to time promptly pay, or make provision satisfactory to the Debenture Trustee for the payment of, all taxes and charges which may be imposed by the laws of Canada or any province thereof (except income tax, withholding tax or security transfer tax, if any) which will be payable with respect to the issuance or delivery of Freely Tradeable Shares to holders upon exercise of the Share Repayment Right pursuant to the terms of the Debentures and of this Indenture.

(j)	If the Corporation elects to satisfy its obligation to pay all or any portion of the principal amount of Debentures due on maturity by issuing Freely Tradeable Shares in accordance with this Section 4.10 and if the principal amount (or any portion thereof) to which a holder is entitled is subject to withholding taxes and the amount of the cash payment of the principal amount due on maturity, if any, is insufficient to satisfy such withholding taxes, the Debenture Trustee, on the written direction of the Corporation but for the account of the holder (i) must sell, or cause to be sold, through the investment banks, brokers or dealers selected by the Corporation, out of the Freely Tradeable Shares issued by the

Corporation for the account of such holder for this purpose, such number of Freely Tradeable Shares that together with the cash component of the principal amount due on maturity is sufficient to yield net proceeds (after payment of all costs) to cover the amount of taxes required to be withheld, and (ii) must remit such amount withheld on behalf of the Corporation to the proper tax authorities within the period of time prescribed for this purpose under applicable laws.

(k)	Certificates representing Freely Tradeable Shares issued in payment of the Redemption Price of Debentures may have imprinted or otherwise reproduced thereon such legend or legends or endorsements as may be required to comply with any law or with any rules or regulations pursuant thereto or with any rules or regulations of any securities exchange or securities regulatory authority or to conform to general usage.

(l)	Interest accrued and unpaid on the Debentures on the Maturity Date will be paid to holders of Debentures, in cash, in the manner contemplated in Section 2.15, subject to the ability of the Corporation to issue Shares as provided in Article 10.
ARTICLE 5
SUBORDINATION OF DEBENTURES
5.1 Applicability of Article
The indebtedness evidenced by any Debentures issued hereunder of any series which by their terms are subordinate, including the principal thereof and interest thereon, will be subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth in the following sections of this Article 5, to the prior payment in full, of all Senior Indebtedness of Corporation and each holder of any such Debenture by his acceptance thereof agrees to and will be bound by the provisions of this Article 5.
5.2 Order of Payment
Upon any distribution of the assets of the Corporation on any dissolution, winding-up, total liquidation or reorganization of the Corporation (whether in bankruptcy, insolvency or receivership proceedings, or upon an “assignment for the benefit of creditors” or any other marshalling of the assets and liabilities of the Corporation, or otherwise:
(a)	all Senior Indebtedness must first be paid in full, or provision made for such payment, before any payment is made on account of the principal of or interest on the indebtedness evidenced by the Debentures; and

(b)	any payment or distribution of assets of the Corporation, whether in cash, property or securities, to which the holders of the Debentures or the Debenture Trustee on behalf of such holders would be entitled except for the provisions of this Article 5, must be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors, or other liquidating agent making such payment or distribution, directly to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, to the extent necessary to pay all Senior Indebtedness in full after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness.
5.3 Subrogation to Rights of Holders of Senior Indebtedness
Subject to the payment in full of all Senior Indebtedness, the holders of the Debentures will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Corporation to the extent of the application thereto of such payments or other assets which would have been received by the holders of the Debentures but for the provisions hereof until the principal of and interest on the Debentures has been paid in full, and no such payments or distributions to the holders of the Debentures of cash, property or securities, which otherwise would be payable or distributable to the holders of the Senior Indebtedness, will, as between the Corporation, its creditors other than the holders of Senior Indebtedness, and the holders of Debentures, be deemed to be a payment by the Corporation to the holders of the Senior Indebtedness or on account of the Senior Indebtedness, it being understood that the provisions of this Article 5 are and are intended solely for the purpose of defining the relative rights of the holders of the Debentures, on the one hand, and the holders of Senior Indebtedness, on the other hand.
5.4 Obligation to Pay Not Impaired
Nothing contained in this Article 5 or elsewhere in this Indenture or in the Debentures is intended to impair, as between the Corporation, its creditors other than the holders of Senior Indebtedness, and the holders of the Debentures, the obligation of the Corporation, which is absolute and unconditional, to pay to the holders of the Debentures the principal and interest on the Debentures, as and when the same becomes due and payable in accordance with their terms; or affect the relative rights of the holders of the Debentures and creditors of the Corporation other than the holders of the Senior Indebtedness; or will anything herein or therein prevent the Debenture Trustee or the holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 5 of the holders of Senior Indebtedness in respect of cash, property or securities of the Corporation received upon the exercise of any such remedy.
5.5 No Payment if Senior Indebtedness in Default
Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, then, except as provided in Section 5.1, all principal of and interest on all such matured Senior Indebtedness must first be paid in full, or must first have been duly provided for, before any payment is made on account of principal of or interest on the Debentures.
In case of default with respect to any Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof, unless and until such default will have been cured or waived or ceased to exist, no payment (by purchase of Debentures or otherwise) will be made by the

Corporation with respect to the principal of or interest on the Debentures and neither the Debenture Trustee nor the holders of Debentures will be entitled to demand, institute proceedings for the collection of, or receive any payment or benefit (including without limitation by set-off, combination of accounts or otherwise in any manner whatsoever) on account of the Debentures after the happening of such a default (except as provided in Section 5.8), and unless and until such default has been cured or waived or has ceased to exist, such payments must be held in trust for the benefit of, and, if and when such Senior Indebtedness becomes due and payable, will be paid over to, the holders of the Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing an amount of the Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.
The fact that any payment hereunder is prohibited by this Section 5.5 will not prevent the failure to make such payment from being an Event of Default hereunder.
5.6 Payment on Debentures Permitted
Nothing contained in this Article 5 or elsewhere in this Indenture, or in any of the Debentures, will affect the obligation of the Corporation to make, or prevent the Corporation from making, at any time except during the pendency of any dissolution, winding up or liquidation of the Corporation or reorganization proceedings specified in Section 5.2 affecting the affairs of the Corporation, any payment of principal of or interest on the Debentures, except that the Corporation will not make any such payment other than as contemplated by this Article 5, if it is in default in payment of any Senior Indebtedness permitting the holder thereof to accelerate the maturity thereof. The fact that any such payment is prohibited by this Section 5.6 will not prevent the failure to make such payment from being an Event of Default hereunder. Nothing contained in this Article 5 or elsewhere in this Indenture, or in any of the Debentures, will prevent the conversion of the Debentures or the application by the Debenture Trustee of any monies deposited with the Debenture Trustee hereunder for the purpose, to the payment of or on account of the principal of or interest on the Debentures. Notwithstanding the provisions of this Article 5 or any provision in this Indenture or in the Debentures contained, the Debenture Trustee will not be charged with knowledge of the existence of any Senior Indebtedness or of any default in payment thereof permitting the holder to accelerate the maturity thereof, unless and until the Debenture Trustee will have received written notice thereof from the Corporation or from the holder of Senior Indebtedness or from the representative of any such holder.
5.7 Confirmation of Subordination
Each holder of Debentures by his acceptance thereof authorizes and directs the Debenture Trustee in his behalf to take such action as may be necessary or appropriate to effect the subordination as provided in this Article 5 and appoints the Debenture Trustee his attorney-in-fact for any and all such purposes. Upon request of the Corporation, and upon being furnished an Officers’ Certificate stating that one or more named persons are holders of Senior Indebtedness, or the representative or representatives of such holders, or the trustee or trustees under which any instrument evidencing such Senior Indebtedness may have been issued, and specifying the amount and nature of such Senior Indebtedness, the Debenture Trustee must enter into a written agreement or agreements with the Corporation and the person or persons named in such Officers’ Certificate providing that such person or persons are entitled to all the rights and benefits of this Article 5 as the holder or holders, representative or representatives, or trustee or trustees of the Senior Indebtedness specified in such Officers’ Certificate and in such agreement. Such agreement will be conclusive evidence that the indebtedness specified therein is Senior Indebtedness, however, nothing herein will impair the rights of any holder of Senior Indebtedness who has not entered into such an agreement.
5.8 Knowledge of Debenture Trustee
Notwithstanding the provisions of this Article 5, the Debenture Trustee will not be charged with knowledge of the existence of any fact that would prohibit the making of any payment of monies to or by the Debenture Trustee, or the taking of any other action by the Debenture Trustee, unless and until the Debenture Trustee has received written notice thereof from the Corporation, any Debentureholder or any holder or representative of any class of Senior Indebtedness or on its behalf.
5.9 Debenture Trustee May Hold Senior Indebtedness
The Debenture Trustee is entitled to all the rights set forth in this Article 5 with respect to any Senior Indebtedness at the time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture deprives the Debenture Trustee of any of its rights as such holder.
5.10 Rights of Holders of Senior Indebtedness Not Impaired
No right of any present or future holder of any Senior Indebtedness to enforce the subordination herein will at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Corporation or by any non-compliance by the Corporation with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.
5.11 Altering the Senior Indebtedness
The holders of the Senior Indebtedness have the right to extend, renew, revise, restate, modify or amend the terms of the Senior Indebtedness or any security therefor and to release, sell or exchange such security and otherwise to deal freely with the Corporation, all without notice to or consent of the Debentureholders or the Debenture Trustee and without affecting the liabilities and obligations of the parties to this Indenture or the Debentureholders or the Debenture Trustee.
5.12 Additional Indebtedness
This Indenture does not restrict the Corporation or any Subsidiary from incurring additional indebtedness for borrowed money or otherwise or mortgaging, pledging or charging its properties to secure any indebtedness.

5.13 Right of Debentureholder to Convert Not Impaired
The subordination of the Debentures to the Senior Indebtedness and the provisions of this Article 5 do not impair in any way the right of a Debentureholder to convert its Debentures pursuant to Article 6.
ARTICLE 6
CONVERSION OF DEBENTURES
6.1 Applicability of Article
Any Debentures issued hereunder of any series which by their terms are convertible (subject, however, to any applicable restriction of the conversion of Debentures of such series) will be convertible into Freely Tradeable Shares or other securities, at such conversion rate or rates, and on such date or dates and in accordance with such other provisions as will have been determined at the time of issue of such Debentures and will have been expressed in this Indenture, in such Debentures in an Officer’s Certificate, or in a supplemental indenture authorizing or providing for the issue thereof.
Such right of conversion will extend only to the maximum number of whole Shares into which the aggregate principal amount of the Debenture or Debentures surrendered for conversion at any one time by the holder thereof may be converted. Fractional interests in Shares will be adjusted for in the manner provided in Section 6.6.
6.2 Notice of Expiry of Conversion Privilege
Notice of the expiry of the conversion privileges of the Debentures other than on the Maturity Date, must be given by or on behalf of the Corporation to the Debentureholders, not more than 60 days and not less than 30 days prior to the date fixed for the Time of Expiry, in the manner provided in Section 14.2.
6.3 Revival of Right to Convert
If the redemption of any Debenture called for redemption by the Corporation is not made or the payment of the purchase price of any Debenture which has been tendered in acceptance of an offer by the Corporation to purchase Debentures for cancellation is not made, in the case of a redemption upon due surrender of such Debenture or in the case of a purchase on the date on which such purchase is required to be made, as the case may be, then, provided the Time of Expiry has not passed, the right to convert such Debentures will revive and continue as if such Debenture had not been called for redemption or tendered in acceptance of the Corporation’s offer, respectively.
6.4 Manner of Exercise of Right to Convert
(a)	The holder of a Debenture desiring to convert such Debenture in whole or in part into Shares must surrender such Debenture to the Debenture Trustee at its principal office in Montréal, Québec together with the conversion notice in the form attached hereto as Schedule “D” or any other written notice in a form satisfactory to the Debenture Trustee, in either case duly executed by the holder or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Debenture Trustee, exercising his right to convert such Debenture in accordance with the provisions of this Article; provided that with respect to a Global Debenture, the obligation to surrender a Debenture to the Debenture Trustee will be satisfied if the Debenture Trustee makes notation on the Global Debenture of the principal amount thereof so converted and the Debenture Trustee is provided with all other documentation which it may reasonably request. Thereupon such Debentureholder or, subject to payment of all applicable stamp or security transfer taxes or other governmental charges and compliance with all reasonable requirements of the Debenture Trustee, his nominee(s) or assignee(s) will be entitled to be entered in the books of the Corporation as at the Business Day immediately after the Date of Conversion (or such later date as is specified in Subsection 6.4(b)) as the holder of the number of Shares into which such Debenture is convertible in accordance with the provisions of this Article and, as soon as practicable thereafter, the Corporation must deliver to such Debentureholder or, subject as aforesaid, his nominee(s) or assignee(s), a certificate or certificates for such Shares and make or cause to be made any payment of interest to which such holder is entitled in accordance with Subsection 6.4(e) hereof.
(b)	For the purposes of this Article, a Debenture will be deemed to be surrendered for conversion on the date on which it is so surrendered in accordance with the provisions of this Article or, in the case of a Global Debenture, on the date on which the Debenture Trustee received notice of and all necessary documentation in respect of the exercise of the conversion rights and, in the case of a Debenture so surrendered by post or other means of transmission, on the date on which it is received by the Debenture Trustee at one of its offices specified in Subsection 6.4(a); provided that if a Debenture is surrendered for conversion on a day on which the register of Shares is closed or on a day which immediately precedes a day on which the register of Share is closed, the person or persons entitled to receive Shares will become the holder or holders of record of such Shares as at the date on which such register is next reopened (in each case, the “Date of Conversion”).
(c)	Any part, being $100 or an integral multiple thereof, of a Debenture in a denomination in excess of $100 may be converted as provided in this Article and all references in this Indenture to conversion of Debentures will be deemed to include conversion of such part.
(d)	Upon a holder of any Debenture exercising the right of conversion in respect of only a part of the Debenture and surrendering such Debenture to the Debenture Trustee, in accordance with Subsection 6.4(a) the Debenture Trustee must cancel the same and must without charge forthwith certify and deliver to the holder a new Debenture or Debentures in an aggregate principal amount equal to the unconverted part of the principal amount of the Debenture so surrendered or, with respect to a Global Debenture, the Debenture Trustee must make notations on the Global Debenture of the principal amount thereof so converted.
(e)	The holder of a Debenture surrendered for conversion in accordance with this Section 6.4 will be entitled (subject to any applicable restriction on the right to receive interest on conversion of Debentures of any series) to receive accrued and unpaid interest in respect thereof up to the Interest Payment Date on or next preceding the Date of Conversion of such Debentures (less applicable withholding taxes, if any) but there will be no payment or adjustment by the Corporation on account of any interest accrued or accruing on such Debentures from the latest Interest Payment Date until the Date of Conversion (unless the Date of Conversion occurs on the Interest Payment Date) and the Shares issued upon such conversion will rank only in respect of distributions or dividends declared in favour of shareholders of record on and after the Business Day immediately after the Date of Conversion or such later date as such holder becomes the holder of record of such Shares pursuant to Subsection 6.4(b), from which applicable date they will for all purposes be and be deemed to be issued and outstanding as fully paid and non-assessable Shares.
(f)	In the event of a conversion of Debentures into Freely Tradeable Shares where the holder is subject to withholding taxes, the Debenture Trustee, on the Written Direction of the Corporation but for the account of the holder, must sell, or cause to be sold through the investment banks, brokers or dealers selected by the Corporation, out of the Freely Tradeable Shares issued by the Corporation for this purpose, such number of Freely Tradeable Shares that together with any cash payment in lieu of fractional Shares, if any, is sufficient to yield net proceeds (after payment of all costs) to cover the amount of taxes required to be withheld, and must remit such amount withheld on behalf of the Corporation to the proper tax authorities within the period of time prescribed for this purpose under applicable laws.
6.5 Adjustment of Conversion Price
The Conversion Price in effect at any date will be subject to adjustment from time to time as set forth below.
(a)	If at any time prior to the Time of Expiry the Corporation (i) subdivides or redivides the outstanding Shares into a greater number of shares, (ii) reduces, combines or consolidates the outstanding Shares into a smaller number of shares, or (iii) issues Shares or securities exchangeable or convertible into Shares to the holders of all or substantially all of the outstanding Shares by way of a dividend or distribution or otherwise (other than the issue of Shares to holders of Shares who have elected to receive dividends or distributions in the form of Shares in lieu of cash dividends or cash distributions paid in the ordinary course on the Shares); then the Conversion Price in effect on the effective date of such subdivision, redivision, reduction, combination or consolidation or on the record date for such issue of Shares by way of a dividend, distribution or otherwise, as the case may be, must, in the case of any of the events referred to in (i) and (iii) above be decreased in proportion to the number of outstanding Shares resulting from such subdivision, redivision, or issue by way of dividend, distribution or otherwise; or must, in the case of any of the events referred to in (ii) above, be increased in proportion to the number of outstanding Shares resulting from such reduction, combination or consolidation. Such adjustment must be made successively whenever any event referred to in this Subsection 6.5(a) occurs. Any such issue of Shares by way of a dividend or distribution will be deemed to have been made on the record date for the dividend or distribution for the purpose of calculating the number of outstanding Shares under subsections (b) and (c) of this Section 6.5.
(b)	If at any time prior to the Time of Expiry the Corporation fixes a record date for the issuance of options, rights or warrants to all or substantially all the holders of its outstanding entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Shares (or securities convertible or exchangeable into Shares) at a price per share (or having a conversion or exchange price per share) less than 95% of the Current Market Price of a Share on such record date, then the Conversion Price must be adjusted immediately after such record date so that it will equal the price determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the numerator will be the total number of Shares outstanding on such record date plus a number of Shares equal to the quotient obtained by dividing the aggregate price of the total number of additional Shares offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by such Current Market Price per Share, and of which the denominator will be the total number of Shares outstanding on such record date plus the total number of additional Shares offered for subscription or purchase (or into which the convertible securities so offered are convertible or exchangeable). Such adjustment must be made successively whenever such a record date is fixed. To the extent that any such options, rights or warrants are not so issued or any such options, rights or warrants are not exercised prior to the expiration thereof, the Conversion Price must be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or to the Conversion Price which would then be in effect if only the number of Shares (or securities convertible into Shares) actually issued upon the exercise of such options, rights or warrants were included in such fraction, as the case may be.
(c)	If at any time prior to the Time of Expiry the Corporation fixes a record date for the making of a distribution to all or substantially all the holders of its outstanding Shares of (i) shares or other securities of any class other than Shares, (ii) rights, options or warrants (excluding rights, options or warrants entitling the holders thereof for a period of not more than 45 days to subscribe for or purchase Shares or securities convertible into Shares), (iii) evidences of its indebtedness, (iv) any property or other assets, or (v) cash dividends or distributions then, in each such case, the Conversion Price must be adjusted immediately after such record date so that it equals the price determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the numerator is the total number of Shares outstanding on such record date multiplied by the Current Market Price per Share on such record date, less the fair market value (as determined by the Directors, acting reasonably, which determination will be conclusive) of such shares or rights, options or warrants or evidences of indebtedness or assets or cash actually distributed, and of which the denominator will be the total number of Shares outstanding on such record date multiplied by such Current Market Price per Share. Such adjustment must be made successively whenever such a record date is fixed. To the extent that such distribution is not so made, the Conversion Price must be re-adjusted to the Conversion Price which would then be in effect if such record date had not been fixed or to the Conversion Price which would then be in effect based upon such shares or other securities or rights, options or warrants or evidences of indebtedness or assets actually distributed, as the case may be.
(d)	If at any time prior to the Time of Expiry, there is a reclassification of the Shares or a capital reorganization of the Corporation other than as described in Subsection 6.5(a) or a consolidation, amalgamation, arrangement, merger or acquisition of the Corporation with or into any other Person or other entity; or a sale or conveyance of the property and assets of the Corporation as an entirety or substantially as an entirety to any other Person or other entity or a liquidation, dissolution or winding-up of the Corporation or similar transaction, any holder of a Debenture who has not exercised its right of conversion prior to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, acquisition sale or conveyance, liquidation, dissolution, winding-up or similar transaction, upon the exercise of such right thereafter, will be entitled to receive and must accept, in lieu of the number of Shares then sought to be acquired by it, the number of shares or other securities or property of the Corporation or of the Person or other entity resulting from such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger or acquisition or to which such sale or conveyance may be made or which holders of Shares receive pursuant to such liquidation, dissolution or winding-up, as the case may be, that such holder of a Debenture would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, acquisition, sale or conveyance or liquidation, dissolution or winding-up or similar transaction, if, on the record date or the effective date thereof, as the case may be, the holder had been the registered holder of the number of Shares sought to be acquired by it and to which it was entitled to acquire upon the exercise of the conversion right. If determined appropriate by the Directors to give effect to or to evidence the provisions of this Subsection 6.5(d), the Corporation, its successor, or such purchasing Person or other entity, as the case may be, must, prior to or contemporaneously with any such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, acquisition, sale or conveyance or liquidation, dissolution or winding-up or other similar transaction, enter into an indenture which provides, to the extent reasonably possible, for the application of the provisions set forth in this Indenture with respect to the rights and interests thereafter of the holder of Debentures to the end that the provisions set forth in this Indenture must thereafter correspondingly be made applicable, as nearly as reasonably possible, with respect to any shares or other securities or property to which a holder of Debentures is entitled on the exercise of its conversion rights thereafter. Any indenture entered into between the Corporation and the Debenture Trustee pursuant to the provisions of this Subsection 6.5(d) must be a supplemental indenture entered into pursuant to the provisions of Article 16. Any indenture entered into between the Corporation, any successor to the Corporation or such purchasing Person or other entity and the Debenture Trustee must provide for adjustments which must be as nearly equivalent as may be practicable to the adjustments provided in this Subsection 6.5(d) and which must apply to successive reclassifications, capital reorganizations, consolidations, amalgamations, mergers, acquisitions sales or conveyances and to any successive liquidation, dissolution, winding-up or other similar transaction.
(e)	In any case in which this Section 6.5 requires that an adjustment must become effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event, issuing to the holder of any Debenture converted after such record date and before the occurrence of such event the additional Shares issuable upon such conversion by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Corporation must deliver to such holder an appropriate instrument evidencing such holder’s right to receive such additional Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Shares declared in favour of holders of record of Shares on and after the Date of Conversion or such later date as such holder would, but for the provisions of this Subsection 6.5(e), have become the holder of record of such additional Shares pursuant to Subsection 6.4(b).
(f)	The adjustments provided for in this Section 6.5 are cumulative and must apply to successive subdivisions, redivisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this Section; provided however that, notwithstanding any other provision of this Section, no adjustment of the Conversion Price will be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided, further, that any adjustments which by reason of this Subsection 6.5(f) are not required to be made must be carried forward and taken into account in any subsequent adjustment.
(g)	For the purpose of calculating the number of Shares outstanding, Shares owned by or for the benefit of the Corporation must not be counted.

(h)	In the event of any question arising with respect to the adjustments provided in this Section 6.5, such question must be conclusively determined by a firm of nationally recognized chartered accountants appointed by the Corporation and acceptable to the Debenture Trustee (who may be the auditors of the Corporation); such accountants must have access to all necessary records of the Corporation and such determination will be binding upon the Corporation, the Debenture Trustee, and the Debentureholders.
(i)	In case the Corporation takes any action affecting the Shares other than action described in this Section 6.5, which in the opinion of the Directors, would materially affect the rights of Debentureholders (including their conversion rights), the Conversion Price and the Shares issuable upon conversion of the Debentures must be adjusted in such manner and at such time, by action of the Directors, subject to the prior written consent of the Toronto Stock Exchange or such other exchange on which the Debentures and the Shares are then listed, as the Directors in their sole discretion may determine to be equitable in the circumstances. Failure of the Directors to make such an adjustment will be conclusive evidence that they have determined that it is equitable to make no adjustment in the circumstances.
(j)	Subject to the prior written consent of the Toronto Stock Exchange or such other exchange on which the Debentures are then listed, no adjustment in the Conversion Price will be made in respect of any event described in Subsections 6.5(a), 6.5(b) or 6.5(c) other than the events described in 6.5(a)(i) or 6.5(a)(ii) if the holders of the Debentures are entitled to participate in such event on the same terms mutatis mutandis as if they had converted their Debentures prior to the effective date or record date, as the case may be, of such event.
(k)	Except as stated above in this Section 6.5, no adjustment will be made in the Conversion Price for any Debenture as a result of the issuance of Shares at less than the Current Market Price for such Shares on the date of issuance or the then applicable Conversion Price.
6.6 No Requirement to Issue Fractional Shares
The Corporation will not be required to issue fractional Shares upon the conversion of Debentures pursuant to this Article. If more than one Debenture is surrendered for conversion at one time by the same holder, the number of whole Shares issuable upon conversion thereof will be computed on the basis of the aggregate principal amount of such Debentures to be converted. If any fractional interest in a Share would, except for the provisions of this Section, be deliverable upon the conversion of any principal amount of Debentures, the Corporation must, in lieu of delivering any certificate representing such fractional interest, make a cash payment to the holder of such Debenture of an amount equal to the fractional interest which would have been issuable multiplied by the Current Market Price of the Shares on the Date of Conversion (less applicable withholding taxes, if any); provided, however, that the Corporation will not be required to make any payment of less than $10.00.

6.7 Corporation to Reserve Shares
The Corporation covenants with the Debenture Trustee that it will at all times reserve and keep available out of its authorized Shares, solely for the purpose of issue upon conversion of Debentures as provided in this Article, and conditionally allot to Debentureholders who may exercise their conversion rights hereunder, such number of Shares as will then be issuable upon the conversion of all outstanding Debentures. The Corporation covenants with the Debenture Trustee that all Shares which will be so issuable will be duly and validly issued as fully-paid and non-assessable.
6.8 Cancellation of Converted Debentures
Subject to the provisions of Section 6.4 as to Debentures converted in part, all Debentures converted in whole or in part under the provisions of this Article 6 must be forthwith delivered to and cancelled by the Debenture Trustee and no Debenture will be issued in substitution therefor.
6.9 Certificate as to Adjustment
The Corporation will, from time to time immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 6.5, deliver an Officer’s Certificate to the Debenture Trustee specifying the nature of the event requiring the same and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate and the amount of the adjustment specified therein must be verified by an opinion of a firm of nationally recognized chartered accountants appointed by the Corporation and acceptable to the Debenture Trustee (who may be the auditors of the Corporation) and must be conclusive and binding on all parties in interest. When so approved, the Corporation must, except in respect of any subdivision, redivision, reduction, combination or consolidation of the Shares, forthwith give notice to the Debentureholders in the manner provided in Section 14.2 specifying the event requiring such adjustment or readjustment and the results thereof, including the resulting Conversion Price.
6.10 Notice of Special Matters
The Corporation covenants with the Debenture Trustee that so long as any Debenture remains outstanding, it will give notice to the Debenture Trustee, and to the Debentureholders in the manner provided in Section 14.2, of its intention to fix a record date for any event referred to in Subsection 6.5(a), 6.5(b) or 6.5(c) (other than a subdivision, redivision, reduction, combination or consolidation of its Shares) which may give rise to an adjustment in the Conversion Price, and, in each case, such notice will specify the particulars of such event and the record date and the effective date for such event; provided that the Corporation will only be required to specify in such notice such particulars of such event as has been fixed and determined on the date on which such notice is given. Such notice must be given not less than 14 days in each case prior to such applicable record date.

6.11 Protection of Debenture Trustee
Subject to Section 15.3, the Debenture Trustee:
(a)	will not at any time be under any duty or responsibility to any Debentureholder to determine whether any facts exist which may require any adjustment in the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same;
(b)	will not be accountable with respect to the validity or value (or the kind or amount) of any Shares or of any shares or other securities or property which may at any time be issued or delivered upon the conversion of any Debenture; and
(c)	will not be responsible for any failure of the Corporation to make any cash payment or to issue, transfer or deliver Shares or share certificates upon the surrender of any Debenture for the purpose of conversion, or to comply with any of the covenants contained in this Article.
ARTICLE 7
COVENANTS OF THE CORPORATION
The Corporation hereby covenants and agrees with the Debenture Trustee for the benefit of the Debenture Trustee and the Debentureholders, that so long as any Debentures remain outstanding:
7.1 To Pay Principal, Premium (if any) and Interest
The Corporation will duly and punctually pay or cause to be paid to every Debentureholder the principal of, premium (if any) and interest accrued on the Debentures of which it is the holder on the dates, at the places and in the manner mentioned herein and in the Debentures.
7.2 To Pay Debenture Trustee’s Remuneration
The Corporation will pay the Debenture Trustee reasonable remuneration for its services as Debenture Trustee hereunder and will repay to the Debenture Trustee on demand all monies which have been paid by the Debenture Trustee in connection with the execution of the trusts hereby created and such monies including the Debenture Trustee’s remuneration, will be payable out of any funds coming into the possession of the Debenture Trustee in priority to payment of any principal of the Debentures or interest thereon. Such remuneration will continue to be payable until the trusts hereof be finally wound up and whether or not the trusts of this Indenture are in the course of administration by or under the direction of a court of competent jurisdiction.
7.3 To Give Notice of Default
The Corporation must notify the Debenture Trustee immediately upon obtaining knowledge of any Event of Default hereunder.

7.4 Preservation of Existence, etc.
Subject to the express provisions hereof, the Corporation will carry on and conduct its activities and business, and cause its Subsidiaries to carry on and conduct their businesses, in a proper, efficient and business-like manner and in accordance with good business practices; and, subject to the express provisions hereof, it will do or cause to be done all things necessary to preserve and keep in full force and effect its and its Subsidiaries respective existences and rights.
7.5 Keeping of Books
The Corporation will keep or cause to be kept proper books of record and account, in which full and correct entries will be made of all financial transactions and the assets and business of the Corporation in accordance with generally accepted accounting principles.
7.6 Annual Certificate of Compliance
The Corporation must deliver to the Debenture Trustee, within 120 days after the end of each calendar year, an Officer’s Certificate as to the knowledge of such Director or officer of the Corporation who executes the Officer’s Certificate, of the Corporation’s compliance with all conditions and covenants of this Indenture certifying that after reasonable investigation and inquiry, the Corporation has complied with all covenants, conditions or other requirements contained in this Indenture, the non-compliance with which could, with the giving of notice, lapse of time or otherwise, constitute an Event of Default hereunder, or if such is not the case, setting forth with reasonable particulars any steps taken or proposed to be taken to remedy such Event of Default.
7.7 No Dividend or Distributions on Shares if Event of Default
The Corporation must not declare or pay any dividend or distribution to the holders of its issued and outstanding Shares after the occurrence of an Event of Default unless and until such default has been cured or waived or has ceased to exist.
7.8 Performance of Covenants of Debenture Trustee
If the Corporation fails to perform any of its covenants contained in this Indenture, then the Debenture Trustee may notify the Debentureholders of such failure on the part of the Corporation or may itself perform any of the covenants capable of being performed by it, but (subject to Sections 8.2 and 15.3) will be under no obligation to do so or to notify the Debentureholders. All sums so expended or advanced by the Debenture Trustee will be repayable as provided in Section 7.2. No such performance, expenditure or advance by the Debenture Trustee will be deemed to relieve the Corporation of any default hereunder.
7.9 Reporting Issuer and Listing Status
The Corporation must use commercially reasonable efforts to ensure that the Shares and the Initial Debentures are listed and posted for trading on the Toronto Stock Exchange, to maintain such listing and posting for trading of the Shares and the Initial Debentures on the Toronto Stock

Exchange, and to maintain the Corporation’s status as a “reporting issuer not in default” under Applicable Securities Legislation.
ARTICLE 8
DEFAULT
8.1 Events of Default
Each of the following events constitutes, and is herein sometimes referred to as, an “Event of Default”:
(a)	failure for 15 days to pay interest on the Debentures when due;
(b)	failure to pay principal or premium, if any, on the Debentures when due whether at maturity, upon redemption, by declaration or otherwise (whether such payment is due in cash, Shares or other securities or property or a combination thereof);
(c)	if a decree or order of a Court having jurisdiction is entered adjudging the Corporation a bankrupt or insolvent under the Bankruptcy and Insolvency Act (Canada) or any other bankruptcy, insolvency or analogous laws, or issuing sequestration or process of execution against, or against any substantial part of, the property of the Corporation, or appointing a receiver of, or of any substantial part of, the property of the Corporation or ordering the winding-up or liquidation of its affairs, and any such decree or order continues unstayed and in effect for a period of 60 days;
(d)	if the Corporation institutes proceedings to be adjudicated a bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it under the Bankruptcy and Insolvency Act (Canada) or any other bankruptcy, insolvency or analogous laws, or consents to the filing of any such petition or to the appointment of a receiver of, or of any substantial part of, the property of the Corporation or makes a general assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due;
(e)	if a resolution is passed for the winding-up or liquidation of the Corporation, except in the course of carrying out or pursuant to a transaction in respect of which the conditions of Section 11.1 are duly observed and performed;
(f)	if, after the date of this Indenture, any proceedings with respect to the Corporation are taken with respect to a compromise or arrangement, including under the Companies’ Creditors Arrangement Act, with respect to creditors of the Corporation generally, under the applicable legislation of any jurisdiction;

(g)	default in the delivery, when due, of all cash and any Shares or other consideration, including any Make Whole Premium Shares, payable on conversion with respect to the Debentures, which default continues for 15 days;
(h)	the Corporation fails to comply with Article 11 hereof; or
(i)	default in the observance or performance of a material covenant contained in Sections 7.3, 7.6, 7.7 or 7.9 of this Indenture by the Corporation for a period of 30 days after notice in writing has been given by the Debenture Trustee to the Corporation specifying such default and requiring the Corporation to remedy such default.
in each and every such event the Debenture Trustee may, in its discretion, but subject to the provisions of this Section, and must, upon receipt of a request in writing signed by the holders of not less than 25% in principal amount of the Debentures then outstanding, subject to the provisions of Section 8.3, by notice in writing to the Corporation, declare the principal of and interest on all Debentures then outstanding and all other monies outstanding hereunder to be due and payable and the same will forthwith become immediately due and payable to the Debenture Trustee, and the Corporation must forthwith pay to the Debenture Trustee for the benefit of the Debentureholders such principal, accrued and unpaid interest and interest on amounts in default on such Debentures (and, where such a declaration is based upon a voluntary winding-up or liquidation of the Corporation, the premium, if any, on the Debentures then outstanding which would have been payable upon the redemption thereof by the Corporation on the date of such declaration) and all other monies outstanding hereunder, together with subsequent interest at the rate borne by the Debentures on such principal, interest and such other monies from the date of such declaration until payment is received by the Debenture Trustee, such subsequent interest to be payable at the times and places and in the monies mentioned in and according to the tenor of the Debentures. Such payment when made will be deemed to have been made in discharge of the Corporation’s obligations hereunder and any monies so received by the Debenture Trustee will be applied in the manner provided in Section 8.6.
For greater certainty, for the purposes of this Section 8.1, an Event of Default will occur with respect to a series of Debentures if such Event of Default relates to a default in the payment of principal, premium (if any) or interest on the Debentures of such series in which case references to Debentures in this Section 8.1 will refer to Debentures of that particular series.
For the purposes of this Article 8, where the Event of Default refers to an Event of Default with respect to a particular series of Debentures as described in this Section 8.1, then this Article 8 will apply mutatis mutandis to the Debentures of such series and references in this Article 8 to the Debentures will mean Debentures of the particular series and references to the Debentureholders will refer to the Debentureholders of the particular series, as applicable.
8.2 Notice of Events of Default
If an Event of Default occurs and be continuing the Debenture Trustee must, within 30 days after it receives written notice of the occurrence of such Event of Default, give notice of such Event of Default to the Debentureholders in the manner provided in Section 14.2, provided that notwithstanding the foregoing, unless the Debenture Trustee has been requested to do so by the holders of at least 25% of the principal amount of the Debentures then outstanding, the Debenture Trustee will not be required to give such notice if the Debenture Trustee in good faith has determined that the withholding of such notice is in the best interests of the Debentureholders and has so advised the Corporation in writing.
8.3 Waiver of Default
Upon the happening of any Event of Default hereunder:
(a)	the holders of the Debentures will have the power (in addition to the powers exercisable by Extraordinary Resolution as hereinafter provided) by requisition in writing by the holders of more than 50% of the principal amount of Debentures then outstanding, to instruct the Debenture Trustee to waive any Event of Default and to cancel any declaration made by the Debenture Trustee pursuant to Section 8.1 and the Debenture Trustee will thereupon waive the Event of Default and cancel such declaration, or either, upon such terms and conditions as will be prescribed in such requisition; provided that, notwithstanding the foregoing, if the Event of Default has occurred by reason of the nonobservance or non-performance by the Corporation of any covenant applicable only to one or more series of Debentures, then the holders of more than 50% of the principal amount of the outstanding Debentures of that series will be entitled to exercise the foregoing power and the Debenture Trustee will so act and it will not be necessary to obtain a waiver from the holders of any other series of Debentures; and
(b)	the Debenture Trustee, so long as it has not become bound to declare the principal and interest on the Debentures then outstanding to be due and payable, or to obtain or enforce payment of the same, will have power to waive any Event of Default if, in the Debenture Trustee’s opinion, the same has been cured or adequate satisfaction made therefor, and in such event to cancel any such declaration theretofor made by the Debenture Trustee in the exercise of its discretion, upon such terms and conditions as the Debenture Trustee may deem advisable.
No such act or omission either of the Debenture Trustee or of the Debentureholders will extend to or be taken in any manner whatsoever to affect any subsequent Event of Default or the rights resulting therefrom.
8.4 Enforcement by the Debenture Trustee
Subject to the provisions of Section 8.3 and to the provisions of any Extraordinary Resolution that may be passed by the Debentureholders, if the Corporation fails to pay to the Debenture Trustee, forthwith after the same has been declared to be due and payable under Section 8.1, the principal of and premium (if any) and interest on all Debentures then outstanding, together with any other amounts due hereunder, the Debenture Trustee may in its discretion and must upon receipt of a request in writing signed by the holders of not less than 25% in principal amount of the Debentures then outstanding and upon being funded and indemnified to its reasonable satisfaction against all costs, expenses and liabilities to be incurred, proceed in its name as trustee hereunder to obtain or enforce payment of such principal of and premium (if any) and interest on all the Debentures then outstanding together with any other amounts due hereunder by such proceedings authorized by this Indenture or by law or equity as the Debenture Trustee in such request must have been directed to take, or if such request contains no such direction, or if the Debenture Trustee acts without such request, then by such proceedings authorized by this Indenture or by suit at law or in equity as the Debenture Trustee deems expedient.
The Debenture Trustee will be entitled and empowered, either in its own name or as Debenture Trustee of an express trust, or as mandatary for the holders of the Debentures, or in any one or more of such capacities, to file such proof of debt, amendment of proof of debt, claim, petition or other document as may be necessary or advisable in order to have the claims of the Debenture Trustee and of the holders of the Debentures allowed in any insolvency, bankruptcy, liquidation, arrangement or other judicial proceedings relative to the Corporation or its creditors or relative to or affecting its property. The Debenture Trustee is hereby irrevocably appointed (and the successive respective holders of the Debentures by taking and holding the same will be conclusively deemed to have so appointed the Debenture Trustee) the true and lawful mandatary of the respective holders of the Debentures with authority to make and file in the respective names of the holders of the Debentures or on behalf of the holders of the Debentures as a class, subject to deduction from any such claims of the amounts of any claims filed by any of the holders of the Debentures themselves, any proof of debt, amendment of proof of debt, claim, petition or other document in any such proceedings and to receive payment of any sums becoming distributable on account thereof, and to execute any such other papers and documents and to do and perform any and all such acts and things for and on behalf of such holders of the Debentures, as may be necessary or advisable in the opinion of the Debenture Trustee, in order to have the respective claims of the Debenture Trustee and of the holders of the Debentures against the Corporation or its property allowed in any such proceeding, and to receive payment of or on account of such claims; provided, however, that subject to Section 8.3, nothing contained in this Indenture will be deemed to give to the Debenture Trustee, unless so authorized by Extraordinary Resolution, any right to accept or consent to any plan of reorganization, arrangement or otherwise by action of any character in such proceeding to waive or change in any way any right of any Debentureholder.
The Debenture Trustee will also have the power at any time and from time to time to institute and maintain such suits and proceedings as it may be advised are necessary or advisable to preserve and protect its interests and the interests of the Debentureholders.
All rights of action hereunder may be enforced by the Debenture Trustee without the possession of any of the Debentures or the production thereof on the trial or other proceedings relating thereto. Any such suit or proceeding instituted by the Debenture Trustee must be brought in the name of the Debenture Trustee as trustee of an express trust, and any recovery of judgment will be for the rateable benefit of the holders of the Debentures subject to the provisions of this Indenture. In any proceeding brought by the Debenture Trustee (and also any proceeding in which a declaratory judgment of a court may be sought as to the interpretation or construction of any provision of this Indenture, to which the Debenture Trustee will be a party) the Debenture

Trustee will be held to represent all the holders of the Debentures, and it will not be necessary to make any holders of the Debentures parties to any such proceeding.
8.5 No Suits by Debentureholders
No holder of any Debenture will have any right to institute any action, suit or proceeding at law or in equity for the purpose of enforcing payment of the principal of or interest on the Debentures or for the execution of any trust or power hereunder or for the appointment of a liquidator or receiver or for a receiving order under the Bankruptcy and Insolvency Act (Canada) or to have the Corporation wound up or to file or prove a claim in any liquidation or bankruptcy proceeding or for any other remedy hereunder, unless: (a) such holder has previously given to the Debenture Trustee written notice of the happening of an Event of Default hereunder; and (b) the Debentureholders by Extraordinary Resolution or by written instrument signed by the holders of at least 25% in principal amount of the Debentures then outstanding has made a request to the Debenture Trustee and the Debenture Trustee has been afforded reasonable opportunity either itself to proceed to exercise the powers hereinbefore granted or to institute an action, suit or proceeding in its name for such purpose; and (c) the Debentureholders or any of them has furnished to the Debenture Trustee, when so requested by the Debenture Trustee, sufficient funds and security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby; and (d) the Debenture Trustee has failed to act within a reasonable time after such notification, request and offer of indemnity and such notification, request and offer of indemnity are hereby declared in every such case, at the option of the Debenture Trustee, to be conditions precedent to any such proceeding or for any other remedy hereunder by or on behalf of the holder of any Debentures.
8.6 Application of Monies by Debenture Trustee
(a)	Except as herein otherwise expressly provided, any monies received by the Debenture Trustee from the Corporation pursuant to the foregoing provisions of this Article 8, or as a result of legal or other proceedings or from any trustee in bankruptcy or liquidator of the Corporation, must be applied, together with any other monies in the hands of the Debenture Trustee available for such purpose, as follows:
(i)	first, in payment or in reimbursement to the Debenture Trustee of its compensation, costs, charges, expenses, borrowings, advances or other monies furnished or provided by or at the instance of the Debenture Trustee in or about the execution of its trusts under, or otherwise in relation to, this Indenture, with interest thereon as herein provided;

(ii)	second, but subject as hereinafter in this Section 8.6 provided, in payment, rateably and proportionately to (and in the case of applicable withholding taxes, if any) the holders of Debentures, of the principal of and premium (if any) and accrued and unpaid interest and interest on amounts in default on the Debentures which will then be outstanding in the priority of principal first and then premium and then accrued and unpaid interest and interest on amounts in default unless otherwise directed by Extraordinary Resolution and in that case in such order or priority as between principal, premium (if any) and interest as may be directed by such resolution; and

(iii)	third, in payment of the surplus, if any, of such monies to the Corporation or its assigns;
provided, however, that no payment will be made pursuant to clause (ii) above in respect of the principal, premium or interest on any Debenture held, directly or indirectly, by or for the benefit of the Corporation or any Subsidiary (other than any Debenture pledged for value and in good faith to a person other than the Corporation or any Subsidiary but only to the extent of such person’s interest therein) except subject to the prior payment in full of the principal, premium (if any) and interest (if any) on all Debentures which are not so held.

(b)	The Debenture Trustee will not be bound to apply or make any partial or interim payment of any monies coming into its hands if the amount so received by it, after reserving thereout such amount as the Debenture Trustee may think necessary to provide for the payments mentioned in Subsection 8.6(a), is insufficient to make a distribution of at least 2% of the aggregate principal amount of the outstanding Debentures, but it may retain the money so received by it and invest or deposit the same as provided in Section 15.9 until the money or the investments representing the same, with the income derived therefrom, together with any other monies for the time being under its control will be sufficient for the said purpose or until it considers it advisable to apply the same in the manner hereinbefore set forth. The foregoing will, however, not apply to a final payment in distribution hereunder.
8.7 Notice of Payment by Debenture Trustee
Not less than 15 days notice will be given in the manner provided in Section 14.2 by the Debenture Trustee to the Debentureholders of any payment to be made under this Article 8. Such notice must state the time when and place where such payment is to be made and also the liability under this Indenture to which it is to be applied. After the day so fixed, unless payment has been duly demanded and have been refused, the Debentureholders will be entitled to interest only on the balance (if any) of the principal monies, premium (if any) and interest due (if any) to them, respectively, on the Debentures, after deduction of the respective amounts payable in respect thereof on the day so fixed.
8.8 Debenture Trustee May Demand Production of Debentures
The Debenture Trustee will have the right to demand production of the Debentures in respect of which any payment of principal, interest or premium required by this Article 8 is made and may cause to be endorsed on the same a memorandum of the amount so paid and the date of payment, but the Debenture Trustee may, in its discretion, dispense with such production and endorsement, upon such indemnity being given to it and to the Corporation as the Debenture Trustee deems sufficient.

8.9 Remedies Cumulative
No remedy herein conferred upon or reserved to the Debenture Trustee, or upon or to the holders of Debentures is intended to be exclusive of any other remedy, but each and every such remedy will be cumulative and will be in addition to every other remedy given hereunder or now existing or hereafter to exist by law or by statute.
8.10 Judgment Against the Corporation
The Corporation covenants and agrees with the Debenture Trustee that, in case of any judicial or other proceedings to enforce the rights of the Debentureholders, judgment may be rendered against it in favour of the Debentureholders or in favour of the Debenture Trustee, as trustee for the Debentureholders, for any amount which may remain due in respect of the Debentures and premium (if any) and the interest thereon and any other monies owing hereunder.
8.11 Immunity of Debenture Trustee and Others
The Debentureholders and the Debenture Trustee hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future officer or director of the Corporation, any Director or any holder of Shares or of any successor thereto, for the payment of the principal of or premium or interest on any of the Debentures or on any covenant, agreement, representation or warranty by the Corporation contained herein or in the Debentures.
ARTICLE 9
SATISFACTION AND DISCHARGE
9.1 Cancellation and Destruction
All Debentures must forthwith after payment thereof be delivered to the Debenture Trustee and cancelled by it. All Debentures cancelled or required to be cancelled under this or any other provision of this Indenture must be destroyed by the Debenture Trustee and, if required by the Corporation, the Debenture Trustee must furnish to it a destruction certificate setting out the designating numbers of the Debentures so destroyed.
9.2 Non-Presentation of Debentures
In case the holder of any Debenture fails to present the same for payment on the date on which the principal, premium (if any) or the interest thereon or represented thereby becomes payable either at maturity or otherwise or does not accept payment on account thereof and give such receipt therefor, if any, as the Debenture Trustee may require:
(a)	the Corporation will be entitled to pay or deliver to the Debenture Trustee and direct it to set aside; or

(b)	in respect of monies or Shares in the hands of the Debenture Trustee which may or should be applied to the payment of the Debentures, the Corporation will be entitled to direct the Debenture Trustee to set aside; or
(c)	if the redemption was pursuant to notice given by the Debenture Trustee, the Debenture Trustee may itself set aside;
the principal, premium (if any) or the interest, as the case may be, in trust to be paid to the holder of such Debenture upon due presentation or surrender thereof in accordance with the provisions of this Indenture; and thereupon the principal, premium (if any) or the interest payable on or represented by each Debenture in respect whereof such monies or Shares, if applicable, have been set aside will be deemed to have been paid and the holder thereof will thereafter have no right in respect thereof except that of receiving delivery and payment of the monies or Shares, if applicable, (less applicable withholding taxes, if any) so set aside by the Debenture Trustee upon due presentation and surrender thereof, subject always to the provisions of Section 9.3.
9.3 Repayment of Unclaimed Monies or Shares
Subject to applicable law, any monies or Shares, if applicable, set aside under Section 9.2 and not claimed by and paid to holders of Debentures as provided in Section 9.2 within six years after the date of such setting aside will be repaid and delivered to the Corporation by the Debenture Trustee and thereupon the Debenture Trustee will be released from all further liability with respect to such monies or Shares, if applicable, and thereafter the holders of the Debentures in respect of which such monies or Shares, if applicable, were so repaid to the Corporation will have no rights in respect thereof except to obtain payment and delivery of the monies or Shares, if applicable, from the Corporation subject to any prescription provided by the laws of the Province of Québec. Notwithstanding the foregoing, the Debenture Trustee will pay any remaining funds prior to the expiry of six years after the setting aside described in Section 9.2 to the Corporation upon receipt from the Corporation, or one of its Subsidiaries, of an uncontested letter of credit from a Canadian chartered bank in an amount equal to or in excess of the amount of the remaining funds. If the remaining funds are paid to the Corporation prior to the expiry of six years after such setting aside, the Corporation will reimburse the Debenture Trustee for any amounts so set aside which are required to be paid by the Debenture Trustee to a holder of a Debenture after the date of such payment of the remaining funds to the Corporation but prior to six years after such setting aside.
9.4 Discharge
The Debenture Trustee must at the written request of the Corporation release and discharge this Indenture and execute and deliver such instruments as it is advised by Counsel are requisite for that purpose and to release the Corporation from its covenants herein contained (other than the provisions relating to the indemnification of the Debenture Trustee), upon proof being given to the reasonable satisfaction of the Debenture Trustee that the principal and premium (if any) of and interest (including interest on amounts in default, if any), on all the Debentures and all other monies payable hereunder have been paid or satisfied or that all the Debentures having matured or having been duly called for redemption, payment of the principal of and interest (including interest on amounts in default, if any) on such Debentures and of all other monies payable hereunder has been duly and effectually provided for in accordance with the provisions hereof.
9.5 Satisfaction
(a)	The Corporation will be deemed to have fully paid, satisfied and discharged all of the outstanding Debentures of any series and the Debenture Trustee, at the expense of the Corporation, will execute and deliver proper instruments acknowledging the full payment, satisfaction and discharge of such Debentures, when, with respect to all of the outstanding Debentures or all of the outstanding Debentures of any series, as applicable, either:
(i)	the Corporation has deposited or caused to be deposited with the Debenture Trustee as trust funds or property in trust for the purpose of making payment on such Debentures, an amount in money or Shares, if applicable, sufficient to pay, satisfy and discharge the entire amount of principal, premium, if any, and interest, if any, to maturity or any repayment date, Redemption Date, Change of Control Purchase Date or upon any conversion or otherwise, as the case may be, of such Debentures (including the maximum amount that may be payable as Make Whole Premium); or

(ii)	the Corporation has deposited or caused to be deposited with the Debenture Trustee as property in trust for the purpose of making payment on such Debentures:
(1)	if the Debentures are issued in Canadian dollars, such amount in Canadian dollars of direct obligations of, or obligations the principal and interest of which are guaranteed by, the Government of Canada; or

(2)	if the Debentures are issued in a currency or currency unit other than Canadian dollars, cash in the currency or currency unit in which the Debentures are payable and/or such amount in such currency or currency unit of direct obligations of, or obligations the principal and interest of which are guaranteed by, the Government of Canada or the government that issued the currency or currency unit in which the Debentures are payable;
as will, together with the income to accrue thereon and reinvestment thereof, be sufficient to pay and discharge the entire amount of principal and accrued and unpaid interest to maturity or any repayment date, as the case may be, of all such Debentures;
and in either event:
(iii)	the Corporation has paid, caused to be paid or made provisions to the satisfaction of the Debenture Trustee for the payment of all other sums payable with respect to all of such Debentures (together with all applicable expenses of the Debenture Trustee in connection with the payment of such Debentures); and

(iv)	the Corporation has delivered to the Debenture Trustee an Officer’s Certificate stating that all conditions precedent herein provided relating to the payment, satisfaction and discharge of all such Debentures have been complied with.
Any deposits with the Debenture Trustee referred to in this Section 9.5 will be irrevocable, subject to Section 9.6, and will be made under the terms of an escrow and/or trust agreement in form and substance satisfactory to the Debenture Trustee and which provides for the due and punctual payment of the principal of, and interest and premium, if any, on the Debentures being satisfied.

(b)	Upon the satisfaction of the conditions set forth in this Section 9.5 with respect to all the outstanding Debentures, or all the outstanding Debentures of any series, as applicable, the terms and conditions of the Debentures, including the terms and conditions with respect thereto set forth in this Indenture (other than those contained in Article 2, Article 3, Article 4, Article 6, Article 9, Section 8.4 and the provisions of Article 1 pertaining to the foregoing provisions) will no longer be binding upon or applicable to the Corporation.
(c)	Any funds or obligations deposited with the Debenture Trustee pursuant to this Section 9.5 must be denominated in the currency or denomination of the Debentures in respect of which such deposit is made.
(d)	If the Debenture Trustee is unable to apply any money or securities in accordance with this Section 9.5 by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Corporation’s obligations under this Indenture and the affected Debentures must be revived and reinstated as though no money or securities had been deposited pursuant to this Section 9.5 until such time as the Debenture Trustee is permitted to apply all such money or securities in accordance with this Section 9.5, provided that if the Corporation has made any payment in respect of principal, premium or interest on Debentures or, as applicable, other amounts because of the reinstatement of its obligations, the Corporation will be subrogated to the rights of the holders of such Debentures to receive such payment from the money or securities held by the Debenture Trustee.
9.6 Continuance of Rights, Duties and Obligations
(a)	Where trust funds or trust property have been deposited pursuant to Section 9.5, the holders of Debentures and the Corporation will continue to have and be subject to their respective rights, duties and obligations under Article 2,

Article 3, Article 4, Article 6, Article 9, Section 8.4 and the provisions of Article 1 pertaining to the foregoing provisions, as may be applicable.
(b)	In the event that, after the deposit of trust funds or trust property pursuant to Section 9.5 in respect of a series of Debentures (the “Defeased Debentures”), any holder of any of the Defeased Debentures from time to time converts its Debentures to Shares or other securities of the Corporation in accordance with Subsection 2.4(f), Article 6 or any other provision of this Indenture, the Debenture Trustee must, upon receipt of a Written Direction of the Corporation, return to the Corporation from time to time the proportionate amount of the trust funds or other trust property deposited with the Debenture Trustee pursuant to Section 9.5 in respect of the Defeased Debentures which is applicable to the Defeased Debentures so converted (which amount will be based on the applicable principal amount of the Defeased Debentures being converted in relation to the aggregate outstanding principal amount of all the Defeased Debentures).
(c)	In the event that, after the deposit of trust funds or trust property pursuant to Section 9.5, the Corporation is required to purchase any outstanding Debentures pursuant to Subsection 2.4(j) in relation to Initial Debentures or to purchase or make an offer to purchase Debentures pursuant to any other similar provisions relating to any other series of Debentures, the Corporation will be entitled to use any trust money or trust property deposited with the Debenture Trustee pursuant to Section 9.5 for the purpose of paying to any holders of Defeased Debentures who have accepted any such offer of the Corporation the Offer Price (plus accrued and unpaid interest) payable to such holders in respect of such offer to purchase the Initial Debentures (or the total offer price payable in respect of an offer relating to any other series of Debentures). Upon receipt of a Written Direction from the Corporation, the Debenture Trustee will be entitled to pay to such holder from such trust money or trust property deposited with the Debenture Trustee pursuant to Section 9.5 in respect of the Defeased Debentures which is applicable to the Defeased Debentures held by such holders who have accepted any such offer from the Corporation (which amount will be based on the applicable principal amount of the Defeased Debentures held by holders that accept any such offer in relation to the aggregate outstanding principal amount of all the Defeased Debentures).
ARTICLE 10
SHARE INTEREST PAYMENT ELECTION
10.1 Share Interest Payment Election
(a)	Provided that the Corporation is not in default under this Indenture and that all applicable regulatory approvals have been obtained (including any required approval of any stock exchange on which the Debentures or Shares are then listed), the Corporation will have the right, from time to time, to make a Share

Interest Payment Election in respect of any Interest Obligation by delivering a Share Interest Payment Election Notice to the Debenture Trustee no later than the earlier of: (i) the date required by applicable law or the rules of any stock exchange on which the Debentures or Shares are then listed, and (ii) the day which is 15 Business Days prior to the Interest Payment Date to which the Share Interest Payment Election relates.
(b)	Upon receipt of a Share Interest Payment Election Notice, the Debenture Trustee must, in accordance with this Article 10 and such Share Interest Payment Election Notice, deliver Share Bid Requests to the investment banks, brokers or dealers identified by the Corporation, in its absolute discretion, in the Share Interest Payment Election Notice. In connection with the Share Interest Payment Election, the Debenture Trustee will have the power to: (i) accept delivery of the Shares from the Corporation and process the Shares in accordance with the Share Interest Payment Election Notice; (ii) accept bids with respect to, and consummate sales of, such Shares, each as the Corporation directs in its absolute discretion through the investment banks, brokers or dealers identified by the Corporation in the Share Interest Payment Election Notice; (iii) invest the proceeds of such sales on the direction of the Corporation in Government Obligations which mature prior to an applicable Interest Payment Date and use such proceeds to pay the Interest Obligation in respect of which the Share Interest Payment Election was made; and (iv) perform any other action necessarily incidental thereto as directed by the Corporation in its absolute discretion. The Share Interest Payment Election Notice must direct the Debenture Trustee to solicit and accept only, and each Share Bid Request must provide that the acceptance of any bid is conditional on the acceptance of, sufficient bids to result in aggregate proceeds from such issue and sale of Shares which, together with the cash payments by the Corporation in lieu of fractional Shares, if any, equal the Interest Obligation on the Share Delivery Date.
(c)	The Share Interest Payment Election Notice must provide for, and all bids must be subject to, the right of the Corporation, by delivering written notice to the Debenture Trustee at any time prior to the consummation of such delivery and sale of the Shares on the Share Delivery Date, to withdraw the Share Interest Payment Election (which will have the effect of withdrawing each related Share Bid Request), whereupon the Corporation will be obliged to pay in cash the Interest Obligation in respect of which the Share Interest Payment Election Notice has been delivered.
(d)	Any sale of Shares pursuant to this Article 10 may be made to one or more Persons whose bids are solicited, but all such sales with respect to a particular Share Interest Payment Election must take place concurrently on the Share Delivery Date.
(e)	The amount received by a holder of a Debenture in respect of the Interest Obligation or the entitlement thereto will not be affected by whether or not the

Corporation elects to satisfy the Interest Obligation pursuant to a Share Interest Payment Election.
(f)	The Debenture Trustee must inform the Corporation promptly following receipt of any bid or bids for Shares solicited pursuant to the Share Bid Requests. The Debenture Trustee will accept such bid or bids as the Corporation, in its absolute discretion, will direct by Written Direction of the Corporation, provided that the aggregate proceeds of all sales of Shares resulting from the acceptance of such bids, together with the amount of any cash payment by the Corporation in lieu of any fractional Shares, on the Share Delivery Date, must be equal to the related Share Interest Payment Election Amount in connection with any bids so accepted, the Corporation, the Debenture Trustee (if required by the Corporation in its absolute discretion), and the applicable bidders must, not later than the Share Delivery Date, enter into Share Purchase Agreements and must comply with all Applicable Securities Legislation, including the securities rules and regulations of any stock exchange on which the Debentures or Shares are then listed. The Corporation must pay all fees and expenses in connection with the Share Purchase Agreements including the fees and commissions charged by the investment banks, brokers and dealers and the fees of the Debenture Trustee.
(g)	Provided that: (i) all conditions specified in each Share Purchase Agreement to the closing of all sales thereunder have been satisfied, other than the delivery of the Shares to be sold thereunder against payment of the purchase price thereof; and (ii) the purchasers under each Share Purchase Agreement must be ready, willing and able to perform thereunder, in each case on the Share Delivery Date, the Corporation must, on the Share Delivery Date, deliver to the Debenture Trustee the Shares to be sold on such date, an amount in cash equal to the value of any fractional Shares and an Officer’s Certificate to the effect that all conditions precedent to such sales, including those set forth in this Indenture and in each Share Purchase Agreement, have been satisfied. Upon such deliveries, the Debenture Trustee will consummate such sales on such Share Delivery Date by the delivery of the Shares to such purchasers against payment to the Debenture Trustee in immediately available funds of the purchase price therefor in an aggregate amount equal to the Share Interest Payment Election Amount (less any amount attributable to any fractional Shares), whereupon the sole right of a holder of Debentures to receive such holder’s portion of the Share Interest Payment Election Amount will be to receive same from the Debenture Trustee out of the proceeds of such sales of Shares plus any amount received by the Debenture Trustee from the Corporation attributable to any fractional Shares in full satisfaction of the Interest Obligation and the holder will have no further recourse to the Corporation in respect of the Interest Obligation.
(h)	The Debenture Trustee must, on the Share Delivery Date, use the sale proceeds of the Shares (together with any cash received from the Corporation in lieu of any fractional Shares) to purchase, on the direction of the Corporation in writing, Government Obligations which mature prior to the applicable Interest Payment Date and which the Debenture Trustee is required to hold until maturity (the “Share Proceeds Investment”) and must, on such date, deposit the balance, if any, of such sale proceeds in an account established by the Corporation (and which must be maintained by and subject to the control of the Debenture Trustee) (the “Interest Account”) for such Debentures. The Debenture Trustee must hold such Share Proceeds Investment (but not income earned thereon) under its exclusive control in an irrevocable trust for the benefit of the holders of the Debentures. At least one Business Day prior to the Interest Payment Date, the Debenture Trustee must deposit amounts from the proceeds of the Share Proceeds Investment in the Interest Account to bring the balance of the Interest Account to the Share Interest Payment Election Amount. On the Interest Payment Date, the Debenture Trustee must pay the funds held in the Interest Account to the holders entitled to payment thereof on the Interest Payment Date (less any tax required to be deducted, if any) and, provided that there is no Event of Default, must remit amounts, if any, in respect of income earned on the Share Proceeds Investment or otherwise in excess of the Share Interest Payment Election Amount to the Corporation.
(i)	Neither the making of a Share Interest Payment Election nor the consummation of sales of Shares on a Share Delivery Date will (i) result in the holders of the Debentures not being entitled to receive on the applicable Interest Payment Date cash in an aggregate amount equal to the Interest Obligation payable on such date or (ii) entitle such holders to receive any Shares in satisfaction of such Interest Obligation.
(j)	No fractional Shares will be issued in satisfaction of interest but in lieu thereof the Corporation will satisfy such fractional interest by a cash payment equal to the market price of such fractional interest (less any tax required to be deducted, if any).
ARTICLE 11
SUCCESSORS
11.1	Restrictions on Amalgamation, Merger and Sale of Certain Assets, etc.
Subject to the provisions of Article 12, the Corporation must not enter into any transaction or series of transactions whereby all or substantially all of its undertaking, property or assets would become the property of any other Person (herein called a “Successor”) whether by way of reorganization, consolidation, amalgamation, arrangement, merger, acquisition, transfer, sale or otherwise, unless:
(a)	prior to or contemporaneously with the consummation of such transaction the Corporation and the Successor have executed such instruments and done such things as, in the opinion of Counsel, are necessary or advisable to establish that upon the consummation of such transaction:

(i)	the Successor will have assumed all the covenants and obligations of the Corporation under this Indenture in respect of the Debentures;

(ii)	the Debentures will be valid and binding obligations of the Successor entitling the holders thereof, as against the Successor, to all the rights of Debentureholders under this Indenture; and

(iii)	in the case of an entity organized otherwise than under the laws of the Province of Québec, must attorn to the jurisdiction of the courts of the Province of Québec;
(b)	such transaction, in the opinion of Counsel, will be on such terms as to substantially preserve and not impair any of the rights and powers of the Debenture Trustee or of the Debentureholders hereunder; and
(c)	no condition or event will exist as to the Corporation (at the time of such transaction) or the Successor (immediately after such transaction) and after giving full effect thereto or immediately after the Successor becomes liable to pay the principal monies, premium, if any, interest and other monies due or which may become due hereunder, which constitutes or would constitute an Event of Default hereunder.
11.2 Vesting of Powers in Successor
Whenever the conditions of Section 11.1 have been duly observed and performed, any Successor formed by or resulting from such transaction will succeed to, and be substituted for, and may exercise every right and power of the Corporation under this Indenture with the same effect as though the Successor had been named as the Corporation herein and thereafter, except in the case of a lease or other similar disposition of property to the Successor, the Corporation be relieved of all obligations and covenants under this Indenture and the Debentures forthwith upon the Corporation delivering to the Debenture Trustee an opinion of Counsel to the effect that the transaction will not result in any material adverse tax consequences to the Corporation or the Successor. The Debenture Trustee will, at the expense of the Successor, execute any documents which it may be advised by Counsel are necessary or advisable for effecting or evidencing such release and discharge.
ARTICLE 12
COMPULSORY ACQUISITION
12.1 Definitions
In this Article:
(a)	“Affiliate” and “Associate” have the same respective meanings set forth in the Securities Act (Québec);

(b)	“Dissenting Debentureholders” means a Debentureholder who does not accept an Offer referred to in Section 12.2 and includes any assignee of the Debenture of a Debentureholder to whom such an Offer is made, whether or not such assignee is recognized under this Indenture;
(c)	“Offer” means an offer to acquire outstanding Debentures where, as of the date of the offer to acquire, the Debentures that are subject to the offer to acquire, together with the Offeror’s Debentures, constitute in the aggregate 20% or more of the outstanding principal amount of the Debentures;
(d)	“offer to acquire” includes an acceptance of an offer to sell;
(e)	“Offeror” means a person, or two or more persons acting jointly or in concert, who make an Offer to acquire Debentures;
(f)	“Offeror’s Debentures” means Debentures beneficially owned, or over which control or direction is exercised, on the date of an Offer by the Offeror, any Affiliate or Associate of the Offeror or any person or company acting jointly or in concert with the Offeror; and
(g)	“Offeror’s Notice” means the notice described in Section 12.3.
12.2 Offer for Debentures
If an Offer for all of the outstanding Debentures (other than Debentures held by or on behalf of the Offeror or an Affiliate or Associate of the Offeror) is made and:
(a)	within the time provided in the Offer for its acceptance or within 60 days after the date the Offer is made, whichever period is the shorter, the Offer is accepted by Debentureholders representing at least 90% of the outstanding principal amount of the Debentures, other than the Offeror’s Debentures;
(b)	the Offeror has taken up and paid for the Debentures of the Debentureholders who accepted the Offer; and
(c)	the Offeror complies with Sections 12.3 and 12.5;
the Offeror is entitled to acquire, and the Dissenting Debentureholders are required to sell to the Offeror, the Debentures held by the Dissenting Debentureholders for the same consideration per Debenture payable or paid, as the case may be, under the Offer.
12.3 Offeror’s Notice to Dissenting Shareholders
Where an Offeror is entitled to acquire Debentures held by Dissenting Debentureholders pursuant to Section 12.2 and the Offeror wishes to exercise such right, the Offeror must send by registered mail within 30 days after the date of termination of the Offer a notice (the “Offeror’s Notice”) to each Dissenting Debentureholder stating that:

(a)	Debentureholders holding at least 90% of the principal amount of all outstanding Debentures, other than Offeror’s Debentures, have accepted the Offer;
(b)	the Offeror has taken up and paid for, the Debentures of the Debentureholders who accepted the Offer;
(c)	Dissenting Debentureholders must transfer their respective Debentures to the Offeror on the terms on which the Offeror acquired the Debentures of the Debentureholders who accepted the Offer within 21 days after the date of the sending of the Offeror’s Notice; and
(d)	Dissenting Debentureholders must send their respective Debenture certificate(s) to the Debenture Trustee within 21 days after the date of the sending of the Offeror’s Notice.
12.4 Delivery of Debenture Certificates
A Dissenting Debentureholder to whom an Offeror’s Notice is sent pursuant to Section 12.3 must, within 21 days after the sending of the Offeror’s Notice, send his or her Debenture certificate(s) to the Debenture Trustee duly endorsed for transfer.
12.5 Payment of Consideration to Debenture Trustee
Within 21 days after the Offeror sends an Offeror’s Notice pursuant to Section 12.3, the Offeror must pay or transfer to the Debenture Trustee, or to such other person as the Debenture Trustee may direct, the cash or other consideration that is payable to Dissenting Debentureholders pursuant to Section 12.2. The acquisition by the Offeror of all Debentures held by all Dissenting Debentureholders will be effective as of the time of such payment or transfer.
12.6 Consideration to be held in Trust
The Debenture Trustee, or the person directed by the Debenture Trustee, must hold in trust for the Dissenting Debentureholders the cash or other consideration they or it receives under Section 12.5. The Debenture Trustee, or such persons, must deposit cash in a separate account in a Canadian chartered bank, or other body corporate, any of whose deposits are insured by the Canada Deposit Insurance Corporation, and must place other consideration in the custody of a Canadian chartered bank or such other body corporate.
12.7 Completion of Transfer of Debentures to Offeror
Within 30 days after the date of the sending of an Offeror’s Notice pursuant to Section 12.3, the Debenture Trustee, if the Offeror has complied with Section 12.5, must:
(a)	do all acts and things and execute and cause to be executed all instruments as in the Debenture Trustee’s opinion may be necessary or desirable to cause the transfer of the Debentures of the Dissenting Debentureholders to the Offeror;

(b)	send to each Dissenting Debentureholder who has complied with Section 12.4 the consideration to which such Dissenting Debentureholder is entitled under this Article 12 (net of applicable withholding taxes, if any); and
(c)	send to each Dissenting Debentureholder who has not complied with Section 12.4 a notice stating that:
(i)	his or her Debentures have been transferred to the Offeror;

(ii)	the Debenture Trustee or some other person designated in such notice are holding in trust the consideration for such Debentures; and

(iii)	the Debenture Trustee, or such other person, will send the consideration to such Dissenting Debentureholder as soon as possible after receiving such Dissenting Debentureholder’s Debenture certificate(s) or such other documents as the Debenture Trustee or such other person may require in lieu thereof;
and the Debenture Trustee is hereby appointed the agent and mandatary, and is granted power of attorney of the Dissenting Debentureholders for the purposes of giving effect to the foregoing provisions including, without limitation, the power and authority to execute such transfers as may be necessary or desirable in respect of the book-entry only registration system of the Depositary.
12.8 Communication of Offer to Corporation
An Offeror cannot make an Offer for Debentures unless, concurrent with the communication of the Offer to any Debentureholder, a copy of the Offer is provided to the Corporation.
ARTICLE 13
MEETINGS OF DEBENTUREHOLDERS
13.1 Right to Convene Meeting
The Debenture Trustee or the Corporation may at any time, and from time to time; and the Debenture Trustee must, on receipt of a written request of the Corporation or a written request signed by the holders of not less than 25% of the principal amount of the Debentures then outstanding and upon receiving funding and being indemnified to its reasonable satisfaction by the Corporation or by the Debentureholders signing such request against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Debentureholders. In the event of the Debenture Trustee failing, within 30 days after receipt of any such request and such funding of indemnity, to give notice convening a meeting, the Corporation or such Debentureholders, as the case may be, may convene such meeting. Every such meeting must be held in the City of Montréal or at such other place as may be approved or determined by the Debenture Trustee.

13.2 Notice of Meetings
(a)	At least 21 days’ notice of any meeting must be given to the Debentureholders in the manner provided in Section 14.2 and a copy of such notice must be sent by post to the Debenture Trustee, unless the meeting has been called by it. Such notice must state the time when and the place where the meeting is to be held and must state briefly the general nature of the business to be transacted thereat and it will not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article. The accidental omission to give notice of a meeting to any holder of Debentures will not invalidate any resolution passed at any such meeting. A holder may waive notice of a meeting either before or after the meeting.
(b)	If the business to be transacted at any meeting by Extraordinary Resolution or otherwise, or any action to be taken or power exercised by instrument in writing under Section 13.15, especially affects the rights of holders of Debentures of one or more series in a manner or to an extent differing in any material way from that in or to which the rights of holders of Debentures of any other series are affected (determined as provided in Subsections 13.2(c) and 13.2(d)), then:
(i)	a reference to such fact, indicating each series of Debentures in the opinion of the Debenture Trustee so especially affected (hereinafter referred to as the “especially affected series”) must be made in the notice of such meeting, and in any such case the meeting is deemed to be and is herein referred to as a “Serial Meeting”; and

(ii)	the holders of Debentures of an especially affected series will not be bound by any action taken at a Serial Meeting or by instrument in writing under Section 13.15 unless in addition to compliance with the other provisions of this Article 13:
(1)	at such Serial Meeting: (I) there are Debentureholders present in person or by proxy and representing at least 25% in principal amount of the Debentures then outstanding of such series, subject to the provisions of this Article 13 as to quorum at adjourned meetings; and (II) the resolution is passed by the affirmative vote of the holders of more than 50% (or in the case of an Extraordinary Resolution not less than 66 2/3%) of the principal amount of the Debentures of such series then outstanding voted on the resolution; or

(2)	in the case of action taken or power exercised by instrument in writing under Section 13.15, such instrument is signed in one or more counterparts by the holders of not less than 66 2/3% in principal amount of the Debentures of such series then outstanding.

(c)	Subject to Subsection 13.2(d), the determination as to whether any business to be transacted at a meeting of Debentureholders, or any action to be taken or power to be exercised by instrument in writing under Section 13.15, especially affects the rights of the Debentureholders of one or more series in a manner or to an extent differing in any material way from that in or to which it affects the rights of Debentureholders of any other series (and is therefore an especially affected series) must be determined by an opinion of Counsel, which will be binding on all Debentureholders, the Debenture Trustee and the Corporation for all purposes hereof.
(d)	A proposal:
(i)	to extend the maturity of Debentures of any particular series or to reduce the principal amount thereof, the rate of interest or redemption premium thereon or to impair any conversion right thereof;

(ii)	to modify or terminate any covenant or agreement which by its terms is effective only so long as Debentures of a particular series are outstanding; or

(iii)	to reduce with respect to Debentureholders of any particular series any percentage stated in this Sections 13.2, 13.4, 13.12 and 13.15;
is deemed to especially affect the rights of the Debentureholders of such series in a manner differing in a material way from that in which it affects the rights of holders of Debentures of any other series, whether or not a similar extension, reduction, modification or termination is proposed with respect to Debentures of any or all other series.
13.3 Chairman
Some person, who need not be a Debentureholder, nominated in writing by the Debenture Trustee will be chairman of the meeting and if no person is so nominated, or if the person so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, a majority of the Debentureholders present in person or by proxy will choose some person present to be chairman.
13.4 Quorum
Subject to the provisions of Section 13.12, at any meeting of the Debentureholders a quorum consists of Debentureholders present in person or by proxy and representing at least 25% in principal amount of the outstanding Debentures and, if the meeting is a Serial Meeting, at least 25% of the Debentures then outstanding of each especially affected series. If a quorum of the Debentureholders is not present within 30 minutes from the time fixed for holding any meeting, the meeting, if summoned by the Debentureholders or pursuant to a request of the Debentureholders, must be dissolved, but in any other case the meeting must be adjourned to the same day in the next week (unless such day is not a Business Day in which case it will be adjourned to the next following Business Day thereafter) at the same time and place and no notice will be required to be given in respect of such adjourned meeting. At the adjourned meeting, the Debentureholders present in person or by proxy will, subject to the provisions of Section 13.12, constitute a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent 25% of the principal amount of the outstanding Debentures or of the Debentures then outstanding of each especially affected series. Any business may be brought before or dealt with at an adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same. No business will be transacted at any meeting unless the required quorum is present at the commencement of business.
13.5 Power to Adjourn
The chairman of any meeting at which a quorum of the Debentureholders is present may, with the consent of the holders of a majority in principal amount of the Debentures represented thereat, adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.
13.6 Show of Hands
Every question submitted to a meeting must, subject to Section 13.7, be decided in the first place by a majority of the votes given on a show of hands except for votes on Extraordinary Resolutions which must be given in the manner hereinafter provided. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority will be conclusive evidence of the fact. The chairman of any meeting is entitled, both on a show of hands and on a poll, to vote in respect of the Debentures, if any, held by him.
13.7 Poll
On every Extraordinary Resolution, and on any other question submitted to a meeting when demanded by the chairman or by one or more Debentureholders or proxies for Debentureholders, a poll must be taken in such manner and either at once or after an adjournment as the chairman directs. Questions other than Extraordinary Resolutions will, if a poll be taken, be decided by the votes of the holders of a majority in principal amount of the Debentures and of each especially affected series, if applicable, represented at the meeting and voted on the poll.
13.8 Voting
On a show of hands every person who is present and entitled to vote, whether as a Debentureholder or as proxy for one or more Debentureholders or both, will have one vote. On a poll each Debentureholder present in person or represented by a proxy duly appointed by an instrument in writing will be entitled to one vote in respect of each $100 principal amount of Debentures of which he will then be the holder. In the case of any Debenture denominated in a currency or currency unit other than Canadian dollars, the principal amount thereof for these purposes must be computed in Canadian dollars on the basis of the conversion of the principal amount thereof at the applicable spot buying rate of exchange for such other currency or currency unit as reported by the Bank of Canada at the close of business on the Business Day next preceding the meeting. Any fractional amounts resulting from such conversion will be rounded to the nearest $100. A proxy need not be a Debentureholder. In the case of joint holders of a Debenture, any one of them present in person or by proxy at the meeting may vote in the absence of the other or others but in case more than one of them be present in person or by proxy, they will vote together in respect of the Debentures of which they are joint holders.
13.9 Proxies
A Debentureholder may be present and vote at any meeting of Debentureholders by an authorized representative. The Corporation (in case it convenes the meeting) or the Debenture Trustee (in any other case) for the purpose of enabling the Debentureholders to be present and vote at any meeting without producing their Debentures, and of enabling them to be present and vote at any such meeting by proxy and of lodging instruments appointing such proxies at some place other than the place where the meeting is to be held, may from time to time make and vary such regulations as it thinks fit providing for and governing any or all of the following matters:
(a)	the form of the instrument appointing a proxy, which must be in writing, and the manner in which the same is executed and the production of the authority of any person signing on behalf of a Debentureholder;
(b)	the deposit of instruments appointing proxies at such place as the Debenture Trustee, the Corporation or the Debentureholder convening the meeting, as the case may be, may, in the notice convening the meeting, direct and the time, if any, before the holding of the meeting or any adjournment thereof by which the same must be deposited; and
(c)	the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, faxed, or sent by other electronic means before the meeting to the Corporation or to the Debenture Trustee at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.
Any regulations so made will be binding and effective and the votes given in accordance therewith will be valid and will be counted. Save as such regulations may provide, the only persons who will be recognized at any meeting as the holders of any Debentures, or as entitled to vote or be present at the meeting in respect thereof, will be Debentureholders and persons whom Debentureholders have by instrument in writing duly appointed as their proxies.
13.10 Persons Entitled to Attend Meetings
The Corporation and the Debenture Trustee, by their respective Directors, officers and directors, the Auditors of the Corporation and the legal advisers of the Corporation, the Debenture Trustee or any Debentureholder may attend any meeting of the Debentureholders, but will have no vote as such.

13.11 Powers Exercisable by Extraordinary Resolution
In addition to the powers conferred upon them by any other provisions of this Indenture or by law, a meeting of the Debentureholders will have the following powers exercisable from time to time by Extraordinary Resolution, subject in the case of the matters in paragraphs (a), (b), (c), (d) and (l) to receipt of the prior approval of the Toronto Stock Exchange (if applicable) or such other exchange on which the Debentures are then listed:
(a)	power to authorize the Debenture Trustee to grant extensions of time for payment of any principal, premium or interest on the Debentures, whether or not the principal, premium, or interest, the payment of which is extended, is at the time due or overdue;
(b)	power to sanction any modification, abrogation, alteration, compromise or arrangement of the rights of the Debentureholders or the Debenture Trustee against the Corporation, or against its property, whether such rights arise under this Indenture or the Debentures or otherwise;
(c)	power to assent to any modification of or change in or addition to or omission from the provisions contained in this Indenture or any Debenture which will be agreed to by the Corporation and to authorize the Debenture Trustee to concur in and execute any indenture supplemental hereto embodying any modification, change, addition or omission;
(d)	power to sanction any scheme for the reconstruction, reorganization or recapitalization of the Corporation or for the consolidation, amalgamation or merger of the Corporation with any other Person or for the sale, leasing, transfer or other disposition of all or substantially all of the undertaking, property and assets of the Corporation or any part thereof, provided that no such sanction will be necessary in respect of any such transaction if the provisions of Section 11.1 have been complied with;
(e)	power to direct or authorize the Debenture Trustee to exercise any power, right, remedy or authority given to it by this Indenture in any manner specified in any such Extraordinary Resolution or to refrain from exercising any such power, right, remedy or authority;
(f)	subject to Subsection 8.3(a), power to waive, and direct the Debenture Trustee to waive, any default hereunder and/or cancel any declaration made by the Debenture Trustee pursuant to Section 8.1 either unconditionally or upon any condition specified in such Extraordinary Resolution;
(g)	power to restrain any Debentureholder from taking or instituting any suit, action or proceeding for the purpose of enforcing payment of the principal, premium or interest on the Debentures, or for the execution of any trust or power hereunder;

(h)	power to direct any Debentureholder who, as such, has brought any action, suit or proceeding to stay or discontinue or otherwise deal with the same upon payment, if the taking of such suit, action or proceeding is permitted by Section 8.5, of the costs, charges and expenses reasonably and properly incurred by such Debentureholder in connection therewith;
(i)	power to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any common shares or other securities of the Corporation;
(j)	power to appoint a committee with power and authority (subject to such limitations, if any, as may be prescribed in the resolution) to exercise, and to direct the Debenture Trustee to exercise, on behalf of the Debentureholders, such of the powers of the Debentureholders as are exercisable by Extraordinary Resolution or other resolution as must be included in the resolution appointing the committee. The resolution making such appointment may provide for payment of the expenses and disbursements of and compensation to such committee. Such committee must consist of such number of persons as prescribed in the resolution appointing it and the members need not be themselves Debentureholders. Every such committee may elect its chairman and may make regulations respecting its quorum, the calling of its meetings, the filling of vacancies occurring in its number and its procedure generally. Such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by minutes signed by the number of members thereof necessary to constitute a quorum. All acts of any such committee within the authority delegated to it will be binding upon all Debentureholders. Neither the committee nor any member thereof will be liable for any loss arising from or in connection with any action taken or omitted to be taken by them in good faith;
(k)	power to remove the Debenture Trustee from office and to appoint a new Debenture Trustee or Debenture Trustees provided that no such removal will be effective unless and until a new Debenture Trustee or Debenture Trustees has become bound by this Indenture;
(l)	power to sanction the exchange of the Debentures for or the conversion thereof into shares, bonds, debentures or other securities or obligations of the Corporation or of any other Person formed or to be formed;
(m)	power to authorize the distribution in specie of any shares or securities received pursuant to a transaction authorized under the provisions of Subsection 13.11(l); and
(n)	power to amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by the Debentureholders or by any committee appointed pursuant to Subsection 13.11(j).

13.12	Meaning of “Extraordinary Resolution”
(a)	The expression “Extraordinary Resolution” when used in this Indenture means, subject as hereinafter in this Article provided, a resolution proposed to be passed as an Extraordinary Resolution at a meeting of Debentureholders (including an adjourned meeting) duly convened for the purpose and held in accordance with the provisions of this Article at which the holders of not less than 25% of the principal amount of the Debentures then outstanding, and if the meeting is a Serial Meeting, at which holders of not less than 25% of the principal amount of the Debentures then outstanding of each especially affected series, are present in person or by proxy and passed by the favourable votes of the holders of not less than 66 2/3% of the principal amount of the Debentures, and if the meeting is a Serial Meeting by the affirmative vote of the holders of not less than 66 2/3% of each especially affected series, in each case present or represented by proxy at the meeting and voted upon on a poll on such resolution.
(b)	If, at any such meeting, the holders of not less than 25% of the principal amount of the Debentures then outstanding and, if the meeting is a Serial Meeting, 25% of the principal amount of the Debentures then outstanding of each especially affected series, in each case are not present in person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by or on the requisition of Debentureholders, must be dissolved but in any other case it must stand adjourned to such date, being not less than 14 nor more than 60 days later, and to such place and time as may be appointed by the chairman. Not less than 10 days notice will be given of the time and place of such adjourned meeting in the manner provided in Section 14.2. Such notice must state that at the adjourned meeting the Debentureholders present in person or by proxy must form a quorum. At the adjourned meeting the Debentureholders present in person or by proxy must form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed thereat by the affirmative vote of holders of not less than 66 2/3% of the principal amount of the Debentures and, if the meeting is a Serial Meeting, by the affirmative vote of the holders of not less than 66 2/3% of the principal amount of the Debentures of each especially affected series, in each case present or represented by proxy at the meeting and voted upon on a poll will be an Extraordinary Resolution within the meaning of this Indenture, notwithstanding that the holders of not less than 25% in principal amount of the Debentures then outstanding, and if the meeting is a Serial Meeting, holders of not less than 25% of the principal amount of the Debentures then outstanding of each especially affected series, are not present in person or by proxy at such adjourned meeting.
(c)	Votes on an Extraordinary Resolution must always be given on a poll and no demand for a poll on an Extraordinary Resolution is necessary.

13.13 Powers Cumulative
Any one or more of the powers in this Indenture stated to be exercisable by the Debentureholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers from time to time will not be deemed to exhaust the rights of the Debentureholders to exercise the same or any other such power or powers thereafter from time to time.
13.14 Minutes
Minutes of all resolutions and proceedings at every meeting as aforesaid must be made and duly entered in books to be from time to time provided for that purpose by the Debenture Trustee at the expense of the Corporation, and any such minutes as aforesaid, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the Debentureholders, will be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes have been made, will be deemed to have been duly held and convened, and all resolutions passed thereat or proceedings taken thereat to have been duly passed and taken.
13.15 Instruments in Writing
All actions which may be taken and all powers that may be exercised by the Debentureholders at a meeting held as hereinbefore in this Article provided may also be taken and exercised by the holders of 66 2/3% of the principal amount of all the outstanding Debentures and, if the meeting at which such actions might be taken would be a Serial Meeting, by the holders of 66 2/3% of the principal amount of the Debentures then outstanding of each especially affected series, by an instrument in writing signed in one or more counterparts and the expression “Extraordinary Resolution” when used in this Indenture includes an instrument so signed.
13.16 Binding Effect of Resolutions
Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article at a meeting of Debentureholders will be binding upon all the Debentureholders, whether present at or absent from such meeting, and every instrument in writing signed by Debentureholders in accordance with Section 13.15 will be binding upon all the Debentureholders, whether signatories thereto or not, and each and every Debentureholder and the Debenture Trustee (subject to the provisions for its indemnity herein contained) will be bound to give effect accordingly to every such resolution, Extraordinary Resolution and instrument in writing.
13.17 Evidence of Rights Of Debentureholders
(a)	Any request, direction, notice, consent or other instrument which this Indenture may require or permit to be signed or executed by the Debentureholders may be in any number of concurrent instruments of similar tenor signed or executed by such Debentureholders.

(b)	The Debenture Trustee may, in its discretion, require proof of execution in cases where it deems proof desirable and may accept such proof as it considers proper.
13.18 Concerning Serial Meetings
If in the opinion of Counsel any business to be transacted at any meeting, or any action to be taken or power to be exercised by instrument in writing under Section 13.15, does not adversely affect the rights of the holders of Debentures of one or more series, the provisions of this Article 13 will apply as if the Debentures of such series were not outstanding and no notice of any such meeting need be given to the holders of Debentures of such series. Without limiting the generality of the foregoing, a proposal to modify or terminate any covenant or agreement which is effective only so long as Debentures of a particular series are outstanding will be deemed not to adversely affect the rights of the holders of Debentures of any other series.
ARTICLE 14
NOTICES
14.1 Notice to the Corporation
Any notice to the Corporation under the provisions of this Indenture will be valid and effective, if delivered to the Corporation at 772 Sherbrooke Street West, Suite 200, Montréal (Québec), H3A 1G1, Attention: [Vice President, Legal Affairs and Corporate Secretary], Facsimile No.: [514 284-9895], and copies delivered to Fraser Milner Casgrain LLP, 1 Place Ville-Marie, 39th Floor, Montréal (Québec) H3B 4M7, Attention: Charles R. Spector, Facsimile No.: 514 866-2241, or if given by registered letter, postage prepaid, to such offices and so addressed and if mailed, will be deemed to have been effectively given three days following the mailing thereof. The Corporation may from time to time notify the Debenture Trustee in writing of a change of address which thereafter, until changed by like notice, will be the address of the Corporation for all purposes of this Indenture.
If by reason of any interruption of mail service, actual or threatened, any notice to be given to the Corporation would reasonably be unlikely to reach its destination by the time notice by mail is deemed to have been given pursuant to this Section 14.1, such notice will be valid and effective only if delivered at the appropriate address in accordance with this Section 14.1.
14.2 Notice to Debentureholders
All notices to be given hereunder with respect to the Debentures will be deemed to be validly given to the holders thereof if sent by first class mail, postage prepaid, by letter or circular addressed to such holders at their post office addresses appearing in any of the registers hereinbefore mentioned with a copy to the Debenture Trustee and will be deemed to have been effectively given three days following the day of mailing. Any notice to be given hereunder with respect to the Debentures delivered or served by telecopier or courier will be deemed to have been given or served on the day upon which it was delivered. Accidental error or omission in giving notice or accidental failure to mail notice to any Debentureholder or the inability of the

Corporation to give or mail any notice due to anything beyond the reasonable control of the Corporation will not invalidate any action or proceeding founded thereon.
If any notice given in accordance with the foregoing paragraph would be unlikely to reach the Debentureholders to whom it is addressed in the ordinary course of post by reason of an interruption in mail service, whether at the place of dispatch or receipt or both, the Corporation must give such notice by publication at least once in the city of Montréal (or in such of those cities as, in the opinion of the Debenture Trustee, is sufficient in the particular circumstances), each such publication to be made in a daily newspaper of general circulation in the designated city.
Any notice given to Debentureholders by publication will be deemed to have been given on the day on which publication has been effected at least once in each of the newspapers in which publication was required.
All notices with respect to any Debenture may be given to whichever one of the holders thereof (if more than one) is named first in the registers hereinbefore mentioned, and any notice so given will be sufficient notice to all holders of any persons interested in such Debenture.
14.3 Notice to Debenture Trustee
Any notice to the Debenture Trustee under the provisions of this Indenture will be valid and effective if delivered to the Debenture Trustee at its office in the City of Montréal at [1500 University Street, 7th Floor, Montréal, Québec, H3A 3S8], Attention: Manager, Corporate Trust or if sent by facsimile to facsimile number [514 982-7677], Attention: Manager, Corporate Trust, or if given by registered letter, postage prepaid, to such office and so addressed and, if mailed, will be deemed to have been effectively given three days following the mailing thereof. The Debenture Trustee may from time to time notify the Corporation in writing of a change of address which thereafter, until changed by like notice, will be the address of the Debenture Trustee for all purposes of this Indenture.
14.4 Mail Service Interruption
If by reason of any interruption of mail service, actual or threatened, any notice to be given to the Debenture Trustee would reasonably be unlikely to reach its destination by the time notice by mail is deemed to have been given pursuant to Section 14.3 such notice will be valid and effective only if delivered at the appropriate address in accordance with Section 14.3.
ARTICLE 15
CONCERNING THE DEBENTURE TRUSTEE
15.1 No Conflict of Interest
The Debenture Trustee represents to the Corporation that at the date of execution and delivery by it of this Indenture there exists no material conflict of interest in the role of the Debenture Trustee as a fiduciary hereunder but if, notwithstanding the provisions of this Section 15.1, such a material conflict of interest exists, or hereafter arises, the validity and enforceability of this

Indenture, and the Debentures issued hereunder, will not be affected in any manner whatsoever by reason only that such material conflict of interest exists or arises but the Debenture Trustee must, within 30 days after ascertaining that it has a material conflict of interest, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Section 15.2.
15.2 Replacement of Debenture Trustee
The Debenture Trustee may resign its trust and be discharged from all further duties and liabilities hereunder by giving to the Corporation 90 days notice in writing or such shorter notice as the Corporation may accept as sufficient. If at any time a material conflict of interest exists in the Debenture Trustee’s role as a fiduciary hereunder the Debenture Trustee must, within 30 days after ascertaining that such a material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in this Section 15.2. The validity and enforceability of this Indenture and of the Debentures issued hereunder will not be affected in any manner whatsoever by reason only that such a material conflict of interest exists. In the event of the Debenture Trustee resigning or being removed or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Corporation must forthwith appoint a new Debenture Trustee unless a new Debenture Trustee has already been appointed by the Debentureholders. Failing such appointment by the Corporation, the retiring Debenture Trustee or any Debentureholder may apply to a Judge of the Corporation Court of Justice of Québec, on such notice as such Judge may direct at the Corporation’s expense, for the appointment of a new Debenture Trustee but any new Debenture Trustee so appointed by the Corporation or by the Court will be subject to removal as aforesaid by the Debentureholders and the appointment of such new Debenture Trustee will be effective only upon such new Debenture Trustee becoming bound by this Indenture. Any new Debenture Trustee appointed under any provision of this Section 15.2 must be a corporation authorized to carry on the business of a trust company in all of the Provinces of Canada. On any new appointment the new Debenture Trustee must be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Debenture Trustee.
Any company into which the Debenture Trustee may be merged or, with or to which it may be consolidated, amalgamated or sold, or any company resulting from any merger, consolidation, sale or amalgamation to which the Debenture Trustee will be a party, or any company succeeding to the corporate trust business of the Debenture Trustee will be the successor Debenture Trustee under this Indenture without the execution of any instrument or any further act. Nevertheless, upon the written request of the successor Debenture Trustee or of the Corporation, the Debenture Trustee ceasing to act must execute and deliver an instrument assigning and transferring to such successor Debenture Trustee, upon the terms herein expressed, all the rights, powers and trusts of the Debenture Trustee so ceasing to act, and must duly assign, transfer and deliver all property and money held by such Debenture Trustee to the successor Debenture Trustee so appointed in its place. Should any deed, conveyance or instrument in writing from the Corporation be required by any new Debenture Trustee for more fully and certainly vesting in and confirming to it such estates, properties, rights, powers and trusts, then any and all such deeds, conveyances and instruments in writing will on request of said new Debenture Trustee, be made, executed, acknowledged and delivered by the Corporation.

15.3 Duties of Debenture Trustee
In the exercise of the rights, duties and obligations prescribed or conferred by the terms of this Indenture, the Debenture Trustee must act honestly and in good faith and exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.
15.4	Reliance Upon Declarations, Opinions, etc.
In the exercise of its rights, duties and obligations hereunder the Debenture Trustee may, if acting in good faith, rely, as to the truth of the statements and accuracy of the opinions expressed therein, upon statutory declarations, opinions, reports or certificates furnished pursuant to any covenant, condition or requirement of this Indenture or required by the Debenture Trustee to be furnished to it in the exercise of its rights and duties hereunder, if the Debenture Trustee examines such statutory declarations, opinions, reports or certificates and determines that they comply with Section 15.5, if applicable, and with any other applicable requirements of this Indenture. The Debenture Trustee may nevertheless, in its discretion, require further proof in cases where it deems further proof desirable. Without restricting the foregoing, the Debenture Trustee may rely on an opinion of Counsel satisfactory to the Debenture Trustee notwithstanding that it is delivered by a solicitor or firm which acts as solicitors for the Corporation.
15.5	Evidence and Authority to Debenture Trustee, Opinions, etc.
The Corporation must furnish to the Debenture Trustee evidence of compliance with the conditions precedent provided for in this Indenture relating to any action or step required or permitted to be taken by the Corporation or the Debenture Trustee under this Indenture or as a result of any obligation imposed under this Indenture, including without limitation, the certification and delivery of Debentures hereunder, the satisfaction and discharge of this Indenture and the taking of any other action to be taken by the Debenture Trustee at the request of or on the application of the Corporation, forthwith if and when (a) such evidence is required by any other Section of this Indenture to be furnished to the Debenture Trustee in accordance with the terms of this Section 15.5, or (b) the Debenture Trustee, in the exercise of its rights and duties under this Indenture, gives the Corporation written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.
          Such evidence will consist of:
(a)	a certificate made by any one officer or director of the Corporation, stating that any such condition precedent has been complied with in accordance with the terms of this Indenture;
(b)	in the case of a condition precedent compliance with which is, by the terms of this Indenture, made subject to review or examination by a solicitor, an opinion of Counsel that such condition precedent has been complied with in accordance with the terms of this Indenture; and
(c)	in the case of any such condition precedent compliance with which is subject to review or examination by auditors or accountants, an opinion or report of the

Auditors of the Corporation whom the Debenture Trustee for such purposes hereby approves, that such condition precedent has been complied with in accordance with the terms of this Indenture.
Whenever such evidence relates to a matter other than the certificates and delivery of Debentures and the satisfaction and discharge of this Indenture, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, engineer or appraiser or any other person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director or officer or employee of the Corporation, it must be in the form of a statutory declaration. Such evidence must be, so far as appropriate, in accordance with the immediately preceding paragraph of this Section.
Each statutory declaration, certificate, opinion or report with respect to compliance with a condition precedent provided for in the Indenture must include (a) a statement by the person giving the evidence that he has read and is familiar with those provisions of this Indenture relating to the condition precedent in question, (b) a brief statement of the nature and scope of the examination or investigation upon which the statements or opinions contained in such evidence are based, (c) a statement that, in the belief of the person giving such evidence, he has made such examination or investigation as is necessary to enable him to make the statements or give the opinions contained or expressed therein, and (d) a statement whether in the opinion of such person the conditions precedent in question have been complied with or satisfied.
The Corporation must furnish to the Debenture Trustee at any time if the Debenture Trustee reasonably so requires, its certificate that the Corporation has complied with all covenants, conditions or other requirements contained in this Indenture, the non-compliance with which would, with the giving of notice or the lapse of time, or both, or otherwise, constitute an Event of Default, or if such is not the case, specifying the covenant, condition or other requirement which has not been complied with and giving particulars of such non-compliance. The Corporation must, whenever the Debenture Trustee so requires, furnish the Debenture Trustee with evidence by way of statutory declaration, opinion, report or certificate as specified by the Debenture Trustee as to any action or step required or permitted to be taken by the Corporation or as a result of any obligation imposed by this Indenture.
15.6 Officer’s Certificates Evidence
Except as otherwise specifically provided or prescribed by this Indenture, whenever in the administration of the provisions of this Indenture the Debenture Trustee deems it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, the Debenture Trustee, if acting in good faith, may rely upon an Officer’s Certificate.
15.7 Experts, Advisers and Agents
          The Debenture Trustee may:
(a)	employ or retain and act and rely on the opinion or advice of or information obtained from any solicitor, auditor, valuer, engineer, surveyor, appraiser or other expert, whether obtained by the Debenture Trustee or by the Corporation, or otherwise, and will not be liable for acting, or refusing to act, in good faith on any such opinion or advice and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and
(b)	employ such agents and other assistants as it may reasonably require for the proper discharge of its duties hereunder, and may pay reasonable remuneration for all services performed for it (and will be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the trusts hereof and any solicitors employed or consulted by the Debenture Trustee may, but need not be, solicitors for the Corporation.
15.8 Debenture Trustee May Deal in Debentures
Subject to Sections 15.1 and 15.3, the Debenture Trustee may, in its personal or other capacity, buy, sell, lend upon and deal in the Debentures and generally contract and enter into financial transactions with the Corporation or otherwise, without being liable to account for any profits made thereby.
15.9 Investment of Monies Held by Debenture Trustee
Unless otherwise provided in this Indenture, any monies held by the Debenture Trustee, which, under the trusts of this Indenture, may or ought to be invested or which may be on deposit with the Debenture Trustee or which may be in the hands of the Debenture Trustee, may be invested and reinvested in the name or under the control of the Debenture Trustee in securities in which, under the laws of the Province of Québec, trustees are authorized to invest trust monies, provided that such securities are expressed to mature within two years or such shorter period selected to facilitate any payments expected to be made under this Indenture, after their purchase by the Debenture Trustee, and unless and until the Debenture Trustee has declared the principal of and interest on the Debentures to be due and payable, the Debenture Trustee must so invest such monies at the Written Direction of the Corporation given in a reasonably timely manner. Pending the investment of any monies as hereinbefore provided, such monies may be deposited in the name of the Debenture Trustee in any chartered bank of Canada or, with the consent of the Corporation, in the deposit department of the Debenture Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or any Province thereof at the rate of interest, if any, then current on similar deposits. The Corporation will receive the Debenture Trustee’s prevailing rate for all monies held by it, as may change from time to time.
Unless and until the Debenture Trustee has declared the principal of and interest on the Debentures to be due and payable, and except as otherwise expressly provided herein, the Debenture Trustee must pay over to the Corporation all interest received by the Debenture Trustee in respect of any investments or deposits made pursuant to the provisions of this Section.
15.10 Debenture Trustee Not Ordinarily Bound
Except as provided in Section 8.2 and as otherwise specifically provided herein, the Debenture Trustee will not, subject to Section 15.3, be bound to give notice to any person of the execution hereof, nor to do, observe or perform or see to the observance or performance by the Corporation of any of the obligations herein imposed upon the Corporation or of the covenants on the part of the Corporation herein contained, nor in any way to supervise or interfere with the conduct of the Corporation’s business, unless the Debenture Trustee has been required to do so in writing by the holders of not less than 25% of the aggregate principal amount of the Debentures then outstanding or by any Extraordinary Resolution of the Debentureholders passed in accordance with the provisions contained in Article 13, and then only after it has funded and indemnified to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.
15.11 Debenture Trustee Not Required to Give Security
The Debenture Trustee will not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of the premises.
15.12 Debenture Trustee Not Bound to Act on the Corporation’s Request
Except as in this Indenture otherwise specifically provided, the Debenture Trustee will not be bound to act in accordance with any direction or request of the Corporation until a duly authenticated copy of the instrument or resolution containing such direction or request has been delivered to the Debenture Trustee, and the Debenture Trustee will be empowered to act upon any such copy purporting to be authenticated and believed by the Debenture Trustee to be genuine.
15.13 Conditions Precedent to Debenture Trustee’s Obligations to Act Hereunder
The obligation of the Debenture Trustee to commence or continue any act, action or proceeding for the purpose of enforcing the rights of the Debenture Trustee and of the Debentureholders hereunder will be conditional upon the Debentureholders furnishing when required by notice in writing by the Debenture Trustee, sufficient funds to commence or continue such act, action or proceeding and indemnity reasonably satisfactory to the Debenture Trustee to protect and hold harmless the Debenture Trustee against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof.
None of the provisions contained in this Indenture will require the Debenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified as aforesaid.
The Debenture Trustee may, before commencing or at any time during the continuance of any such act, action or proceeding require the Debentureholders at whose instance it is acting to deposit with the Debenture Trustee the Debentures held by them for which Debentures the Debenture Trustee must issue receipts.
15.14 Authority to Carry on Business
The Debenture Trustee represents to the Corporation that at the date of execution and delivery by it of this Indenture it is authorized to carry on the business of a trust company in the Province of Québec but if, notwithstanding the provisions of this Section, it ceases to be so authorized to carry on business, the validity and enforceability of this Indenture and the securities issued hereunder will not be affected in any manner whatsoever by reason only of such event but the Debenture Trustee must, within 90 days after ceasing to be authorized to carry on the business of trust company in the Province of Québec, either become so authorized or resign in the manner and with the effect specified in Section 15.2.
15.15 Compensation and Indemnity
(a)	The Corporation must pay to the Debenture Trustee from time to time reasonable compensation for its services hereunder as agreed separately by the Corporation and the Debenture Trustee, and must pay or reimburse the Debenture Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Debenture Trustee in the administration or execution of its duties under this Indenture (including the reasonable and documented compensation and disbursements of its Counsel and all other advisers and assistants not regularly in its employ), both before any default hereunder and thereafter until all duties of the Debenture Trustee under this Indenture will be finally and fully performed. The Debenture Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust.
(b)	The Corporation hereby indemnifies and saves harmless the Debenture Trustee and its directors, officers and employees from and against any and all loss, damages, charges, expenses, claims, demands, actions or liability whatsoever which may be brought against the Debenture Trustee or which it may suffer or incur as a result of or arising out of the performance of its duties and obligations hereunder save only in the event of the gross negligent failure to act, or the wilful misconduct or bad faith of the Debenture Trustee. This indemnity will survive the termination or discharge of this Indenture and the resignation or removal of the Debenture Trustee. The Debenture Trustee must notify the Corporation promptly of any claim for which it may seek indemnity. The Corporation must defend the claim and the Debenture Trustee must co-operate in the defence. The Debenture Trustee may have separate counsel and the Corporation must pay the reasonable fees and expenses of such Counsel. The Corporation need not pay for any settlement made without its consent, which consent must not be unreasonably withheld. This indemnity will survive the resignation or removal of the Debenture Trustee or the discharge of this Indenture.
(c)	The Corporation need not reimburse any expense or indemnify against any loss or liability incurred by the Debenture Trustee through gross negligence or bad faith or breach of the Debenture Trustee’s duties hereunder.
15.16 Anti-Money Laundering
The Debenture Trustee retains the right not to act and will not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Debenture Trustee, in its sole judgment and acting reasonably, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Debenture Trustee, in its sole judgment and acting reasonably, determine at any time that its acting under this Indenture has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it will have the right to resign on 10 days’ written notice to the Corporation or any shorter period of time as agreed to by the Corporation, provided that:
(a)	The Debenture Trustee’s written notice must describe the circumstances of such non- compliance; and
(b)	if such circumstances are rectified to the Debenture Trustee’s satisfaction within such 10 day period, then such resignation must not be effective.
15.17 Acceptance of Trust
The Debenture Trustee hereby accepts the trusts in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who will from time to time be Debentureholders, subject to all the terms and conditions herein set forth.
15.18 Third Party Interests
Each party to this Indenture (in this paragraph referred to as a “representing party” hereby represents to the Debenture Trustee that any account to be opened by, or interest to hold by, the Debenture Trustee in connection with this Indenture, for or to the credit of such representing party, either (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party in which case such representing party hereby agrees to complete, execute and deliver forthwith to the Debenture Trustee a declaration, in the Debenture Trustee prescribed form or in such other form as may be satisfactory to it, as to the particulars of such third party.
15.19 Privacy
The parties acknowledge that federal and/or provincial legislation that addresses the protection of individuals’ personal information (collectively, “Privacy Laws”) applies to obligations and activities under this Indenture. Despite any other provision of this Indenture, neither party will take or direct any action that would contravene, or cause the other to contravene, applicable Privacy Laws. The Corporation must, prior to transferring of causing to be transferred personal information to the Debenture Trustee, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or must have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. The Debenture Trustee must use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws. Specifically, the Debenture Trustee agrees: (a) to have a designated chief privacy officer; (b) to maintain policies and procedures to protect personal information and to receive and respond to any privacy complaint or inquiry; (c) to use personal information solely for the purposes of providing its services under or ancillary to this Agreement and not to use it for any other purpose except with the consent of or direction from the Corporation and the individual involved; (d) not to sell or otherwise improperly disclose personal information to any third party; and (e) to employ administrative, physical and technological safeguards to reasonably secure and protect personal information against loss, theft, or unauthorized access, use of modification.
ARTICLE 16
SUPPLEMENTAL INDENTURES
16.1 Supplemental Indentures
Subject to any approval that may be required pursuant to the requirements of the Toronto Stock Exchange, from time to time the Debenture Trustee and, when authorized by a resolution of the Directors, the Corporation, may, and they must when required by this Indenture, execute, acknowledge and deliver by their proper officers deeds or indentures supplemental hereto which thereafter will form part hereof, for any one or more of the following purposes:
(a)	providing for the issuance of Additional Debentures under this Indenture;
(b)	adding to the covenants of the Corporation herein contained for the protection of the Debentureholders, or of the Debentures of any series, or providing for events of default, in addition to those herein specified;
(c)	making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder, including the making of any modifications in the form of the Debentures which do not affect the substance thereof and which in the opinion of the Debenture Trustee (relying on an opinion of Counsel) will not be prejudicial to the interests of the Debentureholders;
(d)	evidencing the succession, or successive successions, of others to the Corporation and the covenants of and obligations assumed by any such successor in accordance with the provisions of this Indenture;
(e)	giving effect to any Extraordinary Resolution passed as provided in Article 13; and
(f)	for any other purpose not inconsistent with the terms of this Indenture.
Unless this Indenture or the supplemental indenture requires the consent or concurrence of Debentureholders or the holders of a particular series of Debentures, as the case may be, by Extraordinary Resolution, the consent or concurrence of Debentureholders or the holders of a particular series of Debentures, as the case may be, will not be required in connection with the execution, acknowledgement or delivery of a supplemental indenture. The Corporation and the Debenture Trustee, without the consent or approval of the Debentureholders, may amend any of the provisions of this Indenture related to matters of United States law or the issuance of Debentures into the United States in order to ensure that such issuances can be made in accordance with applicable law in the United States. Further, the Corporation and the Debenture

Trustee may without the consent or concurrence of the Debentureholders or the holders of a particular series of Debentures, as the case may be, by supplemental indenture or otherwise, make any changes or corrections in this Indenture which it has been advised by Counsel are required for the purpose of curing or correcting any ambiguity or defective or inconsistent provisions or clerical omissions or mistakes or manifest errors contained herein or in any indenture supplemental hereto or any Written Direction of the Corporation provided for the issue of Debentures, providing that in the opinion of the Debenture Trustee (relying upon an opinion of Counsel) the rights of the Debentureholders are in no way prejudiced thereby.
ARTICLE 17
EXECUTION AND FORMAL DATE
17.1 Execution
This Indenture may be executed and delivered by facsimile and in counterparts, each of which when so executed and delivered will be deemed to be an original and such counterparts together constitute one and the same instrument and notwithstanding their date of execution they are deemed to be dated as of the date hereof.
17.2 Formal Date
For the purpose of convenience this Indenture may be referred to as bearing the formal date of •, 2010 irrespective of the actual date of execution hereof.

     IN WITNESS WHEREOF the parties hereto have executed this agreement as of the date first written above.

BORALEX INC.
By:
	Name:	•
	Title:	•

COMPUTERSHARE TRUST COMPANY OF CANADA
By:
	Name:	•
	Title:	•

By:
	Name:	•
	Title:	•

SCHEDULE “A”
FORM OF INITIAL DEBENTURE
TO THE TRUST INDENTURE BETWEEN
BORALEX INC. AND COMPUTERSHARE TRUST COMPANY OF CANADA

FORM OF INITIAL DEBENTURE
This Initial Debenture is a Global Debenture within the meaning of the Indenture herein referred to and is registered in the name of a Depositary or a nominee thereof. This Initial Debenture may not be transferred to or exchanged for Initial Debentures registered in the name of any person other than the Depositary or a nominee thereof and no such transfer may be registered except in the limited circumstances described in the Indenture. Every Initial Debenture authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, this Initial Debenture will be a Global Debenture subject to the foregoing, except in such limited circumstances described in the Indenture.
Unless this Initial Debenture is presented by an authorized representative of The CDS Clearing and Depository Services Inc. (“CDS”) to the Issuer or its agent for registration of transfer, exchange or payment, and any Initial Debenture issued in respect thereof is registered in the name of “CDS & Co.”, as nominee of CDS, or in such other name as is requested by an authorized representative of CDS (and any payment is made to CDS or to such other entity as is requested by an authorized representative of CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since as the registered holder hereof, CDS has an interest herein.

No. [2010-001]	CUSIP •
BORALEX INC.
(A CORPORATION INCORPORATED PURSUANT TO THE CANADA BUSINESS
CORPORATIONS ACT)
6.25% CONVERTIBLE UNSECURED SUBORDINATED DEBENTURE
DUE JUNE 30, 2017
BORALEX INC. (the “Corporation”) for value received hereby acknowledges itself indebted and, subject to the provisions of the Trust Indenture (the “Indenture”) dated as of •, 2010 between the Corporation and Computershare Trust Company of Canada (the “Debenture Trustee”), promises to pay to the registered holder hereof on the maturity date of this Initial Debenture, as hereinafter described, or on such earlier date as the principal amount hereof may become due in accordance with the provisions of the Indenture, the principal sum of $ • in lawful money of Canada on presentation and surrender of this Initial Debenture at the main branch of the Debenture Trustee in Montréal, Québec in accordance with the terms of the Indenture.
The maturity date (the “Maturity Date”) for the Initial Debentures will be June 30, 2017. The Initial Debentures will bear interest at the rate of 6.25% per annum, payable semi-annually, not in advance, on June 30 and December 31 in each year, the first such payment to fall due on December 31, 2010, payable after as well as before maturity and after as well as before default, with interest on amounts in default at the same rate, compounded semi-annually. The first interest payment payable on December 31, 2010 will be in the amount of $ • per $100 principal amount of Initial Debentures.

Interest hereon will be payable by cheque mailed by prepaid ordinary mail or by electronic transfer of funds to the registered holder hereof and, subject to the provisions of the Indenture, the mailing of such cheque or the sending of the electronic transfer of funds, as the case may be, will, to the extent of the sum represented thereby (plus the amount of any tax withheld), satisfy and discharge all liability for interest on this Initial Debenture.
This Initial Debenture is one of the 6.25% Convertible Unsecured Subordinated Debentures (referred to herein as the “Initial Debentures”) of the Corporation issued or issuable in one or more series under the provisions of the Indenture. The Initial Debentures authorized for issue immediately are limited to an aggregate principal amount of $226,500,000 in lawful money of Canada. However, subject to the terms of the Indenture, additional Initial Debentures may be issued pursuant to the Indenture after the date hereof. Reference is hereby expressly made to the Indenture for a description of the terms and conditions upon which the Initial Debentures are to be issued and held and the rights and remedies of the holders of the Initial Debentures and of the Corporation and of the Debenture Trustee, all to the same effect as if the provisions of the Indenture were herein set forth to all of which provisions the holder of this Initial Debenture by acceptance hereof assents.
The Initial Debentures are issuable only in denominations of $100 and integral multiples thereof. Upon compliance with the provisions of the Indenture, Initial Debentures of any denomination may be exchanged for an equal aggregate principal amount of Initial Debentures in any other authorized denomination or denominations.
The whole, or if this Initial Debenture is a denomination in excess of $100, any part which is $100 or an integral multiple thereof, of the principal of this Initial Debenture is convertible, at the option of the holder hereof, upon surrender of this Initial Debenture at the principal office of the Debenture Trustee in Montréal, Québec, at any time prior to the close of business on the Maturity Date or, if this Initial Debenture is called for redemption on or prior to such date, then up to but not after the close of business on the last Business Day immediately preceding the date specified for redemption of this Initial Debenture, into Shares (without adjustment for interest accrued hereon or for dividends or distributions on Shares issuable upon conversion) at a conversion price of $17.00 (the “Conversion Price”) per Share, being a rate of approximately 5.88235 Shares for each $100 principal amount of Initial Debentures, all subject to the terms and conditions and in the manner set forth in the Indenture. The Indenture makes provision for the adjustment of the Conversion Price in the events therein specified, including without limitation, in the event of a Cash Change of Control. No fractional Shares will be issued on any conversion but in lieu thereof, the Corporation will satisfy such fractional interest by a cash payment equal to the fractional interest multiplied by the Current Market Price of the Shares on the Date of Conversion determined in accordance with the Indenture; provided, however, that the Corporation will not be required to may any payment of less than $10.00
This Initial Debenture may be redeemed at the option of the Corporation on the terms and conditions set out in the Indenture at the redemption price therein and herein set out provided that this Initial Debenture is not redeemable before •, 2013 [NTD: the date that is 3 years from the date of issue] (the “First Call Date”) except in the event of the satisfaction of certain conditions after a Change of Control has occurred. On and after the First Call Date and before •, 2015 [NTD: the date that is 5 years from the date of issue] (the “Second Call Date”) the

Initial Debentures may be redeemed at the option of the Corporation at the redemption price equal to the principal amount of the Initial Debentures (the “Redemption Price”) provided the weighted average trading price of the Shares on the Toronto Stock Exchange for the 20 consecutive trading days ending on the fifth trading day preceding the date on which the notice of redemption is given (the “Current Market Price”) is at least 125% of the Conversion Price and in addition thereto, at the time of redemption, the Corporation will pay to the holder accrued and unpaid interest and otherwise on the terms and conditions described in the Indenture. On or after the Second Call Date, and prior to maturity, the Initial Debentures may be redeemed at the option of the Corporation at the Redemption Price, irrespective of the Current Market Price of the Shares, and, in addition thereto, at the time of redemption, the Corporation will pay to the holder accrued and unpaid interest and otherwise on the terms and conditions described in the Indenture. The Corporation may, on notice as provided in the Indenture, at its option and subject to any applicable regulatory approval, elect to satisfy its obligation to pay all or a portion of the applicable Redemption Price by the issue of that number of Freely Tradeable Shares obtained by dividing the applicable Redemption Price by 95% of the Current Market Price of the Shares on the Redemption Date.
Upon the occurrence of a Change of Control of the Corporation, the Corporation is required to make an offer to purchase all the Initial Debentures at a price equal to the principal amount of such Initial Debentures plus accrued and unpaid interest up to, but excluding, the date the Initial Debentures are so repurchased (the “Offer”). If 90% or more of the principal amount of the Initial Debentures outstanding on the date the Corporation provides notice of a Change of Control to the Debenture Trustee have been tendered for purchase pursuant to the Offer, the Corporation has the right to redeem all the remaining outstanding Initial Debentures at the same price.
If an Offer for all of the outstanding Debentures is made and 90% or more of the principal amount of all the Debentures (other than Debentures held at the date of the takeover bid by or on behalf of the Offeror, Associates or Affiliates of the Offeror or anyone acting jointly or in concert with the Offeror) are taken up and paid for by the Offeror, the Offeror will be entitled to acquire the Debentures of those holders who did not accept the Offer on the same terms as the Offeror acquired the first 90% of the principal amount of the Debentures.
The Corporation may, on notice as provided in the Indenture, at its option and subject to any applicable regulatory approval, elect to satisfy the obligation to repay all or any portion of the principal amount of this Initial Debenture due on the Maturity Date by the issue of that number of Freely Tradeable Shares obtained by dividing the principal amount of this Initial Debenture to be paid for in Shares pursuant to the exercise by the Corporation of the Share Repayment Right by 95% of the weighted average trading price of the Shares on the Toronto Stock Exchange for the 20 consecutive trading days ending on the fifth trading day preceding the Maturity Date.
The indebtedness evidenced by this Initial Debenture, and by all other Initial Debentures now or hereafter certified and delivered under the Indenture, is a direct unsecured obligation of the Corporation, and is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment of all Senior Indebtedness (including any indebtedness to trade creditors), whether outstanding at the date of the Indenture or thereafter created, incurred, assumed or guaranteed.

The principal hereof may become or be declared due and payable before the stated maturity in the events, in the manner, with the effect and at the times provided in the Indenture.
The Indenture contains provisions making binding upon all holders of Debentures outstanding thereunder (or in certain circumstances specific series of Debentures) resolutions passed at meetings of such holders held in accordance with such provisions and instruments signed by the holders of a specified majority of Debentures outstanding (or specific series), which resolutions or instruments may have the effect of amending the terms of this Initial Debenture or the Indenture.
This Initial Debenture may only be transferred, upon compliance with the conditions prescribed in the Indenture, in one of the registers to be kept at the principal office of the Debenture Trustee in Montréal, Québec and in such other place or places and/or by such other registrars (if any) as the Corporation with the approval of the Debenture Trustee may designate. No transfer of this Initial Debenture will be valid unless made on the register by the registered holder hereof or his executors or administrators or other legal representatives, or his or their mandatary duly appointed by an instrument in form and substance satisfactory to the Debenture Trustee or other registrar, and upon compliance with such reasonable requirements as the Debenture Trustee and/or other registrar may prescribe and upon surrender of this Initial Debenture for cancellation. Thereupon a new Initial Debenture or Initial Debentures in the same aggregate principal amount will be issued to the transferee in exchange hereof.
This Initial Debenture will not become obligatory for any purpose until it will have been certified by the Debenture Trustee under the Indenture.
If any of the provisions of this Initial Debenture are inconsistent with the provisions of the Indenture, the provisions of the Indenture will take precedence and will govern. Capitalized words or expressions used in this Initial Debenture, unless otherwise defined herein, have the meaning attributed thereto in the Indenture.
IN WITNESS WHEREOF BORALEX INC. has caused this Initial Debenture to be signed by its authorized representatives as of the •th day of •, 2010.

BORALEX INC.
By:
Name:
Title:

(FORM OF DEBENTURE TRUSTEE’S CERTIFICATE)
This Initial Debenture is one of the 6.25% Convertible Unsecured Subordinated Debentures due June 30, 2017 referred to in the Indenture within mentioned.
COMPUTERSHARE TRUST COMPANY OF CANADA

By:
(Authorized Officer)
(FORM OF REGISTRATION PANEL)
(No writing hereon except by Debenture Trustee or other registrar)

Signature of Debenture
Date of Registration	In Whose Name Registered	Trustee or Registrar

FORM OF ASSIGNMENT
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                      , whose address and social insurance number, if applicable, are set forth below, this Initial Debenture (or $ • principal amount hereof*) of Boralex Inc. standing in the name(s) of the undersigned in the register maintained by Boralex Inc. with respect to such Initial Debenture and does hereby irrevocably authorize and direct the Debenture Trustee to transfer such Initial Debenture in such register, with full power of substitution in the premises.

Dated:

Address of Transferee:	(Street Address, City, Province and Postal Code)

Social Insurance Number of Transferee, if applicable:

*	If less than the full principal amount of the within Initial Debenture is to be transferred, indicate in the space provided the principal amount (which must be $100 or an integral multiple thereof, unless you hold an Initial Debenture in a non-integral multiple of 100 by reason of your having exercised your right to exchange upon the making of a Debenture Offer, in which case such Initial Debenture is transferable only in its entirety) to be transferred.
1.	The signature(s) to this assignment must correspond with the name(s) as written upon the face of this Initial Debenture in every particular without alteration or any change whatsoever. The signature(s) must be guaranteed by a Canadian chartered bank or trust company or by a member of an acceptable Medallion Guarantee Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures. The Guarantor must affix a stamp bearing the actual words: “SIGNATURE GUARANTEED”.

2.	The registered holder of this Initial Debenture is responsible for the payment of any documentary, stamp or other transfer taxes that may be payable in respect of the transfer of this Initial Debenture.

Signature of Guarantor:

Authorized Officer	Signature of transferring registered holder

Name of Institution

EXHIBIT “1”
TO CDS GLOBAL DEBENTURE
BORALEX INC.
6.25% CONVERTIBLE UNSECURED SUBORDINATED DEBENTURES

Initial Principal Amount:	$•

CUSIP: •
Authorization:
ADJUSTMENTS

	Amount of	Amount of	New Principal
Date	Increase	Decrease	Amount	Authorization

SCHEDULE “B”
FORM OF REDEMPTION NOTICE
TO THE TRUST INDENTURE BETWEEN
BORALEX INC. AND COMPUTERSHARE TRUST COMPANY OF CANADA

FORM OF REDEMPTION NOTICE
BORALEX INC.
6.25% CONVERTIBLE UNSECURED SUBORDINATED DEBENTURES
REDEMPTION NOTICE

To:	Holders of 6.25% Convertible Unsecured Subordinated Debentures (the “Debentures”) of Boralex Inc. (the “Corporation”)

Note:	All capitalized terms used herein have the meaning attributed thereto in the Indenture mentioned below, unless otherwise indicated.
Notice is hereby given pursuant to Section 4.3 of the Trust Indenture (the “Indenture”) dated as of •, 2010 between the Corporation and Computershare Trust Company of Canada (the “Debenture Trustee”), that the aggregate principal amount of $• of the $• of Debentures outstanding will be redeemed as of • (the “Redemption Date”), upon payment of a redemption amount of $100 for each $100 principal amount of Debentures, being equal to the aggregate of (i) $• (the “Redemption Price”), and (ii) all accrued and unpaid interest hereon to but excluding the Redemption Date (collectively, the “Total Redemption Price”).
The Total Redemption Price will be payable upon presentation and surrender of the Debentures called for redemption at the following corporate trust office:
Computershare Trust Company of Canada
[1500 University Street, 7th Floor
Montréal, Québec, H3A 3S8]
Attention: Manager, Corporate Trust
The interest upon the principal amount of Debentures called for redemption will cease to be payable from and after the Redemption Date, unless payment of the Total Redemption Price will not be made on presentation for surrender of such Debentures at the above-mentioned corporate trust office on or after the Redemption Date or prior to the setting aside of the Total Redemption Price pursuant to the Indenture.
[Pursuant to Section 4.6 of the Indenture, the Corporation hereby irrevocably elects to satisfy its obligation to pay to the holders of Debentures $• of the Redemption Price payable to holders of Debentures in accordance with this notice by issuing and delivering to the holders that number of Freely Tradeable Shares obtained by dividing the Redemption Price by 95% of the then Current Market Price of the Shares on the Redemption Date.]
No fractional Shares will be delivered upon the exercise by the Corporation of the above-mentioned redemption right but, in lieu thereof, the Corporation will pay the cash equivalent thereof determined on the basis of the Current Market Price of Shares on the Redemption Date (less any tax required to be deducted, if any).

[In this connection, upon presentation and surrender of the Debentures for payment on the Redemption Date, the Corporation will, on the Redemption Date, make the delivery to the Debenture Trustee, at the above-mentioned corporate trust office, for delivery to and on account of the holders, of certificates representing the Freely Tradeable Shares to which holders are entitled together with the cash equivalent in lieu of fractional Shares, cash for all accrued and unpaid interest up to, but excluding, the Redemption Date, and, if only a portion of the Debentures are to be redeemed by issuing Freely Tradeable Shares, cash representing the balance of the Redemption Price.]
[Signatures on following page]

DATED:
BORALEX INC.
By:
Name:
Title:

C-1

SCHEDULE “C”
FORM OF MATURITY NOTICE
TO THE TRUST INDENTURE BETWEEN
BORALEX INC. AND COMPUTERSHARE TRUST COMPANY OF CANADA

C-2

FORM OF MATURITY NOTICE
BORALEX INC.
6.25% CONVERTIBLE UNSECURED SUBORDINATED DEBENTURES
MATURITY NOTICE

To:	Holders of 6.25% Convertible Unsecured Subordinated Debentures (the “Debentures”) of Boralex Inc. (the “Corporation”)

Note:	All capitalized terms used herein have the meaning attributed thereto in the Indenture mentioned below, unless otherwise indicated.
Notice is hereby given pursuant to Subsection 4.10(b) of the Trust Indenture (the “Indenture”) dated as of •, 2010 between the Corporation and Computershare Trust Company of Canada, as trustee (the “Debenture Trustee”), that the Debentures are due and payable as of June 30, 2017 (the “Maturity Date”) and the Corporation elects to satisfy its obligation to pay to holders of Debentures $• of the principal amount of the Debentures outstanding on the Maturity Date by issuing and delivering to the holders that number of Freely Tradeable Shares equal to the number obtained by dividing such principal amount of the Debentures by 95% of the Current Market Price of Shares on the Maturity Date.
No fractional Shares will be delivered on exercise by the Corporation of the above mentioned repayment right but, in lieu thereof, the Corporation will pay the cash equivalent thereof determined on the basis of the Current Market Price of Shares on the Maturity Date (less any tax required to be deducted, if any).
In this connection, upon presentation and surrender of the Debentures for payment on the Maturity Date, the Corporation will, on the Maturity Date, make delivery to the Debenture Trustee, at its principal corporate trust office in Montréal, Québec, for delivery to and on account of the holders, of certificates representing the Freely Tradeable Shares to which holders are entitled together with the cash equivalent in lieu of fractional Shares, cash for all accrued and unpaid interest up to, but excluding, the Maturity Date and if only a portion of the Debentures are to be repaid by issuing Freely Tradeable Shares, cash representing the balance of the principal amount and premium (if any) due on the Maturity Date.

DATED:
BORALEX INC.
By:
Name:
Title:

By:
Name:
Title:

D-1

SCHEDULE “D”
FORM OF NOTICE OF CONVERSION
TO THE TRUST INDENTURE BETWEEN
BORALEX INC. AND COMPUTERSHARE TRUST COMPANY OF CANADA

D-2

FORM OF NOTICE OF CONVERSION
CONVERSION NOTICE

TO:	BORALEX INC.

Note:	All capitalized terms used herein have the meaning attributed thereto in the Trust Indenture between Boralex Inc. and Computershare Trust Company of Canada dated •, 2010 (the “Indenture”), unless otherwise indicated.
The undersigned registered holder of 6.25% Convertible Unsecured Subordinated Debentures bearing Certificate No. • irrevocably elects to convert such Debentures (or $• principal amount thereof*) in accordance with the terms of the Indenture referred to in such Debentures and tenders herewith the Debentures, and, if applicable, directs that the Shares of Boralex Inc. issuable upon a conversion (or such other securities or property required to be delivered as provided by the terms of the Indenture) be issued and/or delivered to the person indicated below. (If Shares or other securities are to be issued in the name of a person other than the holder, all requisite transfer taxes must be tendered by the undersigned).

Dated:
(Signature of Registered Holder)
If less than the full principal amount of the Debentures, indicate in the space provided the principal amount (which must be $100 or integral multiples thereof).

NOTE:	If Shares are to be issued in the name of a person other than the holder, the signature must be guaranteed by a chartered bank, a trust company or by a member of an acceptable Medallion Guarantee Program. The Guarantor must affix a stamp bearing the actual words: “SIGNATURE GUARANTEED”.
(Print name in which Shares are to be issued, delivered and registered)

Name:

(Address)

(City, Province and Postal Code)

Name of guarantor:

Authorized signature: